UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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the Securities Exchange Act of 1934 (Amendment No.                )

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Edwards Lifesciences Corporation

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Edwards Lifesciences Corporation 2022 Notice of Annual Meeting and Proxy Statement

Edwards Lifesciences Corporation One Edwards Way Irvine, California 92614 Phone: 949.250.2500 www.edwards.com

March 22, 2022

Dear Fellow Stockholders:

On behalf of the Edwards Board of Directors, it is my pleasure to invite you to attend our 2022 Annual Meeting of Stockholders.

After another year of unprecedented challenges to communities, organizations and patients around the world, I am proud of Edwards’ continued dedication in providing innovative solutions for patients fighting cardiovascular disease and continuing to build trust among customers, colleagues and patients with the goal of improving the quality of life for our patients.

Inspired by our Credo, our employees recognize the importance and urgency in our work. In order to do the important work we do, we must attract the best and the brightest talent, which we have done by prioritizing diversity, inclusion and belonging. We continue to make strides with this purpose in mind in our actions and when we set our goals.

We continued to outperform the market in 2021 by delivering total stockholder returns of 42%, with 3-year and 5-year returns of 154% and 315%, respectively. Further, we met our financial goals with sales of $5.23 billion, representing 18% growth. Our performance is driven by the improvement of each of our four business units in 2021, leading us on a path of growth that we believe will continue.

We were able to deliver another great year of performance because we continued to execute on our patient-focused innovation strategy and focused on creating what we call the “triple win”: better outcomes for patients and improved quality of life, at a lower cost for the health-care system. Looking forward, we will continue to innovate for patients in need, which is a large group that we expect to impact significantly as our business and our offerings expand.

I look forward to reviewing our 2021 performance and our long-term growth strategy further at our Annual Meeting, which will be held virtually via webcast at www.proxydocs.com/EW, beginning at 10:00 a.m. PT on Tuesday, May 3, 2022. A replay and a transcript of the entire Annual Meeting will be made available at http://ir.edwards.com. Edwards will not hold an in-person meeting in order to ensure the health and well-being of our stockholders, employees and Board during the pandemic.

Details of the business to be conducted at the Annual Meeting are included in the attached Notice of 2022 Annual Meeting of Stockholders and Proxy Statement. Stockholders may also access the Notice of 2022 Annual Meeting of Stockholders and the Proxy Statement via the Internet at www.edwards.com.

Thank you for your continued interest in Edwards.

Sincerely,

Michael A. Mussallem

Chairman of the Board and

Chief Executive Officer

Dear Fellow Stockholders:

On behalf of the Board of Directors, I would like to thank you for your continued support of Edwards.

I am honored to continue my service as the Board’s Lead Independent Director, working alongside my fellow directors to effectively oversee and support Edwards’ long-term strategy and mission to improve the quality of life for patients around the world. Through our comprehensive evaluation and refreshment processes, Edwards maintains a qualified Board of Directors that continually works to ensure the representation of a diversity of backgrounds, skillsets and independent perspectives. At Edwards, we believe that diverse perspectives lead to better decisions; it also makes our Company more adaptable to the evolving business environment and, as a result, better prepared for our long-term success.

Our Board recognizes the importance of our sustainability initiatives and the need to provide effective oversight. We are excited about the progress made in the past year in our key focus areas of philanthropy, patient engagement, ethics and compliance, environment, and diversity and inclusion. In addition, we continued our focus on providing clear, comparable disclosure for our stakeholders in our Sustainability Report and Environmental, Health & Safety Report.

The Company and the Board take seriously our commitment to good corporate governance. With this in mind, we regularly review our governance practices in light of current issues and trends. We, along with management, engage in robust discussions with our stockholders to solicit feedback that is taken into consideration when decisions are being made in the boardroom. As part of these discussions, stockholders have helped inform many of our recent enhancements to our practices. For example, in 2021, we disclosed our EEO-1 data and relevant infographics on our website, in order to provide greater transparency on our workforce demographics and our progress in continuing to foster a culture of diversity, inclusion and belonging.

We look forward to continuing our conversations with you over the next year and thank you for your investment in Edwards.

Sincerely,

Martha H. Marsh

Lead Independent Director

EDWARDS LIFESCIENCES CORPORATION

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Date and Time	Location	Record Date
May 3, 2022	Virtual	March 9, 2022

10:00 a.m. PT

A live webcast of the Annual Meeting will be available at www.proxydocs.com/EW.

You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” on the following page for additional information.

Matters to be voted on at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”)

1.	Election of eight director nominees named in the attached Proxy Statement to serve until our next annual meeting of stockholders and until their respective successors are duly elected and qualified

2.	Approval, on an advisory basis, of the named executive officer compensation disclosed in the attached Proxy Statement

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022

4.	Consider a stockholder proposal, if properly presented at the Annual Meeting

5.	Other business as may properly come before the Annual Meeting, and any postponement or adjournment of the Annual Meeting

The Proxy Statement accompanying this notice describes each of the items of business in more detail.

Record Date: If you were a holder of record of the common stock of Edwards Lifesciences Corporation at the close of business on March 9, 2022, you are entitled to notice of, and to vote at, the Annual Meeting.

Your vote is very important. Please submit your proxy or voting instructions as soon as possible to ensure that your shares will be represented at the Annual Meeting, whether or not you expect to attend the Annual Meeting. Stockholders may participate in the Annual Meeting by logging in at www.proxydocs.com/EW. Please see “Virtual Annual Meeting” below for additional information regarding participation in the virtual meeting.

List of Stockholders: A list of stockholders as of the record date for the Annual Meeting may be accessed during the virtual meeting by following the instructions you receive via email after you register in advance of the meeting. Instructions on viewing the list of stockholders will be provided to you approximately one hour prior to the start of the Annual Meeting.

How to Vote Your Shares

By Internet Go to www.proxypush.com/EW and follow the instructions	By Telephone Call 1-866-892-1604 and follow the instructions

By Mail Complete, sign, date, and return your proxy card or voting instruction form in the envelope provided	In Person (Virtual) Attend our Annual Meeting, which will be conducted virtually, via live webcast, and vote online; see “Virtual Annual Meeting” for more information

By Order of the Board of Directors,

Linda J. Park

Vice President, Associate General Counsel, and Corporate Secretary

March 22, 2022

Important notice regarding the availability of proxy materials for our 2022 Annual Meeting of Stockholders to be held on May 3, 2022:

Our Proxy Statement and 2021 Annual Report to stockholders are available on the Internet at

www.proxydocs.com/EW.

Edwards Lifesciences Corporation  ◾   One Edwards Way, Irvine, CA 92614  ◾   www.edwards.com

VIRTUAL ANNUAL MEETING

The Annual Meeting will be held in a virtual-only meeting format, via live video webcast that will provide stockholders with the ability to participate in the Annual Meeting, vote their shares and ask questions. In consideration of the pandemic, we are implementing a virtual-only meeting format to enhance stockholder access to the Annual Meeting. We believe that the virtual-only meeting format will give stockholders the opportunity to exercise the same rights as if they had attended an in-person meeting and believe that these measures will enhance stockholder access and encourage participation and communication with our Board of Directors and management. A replay and a transcript of the entire Annual Meeting will be made available at http://ir.edwards.com.

ATTENDANCE AT THE VIRTUAL ANNUAL MEETING

•

Only stockholders of record and beneficial owners of shares of our common stock as of the close of business on March 9, 2022, the record date, may attend and participate in the Annual Meeting, including voting and asking questions during the virtual Annual Meeting. You will not be able to attend the Annual Meeting physically in person.

•

In order to attend the Annual Meeting, you must register in advance of the meeting at www.proxydocs.com/EW. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Annual Meeting and to vote and submit questions during the Annual Meeting.

As part of the registration process, you must enter the control number located on your proxy card, voting instruction form, or Notice of Internet Availability. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to enter your uniquely assigned control number at www.proxydocs.com/EW as part of the registration process.

•

If you were a stockholder as of the close of business on March 9, 2022, the record date, you may vote shares held in your name as the stockholder of record or shares for which you are the beneficial owner but not the stockholder of record electronically during the Annual Meeting through the online virtual annual meeting platform by following the instructions provided when you log onto the online virtual annual meeting platform.

•

On the day of the Annual Meeting, Tuesday, May 3, 2022, stockholders may begin to log onto the virtual-only Annual Meeting beginning at 9:50 a.m. local (Pacific) time, and the Annual Meeting will begin promptly at 10:00 a.m. local (Pacific) time. Please allow ample time for online login.

•

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting or submitting questions, you may call the technical support number that will be posted in your instruction email.

QUESTIONS AT THE VIRTUAL ANNUAL MEETING

•

Stockholders of record and beneficial owners as of the close of business on March 9, 2022, the record date, will have the ability to submit questions before and during the Annual Meeting. During a designated question and answer period at the Annual Meeting, we will respond to appropriate questions submitted by stockholders.

•

We will respond to as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be published and addressed on our website following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references which are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON.

This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements contained in this Proxy Statement to be covered by the safe harbor provisions of such Acts. Some statements other than statements of historical fact in this Proxy Statement or referred to or incorporated by reference into this Proxy Statement are “forward-looking statements” for purposes of these sections. These statements include, among other things, the continued impact of the pandemic on our business, any predictions, opinions, expectations, plans, strategies, objectives and any statements of assumptions underlying any of the foregoing relating to our current and future business and operations, including, but not limited to, financial matters, development activities, clinical trials and regulatory matters, manufacturing and supply operations, and product sales and demand. These statements can sometimes be identified by the use of the forward-looking words, such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “should,” “anticipate,” “plan,” “goal,” “continue,” “seek,” “pro forma,” “forecast,” “intend,” “guidance,” “optimistic,” “aspire,” “confident,” other forms of these words, or similar words or expressions or the negative thereof. Statements of past performance, efforts or results about which inferences or assumptions may be made can also be forward-looking statements and are not indicative of future performance or results; these statements can be identified by the use of words such as “preliminary,” “initial,” “diligence,” “industry-leading,” “compliant,” “indications,” or “early feedback” or other forms of these words or similar words or expressions or the negative thereof. These forward-looking statements are subject to substantial risks and uncertainties that could cause our results or future business, financial condition, results of operations, or performance to differ materially from our historical results or experiences or those expressed or implied in any forward-looking statements contained in this Proxy Statement. These risks and uncertainties include, but are not limited to: uncertainties regarding the severity and duration of the pandemic and its impact on our business and the economy generally; clinical trial or commercial results or new product approvals and therapy adoption; inability or failure to comply with applicable regulations; unpredictability of product launches; competitive dynamics; changes to reimbursement for our products; our success in developing new products and avoiding manufacturing and quality issues; the impact of currency exchange rates; the timing or results of research and development and clinical trials; unanticipated actions by the U.S. Food and Drug Administration and other regulatory agencies; unexpected impacts or expenses resulting from litigation or internal or government investigations; and other risks listed in Edwards’ Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and our subsequent reports filed with the U.S. Securities and Exchange Commission, to which your attention is directed. These forward-looking statements speak only as of the date on which they are made and we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of the statement. If we do update or correct one or more of these statements, investors and others should not conclude that we will make additional updates or corrections.

Edwards, Edwards Lifesciences, the stylized E logo, ALLIANCE, CLASP, Edwards SAPIEN, Edwards SAPIEN 3, Edwards SAPIEN 3 Ultra, Edwards SAPIEN X4, INSPIRIS, INSPIRIS RESILIA, KONECT, KONECT RESILIA, MITRIS, MITRIS RESILIA, PROGRESS, RESILIA, SAPIEN, SAPIEN 3, SAPIEN 3 Ultra, SAPIEN X4 and The EARLY TAVR Trial are trademarks of Edwards Lifesciences Corporation. All other trademarks are the property of their respective owners.

PROXY SUMMARY

This summary contains highlights about Edwards Lifesciences Corporation and its upcoming 2022 Annual Meeting of Stockholders (the “Annual Meeting”). This summary does not contain all of the information that you should consider. Please read the entire Proxy Statement prior to voting.

2022 Annual Meeting of Stockholders
Date and Time	Location	Record Date

May 3, 2022	Virtual	March 9, 2022

10:00 a.m. PT

A live webcast of the Annual Meeting will be available at www.proxydocs.com/EW.

You will not be able to attend the Annual Meeting in person. Please see “Virtual Annual Meeting” for additional information.

If you were a holder of record of the common stock of Edwards at the close of business on March 9, 2022, you are entitled to notice of, and to vote at, the Annual Meeting.

STOCKHOLDER VOTING MATTERS (Page 1)

Proposal		Board’s Voting Recommendation

Proposal 1:	Election of Directors	FOR each nominee

Proposal 2:	Advisory Vote to Approve Named Executive Officer Compensation	FOR

Proposal 3:	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

Proposal 4:	Stockholder Proposal for an Advisory Vote to Reduce the Share Ownership Threshold to Call a Special Meeting	✗ AGAINST

Edwards Lifesciences Corporation	2022 Proxy Statement	i

BOARD OF DIRECTOR NOMINEES (Page 5)

The Board of Directors (the “Board”) has selected the following eight persons as its nominees for election for a one-year term to the Board at the Annual Meeting. The following chart provides key information on each of our director nominees as of the date of this Proxy Statement. Each director nominee was elected as a director at our annual meeting held on May 4, 2021, to hold office until the next annual meeting.

				Committee Memberships

Name	Age	Director Since	Independent	Audit Committee*	Compensation and Governance Committee	Other Public Company Boards

Kieran T. Gallahue Former Chairman and CEO, CareFusion Corporation	58	2015	Yes			2†

Leslie S. Heisz Former Managing Director, Lazard Frères & Co	61	2016	Yes			2

Paul A. LaViolette Managing Partner and COO, SV Health Investors LLC	64	2020	Yes			2

Steven R. Loranger Former Chairman, President and CEO ITT Corporation	70	2016	Yes			1

Martha H. Marsh** Retired President and CEO, Stanford Hospital & Clinics	73	2015	Yes			1

Michael A. Mussallem Chief Executive Officer and Chairman, Edwards Lifesciences Corporation	69	2000	No			0

Ramona Sequeira President of the U.S. Business Unit and Global Portfolio Commercialization, Takeda Pharmaceuticals USA, Inc.	56	2020	Yes			0

Nicholas J. Valeriani Former CEO, West Health Institute Former EVP, Johnson & Johnson	65	2014	Yes			1

*	Each member of the Audit Committee is an audit committee financial expert

**	Lead Independent Director

C	Chairperson

†	Intersect ENT, Inc. is undergoing acquisition by Medtronic plc.

ii	Edwards Lifesciences Corporation	2022 Proxy Statement

Our Board strives to maintain a highly independent, balanced and diverse group of directors that collectively possesses the expertise to ensure effective oversight of management. Our director nominees are:

Diverse Range of Qualifications and Skills Represented by Our Directors

Medical Technology Industry Experience	International Executive Experience	Corporate Governance

Regulatory and Compliance	Senior Leadership	Operations Management

Innovation and Technology	Risk Management	Risk Oversight

Finance and Financial Industry	Human Capital Resources	Financial Reporting

IT and Cybersecurity	Corporate Strategy	Corporate Responsibility

Edwards Lifesciences Corporation	2022 Proxy Statement	iii

CORPORATE GOVERNANCE HIGHLIGHTS (Page 12)

Our commitment to good corporate governance practices and accountability to stockholders is described below.

WHAT WE DO

Special stockholders’ meetings can be called by stockholders owning at least 15% of our outstanding shares

Proxy access right to permit a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least 3 years, to nominate up to the greater of 2 directors or 20% of our Board for inclusion in our annual meeting proxy statement

Annual election of directors

Ongoing Board refreshment and director skill set aligned with corporate strategy

Majority vote standard in uncontested elections, with director resignation policy

Independent Board, all but our Chief Executive Officer

Commitment to Board diversity

Executive session of independent directors held at each regularly scheduled Board and committee meeting

Lead Independent Director provides strong independent leadership of our Board

Retirement policy for directors

Annual Board and committee self-evaluations and peer reviews

Encourage continuing director education with designated annual reimbursement policy

Formal director orientation and continuing education program

Nonemployee directors expected to own Edwards’ stock equal to $500,000 and also hold 50% of net shares received upon vesting or exercise of equity awards until Board service ends

Senior management succession planning considered at each regularly scheduled Board meeting

Active stockholder outreach and engagement

Robust code of ethics in our Global Business Practice Standards

Active Board oversight of enterprise risks and risk management

Dedicated Board oversight and annual disclosure of our sustainability practices

“Clawback” policy for performance-based compensation

WHAT WE DON’T DO

✗	No pledging or hedging of Edwards’ securities by members of the Board, employees with a title of “vice president” equivalent or above, and any other employees designated as “Designated Insiders” under our insider trading policy

✗	No stockholder rights plan (“poison pill”)

✗	No supermajority voting provisions in our organizational documents

iv	Edwards Lifesciences Corporation	2022 Proxy Statement

ACTIVE STOCKHOLDER ENGAGEMENT PROGRAM (Page 12)

Edwards’ Board and management are committed to engaging with Edwards’ stockholders and incorporating feedback into their decision-making processes. Throughout the year, our CEO, CFO, and Vice President of Investor Relations meet, by phone and face-to-face, with current and prospective stockholders to discuss Edwards’ strategy, business, and financial results. Our CFO, Corporate Secretary, and Vice President of Investor Relations, and our Lead Independent Director, when appropriate, engage stockholders to solicit their views and feedback on issues that matter most to our stockholders, including, among other things, corporate governance, compensation, sustainability, corporate social responsibility, human capital management, diversity, inclusion and belonging, succession planning, and other related matters. During this past outreach season, which occurred from November to December 2021, we also discussed the effects of the pandemic on the Company and the Company’s response. Stockholder feedback is shared with the Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between stockholders and the Board, and provides additional transparency to our stockholders. Since the 2021 annual meeting of stockholders, we contacted our top stockholders representing approximately 50% of our outstanding shares and engaged with stockholders representing approximately 34% of our outstanding shares.

Over time, we have amended our Charter and Bylaws to adopt various stockholder rights and to align our corporate governance practices with our stockholders’ interests.

Topic	Action Taken in Response to Stockholder Feedback

Right to Call Special Meetings

•  Amended our Bylaws to permit stockholders to call a special meeting

•  In response to a non-binding stockholder proposal requesting the right to act by written consent, engaged with stockholders representing over 50% of shares then outstanding to better understand investor views and, in response to feedback received, reduced the minimum ownership threshold to call a special meeting from 25% to 15%

Proxy Access	• Amended our Bylaws to provide for proxy access at 3% and 3-year ownership and holding period duration thresholds

Disclosure of EEO-1 Data	• Disclosed our EEO-1 data and relevant infographics on our website

Lead Independent Director Responsibilities	• Expanded the role of the Presiding Director position, and, in light of the additional responsibilities, designated the position, Lead Independent Director

Declassified Board	• Amended our Charter to eliminate the classified board

No Supermajority Voting	• Amended our Charter to eliminate supermajority voting

Poison Pill	• Did not renew poison pill when it expired in March 2010

Majority Voting in Director Elections	• Amended our Bylaws to provide for majority voting in uncontested director elections

Edwards Lifesciences Corporation	2022 Proxy Statement	v

CORPORATE SOCIAL RESPONSIBILITY (Page 18)

At Edwards, our commitment to corporate responsibility and sustainability is foundational, and expressed in the words of our Credo: “Through our actions, we will become trusted partners with customers, colleagues and patients—creating a community unified in its mission to improve the quality of life around the world. Our results will benefit customers, patients, employees and shareholders.” Our Compensation and Governance Committee of the Board (the “Compensation and Governance Committee”) maintains formal oversight responsibilities for our Sustainability program, with regular discussions at meetings of the full Board. More details on our sustainability approach and performance can be found in our Sustainability Report posted on our website at www.edwards.com/sustainability.

We were recognized by numerous organizations for our sustainability practices in 2021, some of which are highlighted below:

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For the second consecutive year, Edwards appeared on Barron’s fourth annual list of the 100 Most Sustainable Companies in the United States. Significant performance indicators included increased efforts to mitigate our impact on the environment, as well as initiatives undertaken to bolster employee welfare, community health and customer satisfaction.

•

For the fifth consecutive year, Edwards was named one of America’s Most JUST Companies by Forbes and JUST Capital. This is an evaluation of the largest publicly traded U.S. companies, which are ranked on the issues Americans care about most.

•

Edwards was named as one of the Management Top 250 by the Wall Street Journal in partnership with the Drucker Institute for the fifth year in a row—listed #24 out of 846 companies ranked according to their overall effectiveness of “doing the right things well.” The evaluation aims to recognize firms that are particularly good at balancing a wide range of competing management priorities. Edwards achieved high marks in all five dimensions of corporate performance: Customer Satisfaction, Employee Engagement and Development, Innovation, Social Responsibility and Financial Strength.

•

In its inaugural ranking of the World’s Top Female-Friendly Companies, Forbes ranked Edwards #27 out of 300 companies included in the list. Forbes’ partner, Statista, surveyed 85,000 women in 40 countries. Respondents were asked to rate their employers on criteria such as pay equity and parental leave, and asked women to assess how companies use their platforms and marketing messages. They also assessed female representation at the executive and board levels.

•

Edwards was again a constituent of the DJSI ESG World and North America Indices—the Dow Jones Sustainability World index tracks the performance of the top 10% of the 2,500 largest companies in the S&P Global Broad Market Index that lead the field in sustainability.

EXECUTIVE COMPENSATION (Page 25)

Executive Summary.    Edwards is the global leader in patient-focused medical innovations for structural heart disease and critical care monitoring. Driven by a passion to help patients, we partner with the world’s leading clinicians and researchers and invest in research and development to transform care for those impacted by structural heart disease or who require hemodynamic monitoring in the hospital setting.

Pay-for-Performance Philosophy.    The Compensation and Governance Committee strives to create a pay-for-performance culture and strongly believes that executive compensation should be tied not only to performance, but also directly to the successful implementation of our long-term corporate strategy. As a direct result of our strategy, we have introduced therapies such as transcatheter aortic valve replacement, novel resilient surgical heart valves and noninvasive advanced hemodynamic monitoring. Successfully managing our business in a challenging, highly regulated, dynamic environment requires talented and energetic leaders who champion our strategy and deliver on our commitments.

2021 Financial and Operating Performance.    Following the outbreak of COVID through the 2021 fiscal year, we continued to remain fully committed to our patient-focused innovation strategy, and our teams were relentless in doing the right thing for patients. Guided by our Credo, our priorities during the pandemic have been to protect the health and well-being of our employees, to continue to serve our patients, hospitals and clinical partners, and to support our communities.

Our financial results and operating performance in 2021 were significantly impacted by the pandemic. Procedure rates were highly variable around the globe, leading to a decline in sales compared to expectations. Treatments were delayed due to hospital prioritization of COVID patients, hospital staffing shortages and patients deferring treatment. Although we

vi	Edwards Lifesciences Corporation	2022 Proxy Statement

saw recovery during 2021, we faced significant headwinds in December 2021 due to a surge in COVID outbreaks, and our financial performance was below original expectations. Despite the impact of the pandemic, 2021 was a year of significant milestones and investments for Edwards. Our total sales for fiscal year 2021 were $5.2 billion, an increase in underlying revenue growth for the year of approximately 18% over the prior year. We achieved 19% growth in adjusted earnings per share while also increasing R&D by 19%.1 The significant increase in R&D and infrastructure investments in fiscal 2021 helped strengthen our longer-term outlook. Our total stockholder return for the year was 42%.

Even with the challenges we faced during the global pandemic, we continued to make important progress on future advancements for patients:

•

Invested in increasing disease and therapy awareness, pursued further therapy expansion, and advanced new technologies in transcatheter aortic valve replacement. We completed enrollment in EARLY TAVR, a pioneering pivotal trial studying the treatment of severe aortic stenosis (AS) patients before their symptoms develop. Separately, we initiated enrollment in our PROGRESS pivotal trial for moderate AS patients and we received FDA approval for our ALLIANCE pivotal trial to study our next generation TAVR technology, SAPIEN X4;

•

Achieved our significant 2021 milestones in transcatheter mitral and tricuspid therapies, as we continued to make meaningful progress on advancing our three key value drivers: a portfolio of pioneering therapies for patients, positive pivotal trial results to support approvals and adoption, and favorable real-world clinical outcomes;

•

Extended our leadership in surgical aortic valves through the continued adoption of our newest technologies, INSPIRIS RESILIA aortic valve, KONECT RESILIA aortic tissue valved conduit, and the launch of our MITRIS RESILIA valve; and

•	Advanced leadership in critical care with the continued introduction of advanced monitoring technology and smart recovery algorithms for patients.

Stock Performance.    As a general indicator of our pay-for-performance culture, the Compensation and Governance Committee considers how Edwards’ cumulative total return to stockholders (“TSR”) compares to both the S&P 500 Index and the S&P Healthcare Equipment Select Industry Index (the “SPSIHE”). The table below illustrates our 5-year cumulative TSR on common stock with the cumulative total returns of the S&P 500 Index and the SPSIHE.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

*

$100 invested at market close on December 31, 2016 in stock or index, including reinvestment of dividends. The stock price performance included in this graph is not necessarily indicative of future stock price performance.

[1]	“Underlying growth rate” and “adjusted earnings per share” are non-GAAP items. Refer to Appendix A for reconciliation to the most directly comparable GAAP financial measures.

Edwards Lifesciences Corporation	2022 Proxy Statement	vii

2021 Annual Incentive Plan Outcomes and Long-Term Incentives.    The Company’s Annual Incentive Plan has historically consisted of three elements:

•	the corporate financial measurement (based on underlying revenue growth, adjusted net income and adjusted free cash flow targets),
•	the Key Operating Drivers (“KODs”) (quantifiable strategic milestones that include financial objectives and are tracked using a points system across our entire organization), and
•	individual performance.

The KODs contemplate near and long-term objectives of our multi-year strategy, and the KODs are how we translate these strategic goals into quantifiable metrics to be achieved in any given year, holding all employees, including executives, accountable for the Company’s and their own performance. Approximately 25% of the KODs include a financial component.

In January 2021, due to the impacts of, and the circumstances surrounding, the pandemic and the considerations discussed in “2021 Annual Incentive Plan” on page 29 of this Proxy Statement, the Board of Directors applied discretion and approved using the KOD results as the primary mechanism to determine 2020 Annual Incentive Plan payouts across the entire organization. As a result of the expected continued impact of the pandemic in fiscal year 2021, after review and input from the Compensation Consultant and other advisors, the Board determined that it was also appropriate to use the results of the KOD achievement as the primary mechanism to determine 2021 annual incentive payouts.

In February 2022, the Board of Directors approved the 2021 KOD achievement at 116% of target, from which the Board applied negative discretion of 20 points for the CEO and 10 points for the other named executive officers due to issues related to the compliance program in Japan. As a result, our cash incentive plan funded at 96% for the CEO and 106% for the other named executive officers, and each individual’s performance was also taken into account for the final calculation of the annual cash incentive payment for 2021. See “Elements of Compensation—Annual Cash Incentive Payment” below for additional information regarding the annual cash incentive payment. The Performance-Based Restricted Stock Units (“PBRSU”) that vested in 2021 were granted in 2018 and measured performance based on Edwards’ TSR over a three-year period compared to that of companies in a subset of the SPSIHE, as discussed in more detail under “Compensation Discussion and Analysis” below. These PBRSUs paid out at 175% of the targeted vesting level. Edward’s TSR over this three-year period was 154%.

For 2022, we expect to return to our historical practice of funding our cash incentive plan based on financial measures, with KODs and individual performance used to modify payouts.

viii	Edwards Lifesciences Corporation	2022 Proxy Statement

COMPENSATION PROGRAM HIGHLIGHTS (Page 32)

Compensation Program Highlights.    The Compensation and Governance Committee believes that its executive compensation and benefits philosophy and objectives have resulted in programs that align executives with stockholder interests.

WHAT WE DO

Pay-for-Performance. Approximately 91% of the target total direct compensation of our CEO, and an average of 79% of the target total direct compensation of our other NEOs, was performance-based in 2021.

Linkage Between Performance Measures and Strategic Imperatives. Performance measures for incentive compensation are linked to our Strategic Imperatives through achievement of KODs and are designed to create long-term stockholder value and hold executives accountable for their individual and Edwards’ performance.

Performance-Based Equity. Our PBRSUs vest based on our relative TSR over a three-year period.

Minimum Three-Year Vesting. Equity compensation is structured to vest over a minimum period of three years, subject to limited exceptions.

Robust Executive Stock Ownership Guidelines with Holding Period Requirements. Executives are required to hold Edwards’ stock with a value not less than six-times salary for our CEO and three-times salary for each other NEO. Fifty percent of net shares received as equity compensation must be retained until the guideline has been met.

CEO Stock Ownership. Our CEO far exceeds his six-times salary ownership guideline and has continued to increase his ownership of Edwards’ stock each year.

Modest Perquisites. We provide modest perquisites and have a business rationale for the perquisites that we do provide.

“Double Trigger” in the Event of a Change in Control. Severance benefits are paid, and equity compensation awarded starting in May 2015 accelerates in connection with a severance, only upon a “double trigger” in connection with a change in control (meaning a termination of the executive’s employment is required, in addition to the occurrence of a change in control, in order for the benefits to be triggered).

Use of Tally Sheets. The Compensation and Governance Committee annually reviews summaries of prior and potential future compensation levels (referred to as “tally sheets”) when making compensation decisions.

“Clawback” Policy. We maintain a recoupment policy for performance-based compensation.

Independent Compensation Consultant. The Compensation and Governance Committee engages an independent compensation consulting firm that provides us with no other services.

WHAT WE DON’T DO

✗	No excise tax gross-ups for executive officers.

✗	No repricing or buyout of underwater stock options.

✗	No pledging of Edwards’ securities by members of the Board, employees with a title of “vice president” equivalent or above, and any other employees designated as “Designated Insiders” under our insider trading policy.

✗	No hedging of Edwards’ securities by members of the Board, employees with a title of “vice president” equivalent or above, and any other employees designated as “Designated Insiders” under our insider trading policy.

We ALIGN executive compensation with the interests of our stockholders.	We DESIGN executive compensation programs to avoid excessive risk and foster long-term value creation.	We ADHERE to strong executive compensation and corporate governance practices.

Edwards Lifesciences Corporation	2022 Proxy Statement	ix

EDWARDS LIFESCIENCES CORPORATION

PROXY STATEMENT FOR THE

2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL MEETING AND VOTING INFORMATION

Our Board is soliciting your proxy for use at the Annual Meeting to be held at 10:00 a.m. PT, on Tuesday, May 3, 2022, which will be conducted virtually, via live webcast.

Unless the context otherwise requires, references in this Proxy Statement to “Edwards,” “the Company,” “we,” “our,” “us,” and similar terms refer to Edwards Lifesciences Corporation, a Delaware corporation.

Important Notice Regarding the Availability of Proxy Materials for Our 2022 Annual Meeting of Stockholders to be Held on May 3, 2022

We are pleased to take advantage of U.S. Securities and Exchange Commission (the “SEC”) rules that allow us to furnish our proxy materials, including our 2021 Annual Report and this Proxy Statement (together, the “Proxy Materials”), over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the Proxy Materials. The Notice contains instructions on how to access those documents over the Internet and how to submit your proxy via the Internet. The Notice also contains instructions on how to request a paper copy of the Proxy Materials. All stockholders who do not receive the Notice will receive a paper copy of the Proxy Materials by mail or an electronic copy of the Proxy Materials by e-mail. This process allows us to provide our stockholders with the information they need in a more timely manner, while reducing the environmental impact and lowering the costs of printing and distributing the Proxy Materials. This Proxy Statement and our 2021 Annual Report are available at https://ir.edwards.com/financials/annual-reports-proxies/default.aspx.

The Notice and the Proxy Materials are first being made available to stockholders on or about March 22, 2022.

Voting Matters and the Recommendations of the Board

The items of business scheduled to be voted on at the Annual Meeting and our Board’s recommendation on each item are as follows:

Proposal		Board’s Voting Recommendation

Proposal 1.	Election of Directors	FOR each nominee

Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation	FOR

Proposal 3.	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR

Proposal 4.	Stockholder Proposal for an Advisory Vote to Reduce the Share Ownership Threshold to Call a Special Meeting	✗ AGAINST

Stockholders will also be asked to consider and transact such other business as may properly come before the Annual Meeting or any postponement or adjournment thereof. Pursuant to our Bylaws, the chairman of the Annual Meeting will determine whether any business proposed to be brought before the Annual Meeting has been properly presented. If the chairman determines that the business was not properly brought before the Annual Meeting, the chairman will declare at the Annual Meeting that such business was not properly brought and such business will not be transacted.

Edwards Lifesciences Corporation	2022 Proxy Statement	1

GENERAL MEETING AND VOTING INFORMATION

Record Date and Stockholders List

The Board has fixed the close of business on March 9, 2022 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders of record entitled to vote at the Annual Meeting will be available for inspection by any stockholder, for any purpose germane to the meeting, during normal business hours, for a period of 10 days prior to and including the date of the Annual Meeting, at our corporate headquarters located at One Edwards Way, Irvine, California 92614. If you register in advance to attend the Annual Meeting, a list of stockholders as of the record date for the Annual Meeting also may be accessed during the virtual meeting by following the instructions received via email after you register for the meeting. Instructions on viewing the list of stockholders will be provided approximately one hour prior to the start of the Annual Meeting.

How to Attend

The Annual Meeting will be held on Tuesday, May 3, 2022 at 10:00 a.m. PT in a virtual-only meeting format, via live video webcast. To ensure the health and well-being of our stockholders, employees and Board during the pandemic, we have determined that the Annual Meeting will be held solely in a virtual meeting format via the Internet. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/EW and registering in advance of the meeting. See “Virtual Annual Meeting” above following the Notice of 2022 Annual Meeting of Stockholders for further information.

Who Can Vote

You are entitled to vote your shares at the Annual Meeting if our records show that you held your shares as of the close of business on the record date, March 9, 2022. At the close of business on that date, 621,316,637 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. We have no other class of voting securities outstanding. Each stockholder is entitled to one vote per share on each proposal to be voted upon at the Annual Meeting.

How to Vote

You may hold Edwards’ shares in multiple accounts and therefore receive more than one set of the Proxy Materials. To ensure that all of your shares are voted, please submit your proxy or voting instructions for each account for which you have received a set of the Proxy Materials.

Shares Held of Record.    If you hold your shares in your own name as a holder of record with our transfer agent, Computershare, you may authorize that your shares be voted at the Annual Meeting in one of the following ways:

By Internet	If you received the Notice or a printed copy of the Proxy Materials, follow the instructions in the Notice or on the proxy card.

By Telephone	If you received a printed copy of the Proxy Materials, follow the instructions on the proxy card.

By Mail	If you received a printed copy of the Proxy Materials, complete, sign, date, and mail your proxy card in the enclosed, postage-prepaid envelope.

In Person (Virtual)

You may also vote virtually while attending the meeting through www.proxydocs.com/EW. To attend the Annual Meeting and vote your shares, you must register for the Annual Meeting in advance of the meeting and provide the control number located on your Notice or proxy card. See “Virtual Annual Meeting” above following the Notice of 2022 Annual Meeting of Stockholders for further information.

Shares Held in Street Name.    If you hold your shares through a broker, bank or other nominee (that is, in street name), you will receive instructions from your broker, bank or nominee that you must follow in order to submit your voting instructions and have your shares voted at the Annual Meeting. If you want to vote virtually during the Annual Meeting, you may be required to obtain a legal proxy from your broker, bank or other nominee, and you must also register in advance of the meeting at www.proxydocs.com/EW.

Shares Held in Our 401(k) Plan.    If you participate in the Edwards Lifesciences Corporation 401(k) Savings and Investment Plan or the Edwards Lifesciences Technology Sarl Retirement Savings Plan, you will receive a request for voting instructions

2	Edwards Lifesciences Corporation	2022 Proxy Statement

GENERAL MEETING AND VOTING INFORMATION

with respect to the shares allocated to your plan account. You are entitled to direct the plan trustee how to vote your plan shares. If the plan trustee does not receive voting instructions for shares in your plan account, the shares attributable to your account will be voted in the same proportion as the allocated shares for which voting instructions have been received.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described above so that your vote will be counted if you later decide not to attend or are unable to attend the Annual Meeting.

Deadline to Vote

If you are a stockholder of record, your proxy must be received by telephone or the Internet prior to the start of the meeting in order for your shares to be voted at the Annual Meeting. If you are a stockholder of record and you received a printed copy of the Proxy Materials, you may instead mark, sign, date and return the enclosed proxy card, which must be received before the polls close at the Annual Meeting.

If you hold your shares in street name through a broker, bank or other nominee, please follow the instructions provided by the broker, bank or other nominee who holds your shares. If you hold shares in one of our 401(k) plans, to allow sufficient time for voting by the plan trustees, your voting instructions must be received by telephone or the Internet by 11:59 p.m. ET on April 28, 2022.

Appointment of Proxies

The Board has appointed Martha H. Marsh and Michael A. Mussallem to serve as proxy holders to vote your shares according to the instructions you submit. If you properly submit a proxy, but do not indicate how you want your shares to be voted on one or more items, your shares will be voted on such items in accordance with the recommendations of our Board, as set forth above under “Voting Matters and the Recommendations of the Board.” With respect to any other matter properly presented at the Annual Meeting, your proxy, if properly submitted, gives authority to the proxy holders to vote your shares on such matter in accordance with their best judgment.

Revocation of Your Proxy

If you are a holder of record, you may revoke your proxy at any time before it is voted at the Annual Meeting by delivering written notice of revocation to the Corporate Secretary of the Company by submitting a subsequently dated proxy by mail, telephone or the Internet in the manner described above under “How to Vote,” or by attending the Annual Meeting and voting during the Annual Meeting virtually. Attendance at the Annual Meeting will not itself revoke an earlier submitted proxy. If you hold your shares in street name, you must follow the instructions provided by your broker, bank or nominee to revoke your voting instructions, or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares at the Annual Meeting, by participating in the Annual Meeting virtually.

Any change to your proxy or voting instructions that is provided by telephone or the Internet must be submitted prior to the Annual Meeting, except that if you are voting shares held in one of our 401(k) plans, the deadline is 11:59 p.m. ET on April 28, 2022.

Broker Voting

Certain brokers holding shares of record for their customers are entitled to vote on certain routine matters, such as the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm (Proposal 3), without instructions from their customers. However, these brokers are generally not entitled to vote on non-routine matters, including the election of directors, matters relating to equity compensation plans or executive compensation, and certain corporate governance proposals, unless their customers submit voting instructions. If you hold your shares in street name through a broker and the broker does not receive your voting instructions, the broker will not be permitted to vote your shares in its discretion on any of the proposals at the Annual Meeting other than the proposal to ratify the appointment of PwC (Proposal 3). If you do not submit voting instructions and your broker votes your shares on Proposal 3 in its discretion, your shares will constitute “broker non-votes” on each of the other proposals.

Edwards Lifesciences Corporation	2022 Proxy Statement	3

GENERAL MEETING AND VOTING INFORMATION

Quorum

The presence at the Annual Meeting, in person or by proxy, of holders of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum to transact business at the Annual Meeting. Shares represented at the Annual Meeting are counted toward a quorum even if the holder of such shares abstains from voting. Shares held through brokers are not counted toward a quorum unless the broker has authority to vote, and votes such shares, upon at least one matter at the Annual Meeting.

Vote Required on Proposals

The following summary describes the vote required to approve each of the proposals at the Annual Meeting.

Voting Item		Vote Standard	Treatment of Abstentions and Broker Non-Votes

Proposal 1.	Election of Directors	• Majority of votes cast	• Abstentions and broker non-votes will not be counted as votes cast

Proposal 2.	Advisory Vote to Approve Named Executive Officer Compensation	• Majority of shares represented at the Annual Meeting and entitled to vote on the proposal	• Abstentions will have the effect of votes “against” • Broker non-votes will not be counted as shares entitled to vote on the proposal
Proposal 3.	Ratification of Appointment of Independent Registered Public Accounting Firm
Proposal 4.	Stockholder Proposal for an Advisory Vote to Reduce the Share Ownership Threshold to Call a Special Meeting

Proxy Solicitation Costs

Your proxy for the Annual Meeting is being solicited on behalf of our Board, and the Company will bear the cost of solicitation. At our expense, we will also request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting materials to the beneficial owners of shares held of record by such persons. In addition, we have retained Georgeson LLC (“Georgeson”) to assist with the distribution and solicitation of proxies for a fee of $20,000, plus expenses for these services. We also agreed to indemnify Georgeson against liabilities and expenses arising in connection with the proxy solicitation unless caused by Georgeson’s gross negligence or intentional misconduct. Georgeson and our officers, directors and regular employees may also solicit proxies by telephone, facsimile, e-mail and personal solicitation. We will not pay additional compensation to our officers, directors and regular employees for these activities.

4	Edwards Lifesciences Corporation	2022 Proxy Statement

BOARD OF DIRECTORS MATTERS

PROPOSAL 1 – ELECTION OF DIRECTORS

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

General.    Our Board currently consists of eight directors forming a single class of directors.

The Board has nominated the eight individuals below for election to the Board at the Annual Meeting, to serve a one-year term until the next annual meeting of stockholders and until their respective successors are elected and qualified, or until their earlier resignation or removal.

Each of the nominees standing for election is currently a director and was previously elected to the Board by our stockholders. Each of the director nominees has consented to serve as a director if elected. However, if any nominee becomes unable or unwilling for good cause to serve before the election, the shares represented by proxy may be voted for a substitute nominee designated by the Board. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee, and none of our directors has any family relationship with any other director or with any of our executive officers. More information regarding the Board, the committees of the Board, director independence, and related matters follows this Proposal 1.

Identification and Evaluation of Director Candidates.    Our Board carefully considers the skills, experiences, and diversity of its members as part of its robust director evaluation and Board refreshment process. Even though our Compensation and Governance Committee makes recommendations to the Board regarding candidates for election as directors of the Company, all members of the Board are very engaged in the process of, and discussions regarding, refreshment.

The Compensation and Governance Committee maintains formal criteria for selecting director nominees who will best serve the interests of the Company and its stockholders. These criteria are described in more detail below under “Board Criteria and Diversity Policy.” In addition to these requirements, the Compensation and Governance Committee also evaluates whether the candidate’s skills and experience are complementary to the existing Board members’ skills and experience, recognizing that the Board’s skills evolve in order to align with the Company’s strategy as well as emerging risks and opportunities. Some or all of the members of the Compensation and Governance Committee interview candidates that meet the criteria, and the Compensation and Governance Committee selects nominees that it believes best suit the needs of the Board. As a result of the Board’s thoughtful and deliberate process of refreshment, seven new directors have been added to the Board since 2014, including two new directors in 2020. This process has involved the participation of all directors, taking advantage of their broad range of expertise and experience as part of the decision-making process.

The Compensation and Governance Committee will consider qualified candidates for director nominees suggested by the Company’s stockholders. Stockholders can suggest qualified candidates for director nominees by writing to the Corporate Secretary of the Company at One Edwards Way, Irvine, California 92614. Submissions should include the information about the director candidate and the stockholder making the submission that would otherwise be required by Article I, Section 2(f) of our Bylaws if the stockholder was nominating the individual for election to our Board. Submissions received that include such information, and provided that the recommended candidate meets the criteria described below, are forwarded to the Compensation and Governance Committee for further review and consideration. The Compensation and Governance Committee may also request additional information concerning the director candidate that it deems reasonably required to determine the eligibility and qualification of the director candidate to serve on our Board. Stockholders suggesting director candidates for consideration by our Board in connection with the next annual meeting of stockholders should provide their submission no earlier than January 3, 2023 and no later than February 2, 2023. The Compensation and Governance Committee does not intend to evaluate candidates proposed by stockholders any differently from other candidates.

Edwards Lifesciences Corporation	2022 Proxy Statement	5

PROPOSAL 1 — ELECTION OF DIRECTORS

Board Criteria and Diversity Policy.    Our Board, led by the Compensation and Governance Committee, is responsible for assessing, identifying, evaluating, and, ultimately, recommending to the stockholders, individuals qualified to be directors of the Company. We believe that diverse backgrounds and experiences strengthen Board performance and promote long-term stockholder value creation.

The Compensation and Governance Committee charter sets forth the membership criteria against which potential director candidates are evaluated. These written membership criteria state that the Company “seeks a Board with diversity of background among its members as determined by the Board in its business judgment, which may include diversity of experience, gender, race, ethnic or national origin, age or other factors as the Board determines appropriate.” In performing this responsibility, the Compensation and Governance Committee considers women and minority candidates, consistent with the membership criteria and the Company’s non-discrimination policies.

The Compensation and Governance Committee also seeks director candidates and nominees with the following qualities, among other characteristics:

•	intelligence;

•	honesty;

•	perceptiveness;

•	good judgment;

•	maturity;

•	high ethics and standards;

•	integrity;

•	fairness;

•	responsibility;

•	a background that demonstrates an understanding of business and financial affairs and the complexities of a large, multifaceted, global business, governmental or educational organization; and

•	independent opinions and the willingness to state them in a constructive manner.

Of significant importance, the Compensation and Governance Committee and the Board seek individuals who are compatible and able to work well with other directors and executives. The satisfaction of these criteria is implemented and assessed through ongoing consideration of directors and potential nominees by the Compensation and Governance Committee and the Board, with a discussion of Board succession planning held at regularly scheduled meetings of the Board and certain specially called meetings. These discussions have included reviews of current director skills against an established skills matrix and consideration of each director’s retirement horizon, as well as the Board’s self-evaluation and peer evaluation processes, as described below under “Board Evaluations.” Based upon these activities and its review of the current composition of the Board, the Compensation and Governance Committee and the Board believe that the nominating criteria have been satisfied. As a result, the Board believes its members represent diverse backgrounds and experience that are aligned with our Company’s strategy, including financial, industrial, entrepreneurial and international experience.

Board Evaluations.    The Board conducts an annual Board and Committee self-evaluation every July or August, soliciting each director’s views on, among other things, Board and Committee performance and effectiveness, size, composition, agenda, processes and schedule. In addition, the directors conduct annual peer evaluations focusing on each individual director’s personal interactions and skills. This is a robust process that culminates in one-on-one meetings during which peer feedback is provided to each director by the General Counsel. Our Board views the self- and peer-evaluation processes as an integral part of its commitment to cultivating excellence and best practices in its performance. Further, before a Board member accepts a position on another public company’s board of directors, the Board member informs the Chairman and CEO as well as the Lead Independent Director.

6	Edwards Lifesciences Corporation	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

In addition to confirming there are no conflicts of interest with the internal legal and compliance functions, the Chairman and Lead Independent Director discuss with the other members of the Board whether there would be any reason for the Board member not to accept the position. The Board considers, among other things, the engagement of such Board member on the Board and reviews the aforementioned Board evaluations and peer reviews. In light of how critical a Board member’s focused engagement and time commitment is to the director’s ability to contribute and add value to the Company’s business and strategy, this process is intentionally comprehensive and rigorous.

Board Retirement Policy.    As set forth in the Corporate Governance Guidelines, the Board has adopted a retirement policy that no director shall stand for election to the Board after reaching the age of 75, except in special circumstances specifically approved by the Board.

In light of the robust process described above, our Board believes our nominees’ skills, expertise, and experience and their mix of qualifications and attributes strengthen our Board’s independent leadership and effective oversight of management.

Diverse Range of Qualifications and Skills Represented by Our Directors

Medical Technology Industry Experience	International Executive Experience	Corporate Governance

Regulatory and Compliance	Senior Leadership	Operations Management

Innovation and Technology	Risk Management	Risk Oversight

Finance and Financial Industry	Human Capital Resources	Financial Reporting

IT and Cybersecurity	Corporate Strategy	Corporate Responsibility

Our Board strives to maintain a highly independent, balanced, and diverse group of directors that collectively possesses the expertise to provide proper oversight.

Edwards Lifesciences Corporation	2022 Proxy Statement	7

PROPOSAL 1 — ELECTION OF DIRECTORS

BOARD OF DIRECTOR NOMINEES

Michael A. Mussallem Age: 69 Director Since: 2000	Edwards Board Role: • Chairman of the Board

Select Professional Experience and Highlights:

•  Edwards Lifesciences Corporation

–  Chairman and Chief Executive Officer, since 2000

•  Baxter International Inc.

–  Group Vice President, Cardiovascular businesses, from 1994 to 2000

–  Group Vice President, Biopharmaceutical business, from 1998 to 2000

–  Held a variety of positions with increasing responsibility in engineering and product development, from 1979 to 1994

•  Advanced Medical Technology Association (AdvaMed)

–  Member of the Board, since 2001

–  Member of the Executive Committee, since 2006

–  Chairman, from 2008 to 2010

•  University of California, Irvine Foundation

–  Member of the Board of Trustees, since 2008

•  Leonard D. Schaeffer Center for Health Policy & Economics at the University of Southern California

–  Advisory Member of the Board, since 2014

•  Rose-Hulman Institute of Technology

–  Member of the Board of Trustees, since 2017

•  CEO Leadership Alliance

–  Vice Chairman, since 2017

•  California Healthcare Institute

–  Member of the Board, from 1996 to 2014

–  Chairman, from 2004 to 2005

•  Forum for Corporate Directors Hall of Fame

•  University of California Irvine Medal Award

•  The Phoenix Conference Lifetime Achievement Award

•  WomenHeart Excellence in Corporate Leadership Wenger Award

Select Skills and Qualifications:

Mr. Mussallem has extensive knowledge of the medical technology industry in general, and of the people, operations, processes and products of the Company in particular, and he built an over 40-year career with the Company and its predecessor. In addition, in his roles with AdvaMed and other healthcare-related organizations, he has become a recognized leader in the medical technology industry, making important contributions to healthcare policy discussions in California, the United States and the key global markets that the Company serves. These experiences have established relationships, which are helpful in developing our Board’s strategic perspective, and enhanced his leadership of the Company and contributions to our Board.

Martha H. Marsh Age: 73 Director Since: 2015	Edwards Board Roles: • Lead Independent Director • Compensation and Governance Committee Member

Other Current Public Company Directorships:

•  AMN Healthcare Services, Inc., since 2010

–  Chair of the Compensation Committee, since 2012

–  Member of the Compensation Committee, since 2010

–  Member of the Corporate Governance Committee, from 2010 to 2019

Other Public Company Directorships Previously Held:

•  Owens & Minor, Inc., from 2012 to 2019

•  Thoratec Corporation, from 2014 to 2015

Select Professional Experience and Highlights:

•  Stanford Hospital & Clinics

–  President and Chief Executive Officer, from 2002 until her retirement in 2010

•  University of California Davis Medical Center

–  Chief Executive Officer, from 1999 to 2002

•  University of California Davis Health System

–  Chief Operating Officer, from 1999 to 2002

•  University of Pennsylvania Health System

–  Senior Vice President for Professional Services and Managed Care, from 1996 to 1998

–  Vice President for Managed Care, from 1994 to 1996

Select Skills and Qualifications:

Ms. Marsh’s experience of more than 30 years in an increasingly complex and evolving healthcare system as a president and chief executive officer, combined with years of board experience that includes corporate governance chairmanships, provide a unique perspective as our Board considers the execution of our patient-focused innovation strategy.

8	Edwards Lifesciences Corporation	2022 Proxy Statement

PROPOSAL 1 — ELECTION OF DIRECTORS

Kieran T. Gallahue Age: 58 Director Since: 2015	Edwards Board Role: • Audit Committee Member

Other Current Public Company Directorships:

•  Envista Holdings Corporation, since 2019

–  Chair of the Nominating and Governance Committee, since 2019

•  Intersect ENT, Inc., since 2015 (undergoing acquisition by Medtronic plc)

–  Chairman of the Board, since 2020

–  Member of the Audit Committee, since 2015

Other Public Company Directorships Previously Held:

•  Arena Pharmaceuticals, Inc., from 2018 to 2022

•  CareFusion Corporation, from 2011 to 2015

•  Volcano Corporation, from 2007 to 2015

•  ResMed, Inc., from 2008 to 2011

Select Professional Experience and Highlights:

•  CareFusion Corporation, a global medical technology company (acquired by Becton, Dickinson and Company in March 2015)

–  Chairman and Chief Executive Officer, from 2011 until his retirement in 2015

•  ResMed, Inc.

–  Chief Executive Officer, from 2008 to 2011

–  President, from 2004 to 2011

–  President and Chief Operating Officer, Americas, from 2003 to 2004

•  Nanogen, Inc.

–  Various positions, including President and Chief Financial Officer, from 1998 to 2002

•  Prior to 1998, various marketing, sales, and financial positions within Instrumentation Laboratory, the Procter & Gamble Company, and the General Electric Company

•  Served on the Board and Executive Committee, and as Chairman of the International Committee and Treasurer of Advanced Medical Technology Association (AdvaMed)

Select Skills and Qualifications:

Mr. Gallahue provides valuable insights and direction to our Board gained through extensive executive management experience at medical technology companies. His leadership roles on other public company boards and committees and prior experience as a public company chief financial officer also enable him to contribute valuable financial and accounting perspectives to our Board and Audit Committee.

Leslie S. Heisz Age: 61 Director Since: 2016	Edwards Board Role: • Chair of the Audit Committee

Other Current Public Company Directorships:

•  Capital Group Private Client Services Mutual Funds, since 2019, and ETF Funds, since 2021

–  Chair of the Audit Committee, since 2021, and member, since 2019

–  Member of the Contracts Committee, since 2019

•  Public Storage, Independent Trustee, since 2017

–  Member of the Audit Committee, from 2017 to 2020

–  Member of the Nominating, Governance and Sustainability Committee, since 2017

–  Member of the Long-Term Planning Committee, from 2020 to 2021

Other Public Company Directorships Previously Held:

•  Ingram Micro Inc., from 2007 to 2016

•  Towers Watson & Co., from 2012 to 2016

•  HCC Insurance Holdings, Inc., from 2010 to 2014

Select Professional Experience and Highlights:

•  Kaiser Foundation Hospitals and Kaiser Foundation Health Plan, Inc., since 2015

–  Member of the Audit and Compliance Committee, since 2015

–  Member of the Finance Committee, since 2018

–  Member of the Governance and Community Health Committees, from 2015 to 2017

•  Lazard Freres & Co., from 2003 to 2010

–  Senior Advisor and Managing Director

•  Dresdner Kleinwort Wasserstein (and its predecessor Wasserstein Perella & Co.), Mergers & Acquisitions and Corporate Finance, from 1995 to 2002

–  Director and Managing Director

•  Salomon Brothers Inc., from 1987 to 1995

–  Associate and Vice President, Corporate Finance

•  PricewaterhouseCoopers LLP, from 1982 to 1986

–  Staff Consultant and Senior Consultant

•  National Association of Corporate Directors’ Directorship 100 Award

Select Skills and Qualifications:

Ms. Heisz’s career in the banking industry, in-depth knowledge of capital markets, and previous public company board and audit committee experience enhance our Board’s ability to effectively oversee financial reporting, enterprise and operational risk management, as well as corporate finance, tax, treasury, and governance matters.

Edwards Lifesciences Corporation	2022 Proxy Statement	9

PROPOSAL 1 — ELECTION OF DIRECTORS

Paul. A. LaViolette Age: 64 Director since: 2020	Edwards Board Role: • Compensation and Governance Committee Member

Other Public Company Directorships Previously Held:

•  Misonix, Inc., from 2019 to 2021

•  Asensus Surgical, Inc. (formerly known as TransEnterix, Inc.), from 2014 to 2021

•  Thoratec, from 2009 to 2015

Select Professional Experience and Highlights:

•  SV Health Investors LLC, a specialist healthcare fund management company, since 2009

–  Managing Partner and Chief Operating Officer, since 2014

•  Advanced Medical Technology Association (AdvaMed), from 1998 to 2008

•  Boston Scientific Corporation, from 1994 to 2008

–  Various executive positions, including serving as Chief Operating Officer, from 2004 to 2008

•  C.R. Bard Inc., from 1984 to 1993

–  Various marketing and general management positions

•  Kendall, Inc., from 1980 to 1984

–  Various marketing positions

•  Medical Device Manufacturers Association

–  Chairman of the Board, from 2016 to 2019

•  Innovation Advisory Board for the Mass General Brigham Health System

–  Chairman of the Board, since 2015

Select Skills and Qualifications:

Mr. LaViolette brings significant executive experience in global medical technology, and his experience working with large, global organizations and start-ups provides him with a unique perspective on strategy and innovation. In addition, Mr. LaViolette’s service on boards, including numerous chairmanships, has enabled him to be an immediate contributor, offering valuable insight to our Board and the Compensation and Governance Committee.

Steven R. Loranger Age: 70 Director Since: 2016	Edwards Board Role: • Audit Committee Member

Other Current Public Company Directorships:

•  Xylem Inc., since 2011

–  Member of the Leadership Development and Compensation Committee, since 2018

–  Chair of the Innovation and Technology Committee, since 2017

–  Member of the Audit and Finance Committee, from 2011 to 2018

–  Member of the Nominating and Governance Committee, from 2011 to 2017

Other Public Company Directorships Previously Held:

•  FedEx Corporation, from 2006 to 2014

•  ITT Exelis, Inc., from 2011 to 2013

Select Professional Experience and Highlights:

•  Xylem Inc., a global water technology provider

–  Interim Chief Executive Officer and President, from 2013 until his retirement in 2014

•  ITT Corporation

–  Chairman, President and Chief Executive Officer, from 2004 to 2011

•  Textron, Inc.

–  Executive Vice President and Chief Operating Officer, from 2002 to 2004

•  Honeywell International Inc. and its predecessor company, AlliedSignal, Inc.

–  Various executive positions, including serving as President and Chief Executive Officer of its Engines, Systems and Services businesses, from 1981 to 2002

Select Skills and Qualifications:

Mr. Loranger is a seasoned executive with global manufacturing and operational experience in highly regulated, high-tech industries. His decades of experience leading large, global innovation-focused corporations with intensive data privacy components is particularly valuable to our Board.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Ramona Sequeira Age: 56 Director Since: 2020	Edwards Board Role: • Audit Committee Member

Select Professional Experience and Highlights:

•  Takeda Pharmaceuticals USA, Inc., a biopharmaceutical company, since 2015

–  Chair of the Commercialization and Launch Committee, since 2020

–  President of the U.S. Business Unit and Global Portfolio Commercialization, since 2020

–  President, from 2015 to 2020

–  Business Review Committee and Co-Chair of Pipeline Review Committee, since 2015

•  Pharmaceutical Research and Manufacturers of America (PhRMA), since 2015

–  Chair of the Board, since 2021, and member, since 2015

–  Vice Chair, 2020

–  Treasurer, 2019

•  Eli Lilly & Company

–  Vice President – Lilly USA, from 2013 to 2015

–  General Manager, UK/Northern Europe, from 2010 to 2012

–  Vice President, Sales – Lilly Canada, from 2005 to 2009

–  Associate Director, Neuroscience Marketing, from 2003 to 2005

•  Member of the Board of Trustees for Harvey Mudd College, since 2020

Select Skills and Qualifications:

Ms. Sequeira has over 25 years of experience in the pharmaceutical industry through her work with Takeda and, prior to that, with Eli Lilly. She is a seasoned executive, currently leading the multi-billion dollar U.S. business for Takeda as well as Takeda’s global brands. She has led businesses in Canada, Europe and the U.S. Her experience in leadership roles in multiple markets, across cultures and within different healthcare systems where she has successfully launched products, transformed businesses, and delivered sustainable growth is particularly valuable for our global business. Also, Ms. Sequeira’s industry experience with pharmaceutical innovation and patient access aligns with the execution of our patient-focused innovation strategy.

Nicholas J. Valeriani Age: 65 Director Since: 2014	Edwards Board Role: • Chair of Compensation and Governance Committee

Other Current Public Company Directorships:

•  Surgalign Holdings, Inc. (formerly known as RTI Surgical Holdings, Inc.)

–  Member of the Compensation Committee, since 2016

–  Member of the Nominating and Governance Committee, since 2019

–  Member of the Sciences and Technology Committee, from 2016 to 2020

Other Public Company Directorships Previously Held:

•  Roka Bioscience, Inc., from 2015 to 2018

Select Professional Experience and Highlights:

•  Gary and Mary West Health Institute, an independent, nonprofit medical research organization that works to create new, more effective ways of delivering care at lower costs

–  Chief Executive Officer, from 2012 until his retirement in 2015

•  Johnson & Johnson

–  Company Group Chairman, Ortho Clinical Diagnostics, from 2009 to 2012

–  Member of the Executive Committee

–  Vice President, Office of Strategy and Growth, from 2007 to 2009

–  Served 34 years in key positions, including Worldwide Chairman, Medical Devices and Diagnostics, and Corporate Vice President, Human Resources

•  Member of the Boards of the Gary and Mary West Health Institute and the Gary and Mary West Health Policy Center, since 2012

•  Member of the Board of AgNovos Healthcare, LLC, since 2016

•  Member of the Board of SPR Therapeutics, Inc., since 2018

•  Served on the Boards of the Robert Wood Johnson University Hospital, from 2008 to 2016, and the Center for Medical Interoperability, from 2013 to 2015

Select Skills and Qualifications:

Mr. Valeriani’s 40 years of medical technology industry experience in a large and complex global company and experience directing strategy inform his contribution to the development of our innovation strategy and assessment of future business opportunities. In addition, his background in human resources enables him to contribute valuable insights to the Compensation and Governance Committee.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

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BOARD OF DIRECTORS MATTERS

CORPORATE GOVERNANCE POLICIES AND PRACTICES

The Company and the Board take seriously our commitment to good corporate governance. We believe the regular review of our corporate governance practices with current issues and trends in mind, the discussions we hold with our stockholders and advisors, and the practice enhancements we consider as a result help us to compete more effectively, sustain our successes and build long-term value for our stockholders.

Active Stockholder Engagement Program.    The Board and management are committed to engaging with Edwards’ stockholders and incorporating feedback into their decision-making processes. Throughout the year, our CEO, CFO and Vice President of Investor Relations meet, by phone and face-to-face, with current and prospective stockholders to discuss Edwards’ strategy, business and financial results. Our CFO, Corporate Secretary, and Vice President of Investor Relations, and our Lead Independent Director, when appropriate, engage stockholders to solicit their views and feedback on issues that matter most to our stockholders, including, among other things, corporate governance, compensation, sustainability, corporate social responsibility, human capital management, diversity, inclusion and belonging, succession planning, and other related matters. During this past outreach season, which occurred from November to December 2021, we also discussed the effects of the pandemic on the Company and the Company’s response. Stockholder feedback is shared with the Board and its committees, which enhances our corporate governance practices, facilitates future dialogue between stockholders and the Board and provides additional transparency to our stockholders. Since the 2021 annual meeting of stockholders, we contacted our top stockholders representing approximately 50% of our outstanding shares and engaged with stockholders representing approximately 34% of our outstanding shares. In this engagement, we received feedback from stockholders on a range of topics including corporate governance, executive compensation, and corporate social responsibility.

Over time, we have amended our Charter and Bylaws to adopt various stockholder rights and to align our corporate governance practices with our stockholders’ interests.

Topic	Action Taken in Response to Stockholder Feedback

Right to Call Special Meetings

•  Amended our Bylaws to permit stockholders to call a special meeting

•  In response to a non-binding stockholder proposal requesting the right to act by written consent, engaged with stockholders representing over 50% of shares then outstanding to better understand investor views and, in response to feedback received, reduced the minimum ownership threshold to call a special meeting from 25% to 15%

Proxy Access	• Amended our Bylaws to provide for proxy access at 3% and 3-year ownership and holding period duration thresholds

Disclosure of EEO-1 Data	• Disclosed our EEO-1 data and relevant infographics on our website

Lead Independent Director Responsibilities	• Expanded the role of the Presiding Director position, and, in light of the additional responsibilities, designated the position, Lead Independent Director

Declassified Board	• Amended our Charter to eliminate the classified board

No Supermajority Voting	• Amended our Charter to eliminate supermajority voting

Poison Pill	• Did not renew poison pill when it expired in March 2010

Majority Voting in Director Elections	• Amended our Bylaws to provide for majority voting in uncontested director elections

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BOARD OF DIRECTORS MATTERS

Director Independence.    Under the corporate governance rules of the New York Stock Exchange (“NYSE”), a majority of the members of the Board must satisfy the NYSE criteria for independence. No director qualifies as independent unless the Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). After review of information supplied in the director questionnaires which are provided on an annual basis, the Board has determined that each of Mr. Gallahue, Ms. Heisz, Mr. LaViolette, Mr. Loranger, Ms. Marsh, Ms. Sequeira and Mr. Valeriani, the nominees for election at the Annual Meeting, is independent under the NYSE rules. In addition, Dr. Link, who retired from the Board immediately prior to our 2021 annual meeting of stockholders, was also independent under the NYSE rules during the period of his service on the Board in 2021. Mr. Mussallem is not independent as a result of his position as our Chief Executive Officer.

In assessing the directors’ independence, the Board took into account certain relationships involving Mr. LaViolette and each of Corvia Medical, Inc. and Endotronix, Inc. (entities in which the Company currently has investments). The Board considered (i) Mr. LaViolette’s position as the chairman of the board of Corvia Medical and his less than 1% interest in Corvia Medical, Inc., and (ii) Mr. LaViolette’s position as chairman of the board of Endotronix, Inc., and his position as Managing Partner and Chief Operating Officer of SV Health Investors, LLC, which has a less than 10% investment interest in Endotronix, Inc., and concluded that the foregoing did not impair Mr. LaViolette’s independence.

Corporate Governance Guidelines.    Our Board has adopted a set of Corporate Governance Guidelines to assist the Board and its committees in performing their duties and serving the best interests of the Company and its stockholders. The Corporate Governance Guidelines cover topics including, but not limited to, director selection and qualification, director responsibilities and operation of the Board, director access to management and independent advisors, director compensation, director orientation and continuing education, succession planning, recoupment of performance-based compensation and the annual evaluations of the Board. The Corporate Governance Guidelines are available on our website at www.edwards.com under “Investors—Governance & Sustainability—Governance—Governance Documents.”

Board Leadership Structure.    The independent directors evaluate the Board’s leadership structure on a regular basis to ensure that the approach continues to provide independent oversight of our Company and serves the best interests of stockholders.

Our Chief Executive Officer also serves as the Chairman of the Board. Our Board believes this leadership structure has been and continues to be effective for our Company. Under this model, our Company has experienced strong financial and operational growth over its 21 years as a public company, most recently providing a cumulative TSR of 315% to stockholders from 2016 to 2021. Our Chairman and Chief Executive Officer is seen by hospitals, physicians, business partners, investors and others as providing strong leadership for our Company in the communities we serve and in our industry. Our Board believes that our current leadership structure is effective because it fosters a constructive and cooperative relationship between the independent directors and management that allows our Board to most effectively carry out its oversight duties. Our Board also believes that, given its size and constructive working relationships, changing the existing structure would not improve the Board’s performance. The directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in overseeing the affairs of our Company. All of our directors are well-engaged in their responsibilities, express their views, and are open to the opinions expressed by other directors.

Our Board believes that it is important to have an active, engaged and independent Board. Our Corporate Governance Guidelines provide that a substantial majority of our Board and all members of our Audit Committee and Compensation and Governance Committee will be independent under the applicable rules of the NYSE. All members of our Board, other than the Chairman, are independent. In order to assure that the independent directors are not inappropriately influenced by management, the independent directors meet in executive session, without management, in conjunction with each regularly scheduled meeting of the Board and each committee, and otherwise as deemed necessary. These executive sessions allow independent directors to speak candidly on any matter of interest, without the CEO or other members of management present.

Lead Independent Director’s Role and Responsibilities.    Our Corporate Governance Guidelines provide that if our Chairman is not independent, our independent directors shall annually select an independent director to serve as the Lead Independent Director. Each year, the Lead Independent Director’s performance is assessed. As part of this review, the Compensation and Governance Committee evaluates the criteria for nominees for the Lead Independent Director role

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BOARD OF DIRECTORS MATTERS

and assesses any necessary changes. In selecting the Lead Independent Director, the Compensation and Governance Committee considers relevant leadership, operational and corporate governance experience, relationships with other Board members and external commitments. In addition, the Lead Independent Director is expected to have a thorough understanding of the Company’s business operations and history.

Ms. Marsh is currently designated as the Lead Independent Director and, as such, she presides at the executive sessions of the Board.

In addition, in discharging responsibilities under our Corporate Governance Guidelines, the Lead Independent Director:

•	reviews and approves Board meeting agendas and relevant information provided to the Board;

•	reviews and approves Board meeting schedules to ensure there is sufficient time for discussion of all agenda items;

•	serves as a liaison between the independent directors and the Chairman and other members of management;

•	provides feedback to management from the Board’s executive sessions;

•	coordinates the activities of the independent directors, including calling meetings of the independent directors as necessary and appropriate to address their responsibilities;

•	provides advice and counsel to the Chairman; and

•	consults and directly communicates with major stockholders, as appropriate, including participation in the Company’s stockholder outreach efforts.

Board Role in Risk Oversight.    Effective risk oversight is an important priority of the Board. Its role includes understanding the critical risks in the business, allocating the responsibilities for risk oversight among the full Board and its committees, evaluating the Company’s risk management processes and facilitating open communication between management and the directors.

While the Board oversees risk management, the Company’s management is charged with managing risk and bringing to the Board’s attention emerging risks as well as the most material risks. We have internal processes designed to facilitate the identification and management of risks and assure regular communication with the Board and the Audit Committee. At least once per quarter, the Company’s management provides the full Board with an analysis of the Company’s most significant risks. The Board implements its risk oversight function both as a whole and through delegation to its committees. Both committees play significant roles in carrying out the risk oversight function.

The Audit Committee oversees risks related to the financial statements and the financial reporting process, including internal control over financial reporting and accounting matters. It also regularly reviews Edwards’ risk management processes and enterprise-wide risk management, focusing on manufacturing processes and supplier quality, product development processes and systems, continuity of our operations and regulatory compliance. The Audit Committee also regularly reviews treasury risks (insurance, credit, debt, currency risk and hedging programs), legal and compliance risks, and other risk management functions; senior leaders of the Company present at least twice a year, and sometimes more frequently as applicable, on information technology infrastructure and cybersecurity and information security risks. In addition, the Audit Committee considers risks to the Company’s reputation and has established procedures related to the reporting of ethical and compliance issues, including maintenance of a confidential, anonymous reporting hotline. The Audit Committee periodically receives reports on, and discusses, the risk management and escalation process, and reviews significant risks and exposures identified by management, the internal auditors, or the independent public accountants, including the steps management has taken to monitor and control such risks and exposures.

The Compensation and Governance Committee considers risks related to succession planning, human capital management, including diversity, inclusion and belonging, the attraction and retention of talent, and risks relating to the design of compensation programs and arrangements. As part of its normal review of these risks, the Compensation and Governance Committee considers the Company’s compensation policies and practices to determine if their structure or implementation provides incentives to employees to take unnecessary or inappropriate risks that could have a material adverse effect on the Company. The Compensation and Governance Committee also reviews compensation and benefits plans affecting employees, in addition to those applicable to executive officers. The Compensation and Governance

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BOARD OF DIRECTORS MATTERS

Committee has determined that the implementation and structure of the compensation policies and practices do not encourage unnecessary and inappropriate risks that could have a material adverse effect on the Company. The Compensation and Governance Committee further determined that the Company’s compensation programs and practices appropriately encourage employees to maintain a strong balance sheet, improve operating performance and create value for stockholders, without encouraging unreasonable or unrestricted risks. In making these determinations, the Compensation and Governance Committee considered the views of the Company’s compensation staff, legal counsel and internal audit team, as well as its Compensation Consultant (as defined below). In addition, the Compensation and Governance Committee oversees risks associated with the Company’s political activities and expenditures, as well as risks related to corporate social responsibility principles, programs and practices, including environmental and social affairs. Moreover, the Compensation and Governance Committee oversees the Company’s program for engaging with stockholders on corporate governance and other matters relating to meetings of the Company’s stockholders.

The full Board considers strategic risks and opportunities, and regularly receives reports from the committees regarding risk oversight in their areas of responsibility. Our Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and, therefore, do not materially affect its choice of leadership structure as described under “Board Leadership Structure” above.

Meetings of the Board.    During the year ended December 31, 2021, the Board held 13 meetings. Each director attended at least 75% of the total of all meetings of the Board and any applicable committee held during the period of his or her tenure in 2021, with an average attendance rate of 99.31%.

Our Company encourages, but does not require, our directors to attend our annual meetings of stockholders. All of our then-current directors attended our 2021 annual meeting of stockholders.

Board Composition.    The current Board size is fixed at eight directors.

The Board regularly assesses its composition, including in connection with the Board evaluation process, as further described above in “Identification and Evaluation of Director Candidates.” The ages of our director nominees range from 56 to 73, with an average age of approximately 65. We believe in a balanced approach to director tenure that allows the Board to benefit from a mix of newer directors who bring fresh perspectives and seasoned directors who bring continuity and a deep understanding of our business. For our nominees, lengths of service on our Board range from 1 year to approximately 21 years, with an average tenure of approximately 7 years. In addition, 37.5% of our nominees are female, and 25% of our nominees are ethnically diverse. None of the nominees currently serve on the boards of directors of more than three other public companies.

Committees of the Board.    To facilitate independent director review, and to make the most effective use of the directors’ time and capabilities, we have established the Audit Committee and the Compensation and Governance Committee. The Board is permitted to establish other committees from time to time as it deems appropriate.

Audit Committee

Audit Committee Membership

Leslie S. Heisz, Chair

Kieran T. Gallahue

Steven R. Loranger

Ramona Sequeira

Key Highlights.

•	Each member is “independent,” “financially literate,” and an “audit committee financial expert” under applicable rules of the NYSE and the SEC.

•	The Audit Committee held ten meetings in 2021.

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BOARD OF DIRECTORS MATTERS

Purpose.    The Audit Committee assists the Board in fulfilling its oversight responsibilities relating to, among other things:

•	the integrity of the Company’s financial statements;

•	compliance with legal and regulatory requirements;

•	monitoring the independent registered public accounting firm’s qualifications, performance and independence;

•	the performance of the Company’s internal audit function;

•	the Company’s investment and hedging activities; and

•

enterprise-wide risks and management practices related to those risks, including, but not limited to, manufacturing processes and supplier quality, product development processes and systems, continuity of our operations and information technology infrastructure and cybersecurity and information security risks.

The Company has a full-time internal audit function that reports to the Audit Committee and the CFO, and is responsible for, among other things, objectively reviewing and evaluating the adequacy, effectiveness and quality of the Company’s system of internal controls. The Company also has a Chief Responsibility Officer who manages the Company’s ethics and compliance programs and reports to the Audit Committee and the CEO.

The Audit Committee appoints, retains, terminates, determines compensation for, and oversees the independent registered public accounting firm, reviews the scope of the audit by the independent registered public accounting firm and inquiries into the effectiveness of the Company’s accounting and internal control functions. The Audit Committee also assists the Board in establishing and monitoring ethics and compliance with the Global Business Practice Standards of the Company. The Company’s Global Business Practice Standards are posted on our website at www.edwards.com under “About Us—Corporate Responsibility.” The Audit Committee also reviews, with management and the independent registered public accounting firm, the Company’s policies and procedures with respect to risk assessment and risk management and reviews and approves or ratifies any related party transactions, as described under “Other Matters and Business—Related Party Transactions” below.

The full responsibilities of the Audit Committee are included in its written charter, which is posted on our website at www.edwards.com under “Investors—Governance & Sustainability—Governance—Governance Documents.”

Compensation and Governance Committee

Compensation and Governance Committee Membership

Nicholas J. Valeriani, Chair

Paul A. LaViolette

Martha H. Marsh

Key Highlights.

•	Each member is “independent” under the rules of the NYSE and a “nonemployee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

•	The Compensation and Governance Committee held five meetings in 2021.

Purpose.    The Compensation and Governance Committee’s responsibilities include, among other things:

•	determining the compensation of executive officers and recommending to the Board the compensation of nonemployee directors;

•	overseeing management of succession planning, attraction and retention of talent, and risks related to the design of executive compensation programs and arrangements;

•	developing and recommending to the Board corporate governance guidelines for the Company;

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•	identifying, evaluating and recommending individuals qualified to be directors to the Board;

•	overseeing the evaluation of the Board and management;

•	overseeing the Company’s principles, programs and practices on sustainability topics, including environmental and social affairs; and

•	overseeing the Company’s program for engaging with stockholders on corporate governance and other matters relating to meetings of the Company’s stockholders.

In making its decisions regarding compensation of the NEOs (other than the CEO), the Compensation and Governance Committee considers recommendations provided by our CEO and Corporate Vice President of Human Resources, as further described under “Compensation Discussion and Analysis—Compensation Process” below. The Compensation and Governance Committee has also delegated to (i) the CEO the authority to grant stock options or other equity awards to eligible employees who are not executive officers, and (ii) the Administrative and Investment Committee the administrative and fiduciary functions related to the Company’s employee benefit plans, including the review of funding and investment of plan funds, and the authority to approve amendments to the plans, appoint trustees and enter into trust agreements.

In 2021, the Compensation and Governance Committee retained the services of Semler Brossy Consulting Group as its independent compensation consultant (“Compensation Consultant”). See “Compensation Discussion and Analysis—Independent Compensation Consultant” for additional information regarding the Compensation and Governance Committee’s engagement of its Compensation Consultant.

The Compensation and Governance Committee also advises the Board on committee structure and membership and corporate governance matters. It evaluates the governance environment, receives feedback from management interactions with stockholders, and reviews and recommends to the Board corporate governance enhancements that are in the best interest of the Company and its stockholders.

The Compensation and Governance Committee also oversees Edwards’ political activities, including the periodic review of its policy on political expenditures and its payments that may be used for political purposes, and receives reports regarding compliance with the policy. In addition, the Compensation and Governance Committee reviews and oversees Edwards’ principles, programs and practices on sustainability topics, including environmental and social affairs, as well as the Company’s public reporting on these topics. Reports concerning political activities and sustainability efforts and metrics are presented periodically to the Compensation and Governance Committee.

The full responsibilities of the Compensation and Governance Committee are included in its written charter, which is posted on our website at www.edwards.com under “Investors—Governance & Sustainability—Governance—Governance Documents.”

Succession Planning.    Our Board is actively engaged and involved in talent management to identify and cultivate our future leaders. At every regularly scheduled Board meeting, directors discuss the Company’s leadership and talent development. Our directors also have an opportunity to meet with Company leaders, including executive officers, business group leaders and functional leaders through regular reports to the Board from senior management, technology showcases and other gatherings with management. In addition, Board members have freedom of access to all employees, and have made site visits to meet local management.

We maintain a robust mid-year and annual performance review process for our employees, as well as many programs focused on leadership development and growth that are designed to cultivate leadership principles in our future leaders. Management develops leadership at lower levels of the organization by identifying both high potentials and key talent and exposing them to the skills and capabilities that will allow these individuals to become future leaders.

Communications with the Board.    Stockholders and other interested parties who desire to contact any member of the Board, including the Lead Independent Director or the non-management members of the Board as a group, may write to any member or members of the Board at: Board of Directors, c/o Corporate Secretary, Edwards Lifesciences Corporation, One Edwards Way, Irvine, California 92614. Communications will be received by the Corporate Secretary of the Company and, after initial review and determination of the nature and appropriateness of such communications, will be distributed to the appropriate members of the Board depending on the facts and circumstances described in the communication.

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BOARD OF DIRECTORS MATTERS

CORPORATE SOCIAL RESPONSIBILITY

At Edwards, our commitment to corporate responsibility and sustainability is foundational, and expressed in the words of our Credo: “Through our actions, we will become trusted partners with customers, colleagues and patients – creating a community unified in its mission to improve the quality of life around the world. Our results will benefit customers, patients, employees, and shareholders.” Our Compensation and Governance Committee maintains formal oversight responsibilities for our Sustainability program, with regular discussions at meetings of the full Board.

Board Oversight Over Environmental, Sustainability, and Corporate Social Responsibility

Our Board has designed robust internal processes to oversee our

Company’s sustainability principles, strategies, and initiatives.

Edwards’ Sustainability Report discusses our programs and practices designed to promote ethical business practices, good corporate governance, and the well-being and health of the environment, our employees, and the communities in which we live and work. We continue to align our sustainability efforts with our aspirations and patient-focused innovation strategy. In 2021, we integrated sustainability factors into our strategic planning process so that future sustainability goals may be closely aligned with our business strategy and aspirations. We conducted a comprehensive materiality assessment refresh through engagement with internal and external stakeholders, which helped to identify the sustainability topics that matter most for the Company. Our team continues to assess and report progress on our goals annually.

We were recognized by numerous organizations for our sustainability practices in 2021, some of which are highlighted below:

•

For the second consecutive year, Edwards appeared on Barron’s fourth annual list of the 100 Most Sustainable Companies in the United States. Significant performance indicators included increased efforts to mitigate our impact on the environment, as well as initiatives undertaken to bolster employee welfare, community health and customer satisfaction.

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•

For the fifth consecutive year, Edwards was named one of America’s Most JUST Companies by Forbes and JUST Capital. This is an evaluation of the largest publicly traded U.S. companies, which are ranked on the issues Americans care about most.

•

Edwards was named as one of the Management Top 250 by the Wall Street Journal in partnership with the Drucker Institute for the fifth year in a row—listed #24 out of 846 companies ranked according to their overall effectiveness of “doing the right things well.” The evaluation aims to recognize firms that are particularly good at balancing a wide range of competing management priorities. Edwards achieved high marks in all five dimensions of corporate performance: Customer Satisfaction, Employee Engagement and Development, Innovation, Social Responsibility and Financial Strength.

•

In its inaugural ranking of the World’s Top Female-Friendly Companies, Forbes ranked Edwards #27 out of 300 companies included in the list. Forbes’ partner, Statista, surveyed 85,000 women in 40 countries. Respondents were asked to rate their employers on criteria such as pay equity and parental leave, and asked women to assess how companies use their platforms and marketing messages. They also assessed female representation at the executive and board levels.

•

Edwards was again a constituent of the DJSI ESG World and North America Indices—the Dow Jones Sustainability World index tracks the performance of the top 10% of the 2,500 largest companies in the S&P Global Broad Market Index that lead the field in sustainability.

More details on our sustainability approach and performance can be found in our Sustainability Report posted on our website at www.edwards.com/sustainability. A complete list of recognitions can be found on our website at www.edwards.com under “About Us—Awards & Recognitions.”

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BOARD OF DIRECTORS MATTERS

DIRECTOR COMPENSATION

Director Compensation Table – 2021

The following table presents the 2021 compensation paid or awarded to each individual who served as a nonemployee director at any time during 2021. The compensation paid to Mr. Mussallem is presented in the “Executive Compensation” disclosures beginning on page 46. Mr. Mussallem does not receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(2)	Total ($)

Mr. Gallahue	$80,068	$239,979	—	$320,047

Ms. Heisz	100,000	239,979	—	339,979

Mr. LaViolette	75,000	239,979	—	314,979

Dr. Link*	—	—	—	—

Mr. Loranger	73,856	239,979	—	313,835

Ms. Marsh	110,000	239,979	—	349,979

Ms. Sequeira	80,000	239,979	—	319,979

Mr. Valeriani	93,000	239,979	—	332,979

*	Dr. Link retired from the Board in connection with our 2021 annual meeting of stockholders which was held on May 4, 2021.

(1)

Consists of annual retainer fees and meeting fees for service as a director and a member of Board committees. Please see the section “Retainers and Fees” below. Director fees that would have been paid in cash, but, at the election of the director, converted to restricted stock or option awards are included in this “Fees Earned or Paid in Cash” column.

(2)

Amounts disclosed in these columns reflect the aggregate grant-date fair value of the restricted stock award or option award, as applicable, granted to our nonemployee directors during 2021 (excluding restricted stock and option awards granted in lieu of cash and as to which the corresponding retainer fees have been included in the “Fees Earned or Paid in Cash” column), as determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of restricted stock awards and option awards contained in Note 14 of the “Notes to Consolidated Financial Statements” in the 2021 Annual Report.

Please see the information under “Nonemployee Directors Stock Incentive Program” and “Outstanding Nonemployee Director Equity Awards” below for the grant-date fair value of each restricted stock and option award granted to our nonemployee directors in 2021 as well as the restricted stock and option awards held by each nonemployee director at the end of 2021.

Retainers and Fees.    Nonemployee directors received the following retainers and fees in 2021:

Nonemployee Director Retainers and Fees

Annual Retainers

Nonemployee Director	$75,000

Lead Independent Director	$35,000

Audit Committee Chair	$25,000

Audit Committee Member	$5,000

Additional Meeting Fees if meetings exceed the following:	$1,500	*

– 10 meetings for the Board

– 10 meetings for the Audit Committee

– 7 meetings for the Compensation and Governance Committee

Compensation and Governance Committee Chair	$18,000

*	Per meeting; meeting fees cannot be deferred.

A director may elect to receive stock options or restricted shares in lieu of the annual cash retainers as described in “Deferral Election Program” below. Meeting fees, however, cannot be deferred. Retainers are paid in advance. Directors beginning service during the year receive a prorated amount of the retainer.

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Nonemployee Directors Stock Incentive Program.    In order to align the nonemployee directors’ interests more closely with the interests of our stockholders, we maintain our Nonemployee Directors Stock Incentive Program (the “2020 Nonemployee Directors Stock Incentive Program”), pursuant to which each nonemployee director receives an annual grant of options for up to 120,000 shares of our common stock, or Restricted Stock Units (“RSU”) for up to 48,000 shares of our common stock, or a combination of options and RSUs with a maximum grant-date value of approximately $240,000. The Compensation and Governance Committee recommends to the Board for its approval the actual amount and type of award for each year.

The annual equity award is granted on the day after our annual meeting. The RSUs are valued at the fair market value of the common stock on the grant date. The Board has discretion to determine whether an award will be granted to a director who joins the Board mid-year and to determine the terms and conditions of any such award.

On May 5, 2021, each nonemployee director who was serving on that date received 2,615 RSUs as an annual grant (the grant-date fair value of such award was $239,979, determined as noted in footnote 2 to the Director Compensation Table above).

These RSUs vest 100% upon the earlier of the one-year anniversary of the grant date and the date of the next regular annual meeting of stockholders at which members of the Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change of control of Edwards. Once the RSUs vest, the shares must be held subject to the requirements described in “Directors’ Stock Ownership Guidelines and Holding Requirement” below.

Prior to 2017, upon a nonemployee director’s initial election to the Board, the new nonemployee director received a grant of the numbers of RSUs or stock options determined by dividing $200,000 by the fair value of a share on the grant date for RSUs, or the fair value of an option on the grant date, estimated using the Black-Scholes valuation model, and in either case rounding up to the nearest whole share, provided that in no event shall such number exceed sixty thousand (60,000) shares. Initial stock option awards vest one-third each year over three years from the grant date, subject to the nonemployee director’s continued service on the Board, and subject to earlier vesting in the event of the nonemployee director’s death or disability. The exercise price of an option is the closing price of our common stock on the date of the award. With respect to initial stock option awards granted after May 14, 2013, the shares of our common stock issued upon exercise of the options must be held subject to the requirements described in “Directors’ Stock Ownership Guidelines and Holding Requirement” below.

Deferral Election Program.    In lieu of all or part of a nonemployee director’s annual cash retainer, the director may elect to receive either stock options or restricted stock awards under the 2020 Nonemployee Directors Stock Incentive Program. If a director makes a timely election to receive stock options, such options are granted on the date the cash retainer would otherwise have been paid, and the number of shares subject to the option is equal to four times the number of shares that could have been purchased on the grant date with the amount of the director’s cash retainer that was foregone to receive the award. The options are exercisable and vested in full on the grant date, and the exercise price per share is the fair market value of the common stock on the grant date. If a director makes a timely election to receive a restricted share award, the shares are granted on the date the cash retainer would otherwise have been paid, and the number of shares granted is equal to the portion of the cash retainer to be paid in the form of restricted shares divided by the fair market value per share of the common stock on the grant date. The restrictions on the restricted shares lapse upon the earlier of the one-year anniversary of the grant date and the date of the next regular annual meeting of stockholders at which members of the Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change in control of Edwards.

On May 5, 2021, Mr. Loranger received 3,270 stock option shares in lieu of his annual cash retainer (the grant-date fair value of such award was $68,856, determined as noted in footnote 2 to the Director Compensation Table above). On the same date, Mr. Gallahue received a grant of 818 restricted shares in lieu of his annual cash retainer (the grant-date fair value of such award was $75,068, determined as noted in footnote 2 to the Director Compensation Table above).

Directors’ Stock Ownership Guidelines and Holding Requirement.    Under the stock ownership guidelines, each nonemployee director is expected to own shares of our common stock with a value of at least $500,000. This amount equals almost six times the annual cash retainer for each nonemployee director. Shares that count toward meeting the

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BOARD OF DIRECTORS MATTERS

guideline include common stock owned outright, restricted stock, and RSUs. Once the stock ownership guideline of $500,000 is met, each nonemployee director is required to hold 50% of the net remaining shares of the common stock, whether owned outright and/or acquired in connection with the vesting of restricted stock and/or restricted stock units, after satisfaction of applicable taxes (and in the case of stock options granted prior to July 2021, after satisfaction of applicable taxes and payment of the exercise price) until the director’s Board service ends. The holding requirement does not apply to equity awards directors elect to receive in lieu of their cash retainers.

Expense Reimbursement Policy.    Directors are reimbursed for travel expenses related to their attendance at Board and committee meetings as well as for the costs of attending director continuing education programs. The Board may change reimbursement arrangements for nonemployee directors from time to time.

Outstanding Nonemployee Director Equity Awards

The following table sets forth, as of December 31, 2021, the stock options and unvested stock awards (RSUs and restricted shares) held by each nonemployee director who served on the Board in 2021.

		Option Awards				Stock Awards

Name	Grant Date	Exercise Price ($)	Unvested Option Awards (#)	Option Awards Vested and Outstanding (#)		Stock Awards Not Vested (#)

Mr. Gallahue	02/19/2015	22.2867	—	32,256		—

	05/12/2017	36.8633	—	7,056		—

	05/05/2021	—	—	—		2,615	(1)

	05/05/2021	—	—	—		818	(2)

Total			—	39,312		3,433

Ms. Heisz	07/14/2016	35.6767	—	9,671		—

	05/12/2017	36.8633	—	7,056		—

	05/18/2018	45.3167	—	5,739		—

	05/08/2020	72.6133	—	3,099		—

	05/05/2021	—	—	—		2,615	(1)

Total			—	25,565		2,615

Mr. LaViolette	05/05/2021	—	—	—		2,615	(1)

Total			—	—		2,615

Mr. Loranger	05/18/2018	45.3167	—	5,739		—

	05/08/2020	72.6133	—	4,134		—

	05/05/2021	91.7700	—	3,270	(3)	—

	05/05/2021	—	—	—		2,615	(1)

Total			—	13,143		2,615

Ms. Marsh	11/19/2015	25.9883	—	28,722		—

	05/05/2021	—	—	—		2,615	(1)

Total			—	28,722		2,615

Ms. Sequeira	05/05/2021	—	—	—		2,615	(1)

Total			—	—		2,615

Mr. Valeriani	05/05/2021	—	—	—		2,615	(1)

Total			—	—		2,615

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BOARD OF DIRECTORS MATTERS

(1)

Annual awards vest on the earlier of the one-year anniversary of the grant date and the date of the next regular annual meeting of stockholders at which members of the Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change in control of Edwards.

(2)

Annual retainer fees deferred into restricted shares under the Deferral Election Program vest on the earlier of the one-year anniversary of the grant date and the date of the next regular annual meeting of stockholders at which members of the Board are to be elected, subject to earlier vesting in the event of the nonemployee director’s death or disability or in connection with a change in control of Edwards.

(3)	Annual retainer fees deferred into stock options under the Deferral Election Program are vested upon grant.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock by each stockholder known by the Company to own beneficially more than 5% of the Company’s common stock as of January 31, 2022.

Principal Stockholder Name and Address	Total Shares Beneficially Owned	Percentage of Class

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	49,076,649	7.86%

BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	57,040,983	9.10%

(1)

Based solely on information contained in the Schedule 13G/A filed with the SEC by The Vanguard Group, on its own behalf, on February 9, 2022. The Schedule 13G/A indicates The Vanguard Group has shared voting power for 1,057,122 shares, sole dispositive power for 46,489,114 shares and shared dispositive power for 2,587,535 shares as of December 31, 2021.

(2)

Based solely on information contained in the Schedule 13G/A filed with the SEC by BlackRock, Inc. on its own behalf, on February 3, 2022. The Schedule 13G/A indicates BlackRock, Inc. has sole voting power for 50,795,386 shares and sole dispositive power for 57,040,983 shares as of December 31, 2021.

The following table sets forth certain information regarding beneficial ownership of the Company’s common stock as of January 31, 2022 by (i) each of the NEOs (as named below); (ii) each of our current directors and director nominees; and (iii) all of our current directors and executive officers as a group. Percent of beneficial ownership is based upon 623,207,437 shares of the Company’s common stock outstanding as of January 31, 2022.

Under the column “RSUs and Shares Underlying Options,” we include the number of shares that could be acquired within 60 days of January 31, 2022 pursuant to the exercise of stock options or the vesting of stock unit awards. These shares are not deemed outstanding for purposes of computing the beneficial ownership of any other person. Unless otherwise indicated, we believe that the stockholders listed have sole voting and investment power with respect to all shares, subject to applicable community property laws.

Named Executive Officers, Executive Officers and Directors	Outstanding Shares Beneficially Owned(1)	RSUs and Shares Underlying Options	Total Shares Beneficially Owned	Percentage of Class

Mr. Mussallem	3,728,236	1,628,269	5,356,505	*

Mr. Bobo	194,891	375,215	570,106	*

Mr. Ullem	244,197	255,861	500,058	*

Mr. Wood	179,421	177,116	356,537	*

Mr. Lemercier	140,325	210,767	351,092	*

Mr. Gallahue	57,569	39,312	96,881	*

Mr. Loranger	61,965	13,143	75,108	*

Mr. Valeriani	61,196	—	61,196	*

Ms. Marsh	24,162	28,722	52,884	*

Ms. Heisz	22,565	25,565	48,130	*

Ms. Sequeira	3,303	—	3,303	*

Mr. LaViolette	—	—	—	*

All current directors and executive officers as a group (15 persons)	4,819,514	3,290,916	8,110,430	1.29%

*	Less than 1%

(1)

Includes shares held by family trust, members of his/her household, in the 401(k) Plans, or jointly, as follows: Mr. Mussallem, 3,728,235; Mr. Bobo, 155,023; Mr. Ullem, 229,251; Mr. Wood, 496; Mr. Lemercier, 45,000; Mr. Gallahue, 56,751; Mr. Loranger, 15,000; and Ms. Sequeira, 3,303.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

Set forth below is the biographical information regarding our current executive officers, other than Mr. Mussallem, whose biographical information is set forth under “Proposal 1—Election of Directors—Director Nominees” above. None of the executive officers has any family relationship with any other executive officer or any of our directors.

Donald E. Bobo, Jr., age 60. Mr. Bobo has been Corporate Vice President since 2007 and is currently responsible for Edwards’ corporate strategy and corporate development functions. In addition, Mr. Bobo has executive responsibility for the heart failure initiatives, as well as the U.S. healthcare solutions and commercial services team. Mr. Bobo has more than 35 years of experience in the medical technology and healthcare industry and has served in various operating roles at Edwards, including, most recently, the development of the Company’s Transcatheter Mitral and Tricuspid Therapies strategy, Vice President and General Manager of the Surgical Structural Heart business and global valve manufacturing operations. Prior to joining Edwards in 1995, Mr. Bobo held a variety of roles with increasing levels of responsibility with American Hospital Supply and Baxter Healthcare Corporation, including research and development, business development, operations and general management. He has served on the board and executive committee of the California Life Sciences Association since 2015 and served as its chairman of the board from 2017 to 2018.

Daveen Chopra, age 43. Mr. Chopra has been Corporate Vice President, Surgical Structural Heart since May 2018. Prior to joining Edwards, Mr. Chopra held various roles with increasing levels of responsibility at Medtronic plc, a medical technology, services and solutions company, from 2005 to 2018, culminating in a global leadership role as Vice President and General Manager of Medtronic’s Aortic Franchise. Mr. Chopra’s previous roles at Medtronic include Vice President of Global Marketing, leading Medtronic’s Endovascular Therapies Business. While in Medtronic’s Endovascular Therapies Business, he served as Vice President, U.S. Commercial Operations, Director of Program Management Office, Senior Business Manager for the Endovascular and Peripheral Business in Asia-Pacific, Global Group Product Manager for Thoracic Stent Grafts, and International Aortic Product Manager. Prior to Medtronic, Mr. Chopra served as an international strategy consultant at The Parthenon Group supporting clients in various industries ranging from education to industrial manufacturing. In 2020, he joined the board of the Edwards Lifesciences Foundation, and, in 2021, he joined the board of Octane.

Jean-Luc Lemercier, age 64. Mr. Lemercier has been Corporate Vice President, EMEA (Europe, Middle East and Africa), Canada and Latin America since July 2017. Prior to assuming his current role, Mr. Lemercier served as Vice President of Transcatheter Heart Valves EMEA from 2008 to 2017. Under his leadership, Edwards has successfully built its leadership position in Europe. Prior to joining Edwards, Mr. Lemercier served in various leadership roles with Johnson & Johnson Cordis from 1996 to 2008, including leader of the structural heart disease group in the United States, Vice President of New Business Development in Europe, Vice President of the Cordis Cardiology Division in Belgium, and General Manager of Cordis France. Mr. Lemercier has more than 30 years of medical technology experience, beginning with Baxter in France, and held several sales and marketing management positions within Baxter in both Europe and the United States. Mr. Lemercier has served on the board of CARMAT since 2017.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Catherine M. Szyman, age 55. Ms. Szyman has been Corporate Vice President, Critical Care since 2015. Under her leadership, Edwards has experienced successful sales growth in the Critical Care business unit. Prior to 2015, she was employed for more than 20 years at Medtronic plc, where she served as its Senior Vice President and President of Medtronic’s Global Diabetes business from 2009 to 2014, overseeing research, development, operations, sales and marketing for Medtronic’s insulin infusion pumps and continuous glucose monitoring systems. Prior to that, she held a variety of leadership roles at Medtronic, including Senior Vice President of Corporate Strategy and Business Development, General Manager of Endovascular Innovations and Vice President of Finance for the Cardiovascular Business. Ms. Szyman serves on the boards of Outset Medical Inc., Inari Medical Inc., and the American Heart Association of Orange County, and joined the board of the Edwards Lifesciences Foundation in 2015. Ms. Szyman previously served on the boards of Octane, Tornier, Inspire Medical Systems, and the California Healthcare Institute.

Scott B. Ullem, age 55. Mr. Ullem has been Corporate Vice President, Chief Financial Officer since January 2014. In addition, Mr. Ullem has executive responsibility for the Company’s information technology, information security, risk management, indirect sourcing, and corporate services teams. Prior to joining Edwards, he served as Chief Financial Officer of Bemis Company Inc., a Fortune 500 publicly traded global supplier of packaging and pressure sensitive materials used in leading food, consumer, and healthcare products, from May 2010 to December 2013. Mr. Ullem also had leadership responsibility for one of Bemis’ three business segments and the company’s information technology function. Prior to Bemis, Mr. Ullem spent 17 years in investment banking, serving as Managing Director at Goldman Sachs and later at Bank of America. He has served on the board and compensation committee of Berry Global Inc. since 2016, and is a Henry Crown Fellow at the Aspen Institute.

Huimin Wang, M.D., age 65. Dr. Wang has been Corporate Vice President, Japan, Asia and Pacific since 2010. From 2004 to 2010, he served as Corporate Vice President, Japan and Intercontinental Regions and, from 2000 to 2004, served as Corporate Vice President, Japan. Prior to joining Edwards, he served in a number of roles with Baxter Healthcare Corporation, including Senior Manager of Strategy Development, Director of Product/Therapy for the Renal Division in Japan, and President of Medical Systems and Devices in Japan, and was a representative director of Baxter Limited, a Japan corporation, from 2000 to 2002. Prior to Baxter, Dr. Wang was a senior associate with Booz, Allen & Hamilton in Chicago, Vice President of Integrated Strategies, a consulting and venture management firm which he co-founded, and an associate with McKinsey & Company. Prior to that, Dr. Wang was a resident and staff physician in anesthesiology at Keio University Hospital in Tokyo. Dr. Wang serves on the board of The Ascend Foundation.

Larry L. Wood, age 56. Mr. Wood has been Corporate Vice President, Transcatheter Aortic Valve Replacement (TAVR) since 2007. Under his leadership, Edwards has experienced extraordinary growth in the global TAVR business. Prior to assuming his current role, he served as Vice President and General Manager, Percutaneous Valve Interventions, from 2004 to 2007. Mr. Wood has more than 35 years of experience in the medical technology industry at both Edwards and Baxter Healthcare Corporation in positions including manufacturing management, regulatory affairs and strategic and clinical marketing, primarily for the surgical heart valve therapy business. Mr. Wood is a frequently invited faculty member at key interventional cardiology and cardiothoracic surgery scientific congresses. He previously held key positions in manufacturing management, regulatory affairs, and strategic and clinical marketing, primarily in the Company’s leading surgical heart valve franchise. Mr. Wood is also a passionate supporter of the United Way Orange County’s Destination Graduation Program which encourages at-risk high school students to graduate and pursue higher education.

26	Edwards Lifesciences Corporation	2022 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes and provides disclosure about the objectives and policies underlying our executive compensation programs.

Edwards’ 2021 NEOs are as follows:

NEO Names and Positions

Michael A. Mussallem Chairman and Chief Executive Officer

Scott B. Ullem Corporate Vice President, Chief Financial Officer

Donald E. Bobo Corporate Vice President, Strategy and Corporate Development

Jean-Luc Lemercier Corporate Vice President, EMEA (Europe, Middle East and Africa), Canada and Latin America

Larry L. Wood Corporate Vice President, Transcatheter Aortic Valve Replacement

Executive Summary

Edwards is the global leader in patient-focused medical innovations for structural heart disease and critical care monitoring. Driven by a passion to help patients, we partner with the world’s leading clinicians and researchers and invest in research and development to transform care for those impacted by structural heart disease or who require hemodynamic monitoring in the hospital setting.

Pay-for-Performance Philosophy.    The Compensation and Governance Committee strives to create a pay-for-performance culture and strongly believes that executive compensation should be tied not only to annual performance but also directly to the successful implementation of our long-term corporate strategy.

We are driven by our culture that puts patients first and our long-term corporate strategy that creates value with therapies that transform care and focuses on large, under-treated diseases. Our annual plan is essential to executing our strategy and seeks to do the right thing for patients, identifying unmet clinical needs and developing breakthrough therapies, while maintaining trusted relationships with our stakeholders. As a direct result of our strategy, we have introduced therapies, such as transcatheter aortic valve replacement, novel resilient surgical heart valves and noninvasive advanced hemodynamic monitoring, and we have strengthened our leadership positions. Successfully managing our business in a challenging, highly regulated, dynamic environment requires talented and energetic leaders who champion our strategy and deliver on our commitments.

Our executive compensation programs are designed to emphasize performance-based compensation, reward financial performance and the implementation of our corporate strategy and align the financial interests of our executives with those of our long-term stockholders.

Continued Response to COVID.    Following the outbreak of COVID, we continued to remain fully committed to our patient-focused innovation strategy, and our teams were relentless in doing the right thing for patients. Guided by our Credo, our priorities during the pandemic have been to protect the health and well-being of our employees, to continue to serve our patients, hospitals and clinical partners, and to support our communities.

With respect to our employees, our Company is part of the essential healthcare infrastructure, and many of our employees are “essential” workers who cannot work remotely. We created safe on-site working conditions; these included implementing extensive COVID safety practices and procedures to ensure the delivery of our life-saving technologies in over 100 countries. We also utilized remote work options for those employees who could work remotely.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

For our patients, we worked to ensure that our life-saving technologies continued to be accessible during the pandemic with customer support provided by our committed field team that participated in procedures in hospitals all over the world. We worked with investigators, clinicians, hospitals and trial sites to continue and reengage patient treatments.

To support our communities, we partnered with a local Southern California healthcare organization to open a mass vaccination clinic at our headquarters campus in Irvine. We contributed significant resources to support the effort and took the clinic mobile when vaccination efforts turned to reaching underserved communities. In addition, we supported more than 250 global charities last year and continued our work with Every Heartbeat Matters, our primary philanthropic initiative through the Edwards Lifesciences Foundation, to improve the lives of 2.5 million additional underserved structural heart and critical care patients by the end of 2025. We are also proud to say that in 2021, more than 80% of our employees participated in at least one charitable activity.

2021 Financial and Operating Performance.    Our financial results and operating performance in 2021 were significantly impacted by the pandemic. Procedure rates were highly variable around the globe, leading to a decline in sales compared to expectations. Treatments were delayed due to hospital prioritization of COVID patients, hospital staffing shortages and patients deferring treatment. Although we saw recovery during 2021, we faced significant headwinds in December 2021 due to a surge in COVID outbreaks, and our financial performance was below original expectations. Despite the impact of the pandemic, 2021 was a year of significant milestones and investments for Edwards. Our total sales for fiscal year 2021 were $5.2 billion, an increase in underlying revenue growth for the year of approximately 18% over the prior year. We achieved 19% growth in adjusted earnings per share while also increasing R&D by 19%.2 The significant increase in R&D and infrastructure investments in fiscal 2021 helped strengthen our longer-term outlook. Our total stockholder return for the year was 42%.

Even with the challenges we faced during the global pandemic, we continued to make important progress on future advancements for patients:

•

Invested in increasing disease and therapy awareness, pursued further therapy expansion, and advanced new technologies in transcatheter aortic valve replacement. We completed enrollment in EARLY TAVR, a pioneering pivotal trial studying the treatment of severe aortic stenosis (AS) patients before their symptoms develop. Separately, we initiated enrollment in our PROGRESS pivotal trial for moderate AS patients and we received FDA approval for our ALLIANCE pivotal trial to study our next generation TAVR technology, SAPIEN X4;

•

Achieved our significant 2021 milestones in transcatheter mitral and tricuspid therapies, as we continued to make meaningful progress on advancing our three key value drivers: a portfolio of pioneering therapies for patients, positive pivotal trial results to support approvals and adoption, and favorable real-world clinical outcomes;

•

Extended our leadership in surgical aortic valves through the continued adoption of our newest technologies, INSPIRIS RESILIA aortic valve, KONECT RESILIA aortic tissue valved conduit, and the launch of our MITRIS RESILIA valve; and

•	Advanced leadership in critical care with the continued introduction of advanced monitoring technology and smart recovery algorithms for patients.

Stock Performance.    One indicator of our pay-for-performance culture is the relationship of our NEOs’ target total direct compensation to total stockholder return. Over the past five years, on average, 90% of the CEO’s target total direct compensation has been performance-based, and 75% has been tied to the performance of Edwards’ stock. As a general indicator, the Compensation and Governance Committee considers how Edwards’ cumulative total return to stockholders compares to both the S&P 500 Index and the SPSIHE. The table below illustrates our Company’s 5-year cumulative total stockholder return on common stock with the cumulative total returns of the S&P 500 Index and the SPSIHE. The cumulative total return listed below assumes an initial investment of $100 at the market close on December 31, 2016 and reinvestment of dividends. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

[2]	“Underlying growth rate” and “adjusted earnings per share” are non-GAAP items. Refer to Appendix A for reconciliation to the most directly comparable GAAP financial measures.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN*

* $100 invested at market close on December 31, 2016 in stock or index, including reinvestment of dividends.

   The stock price performance included in this graph is not necessarily indicative of future stock price performance.

2021 Annual Incentive Plan.    The Company’s Annual Incentive Plan has historically consisted of three elements:

•	the corporate financial measurement (based on underlying revenue growth, adjusted net income and adjusted free cash flow targets);

•	the Key Operating Drivers (“KODs”) (quantifiable strategic milestones that include financial objectives and are tracked using a points system across our entire organization); and

•	individual performance.

In light of the pandemic, to determine the right approach for the Annual Incentive Plan during the 2020 and 2021 plan years for the Company, the Compensation and Governance Committee and the Board considered, among other things, the following:

•

Ensuring that management is not disincentivized for creating long-term value (e.g., protecting employees, not taking actions that would disrupt development programs that would advance our long-term strategy and providing care/relief for patients);

•

Rewarding the prompt and proactive actions taken by the management team to protect employee health while maintaining our commitment to patients, as well as the other actions taken by management during the pandemic as described above under “Continued Response to COVID”;

•	Rewarding the Company’s operational execution;

•	Paying for performance and execution by using the KODs approved by the Board;

•

Being consistent with the Compensation and Governance Committee’s intention to continue a pay-for-performance culture that compensates executives and employees for the successful implementation of our corporate strategy;

•	The fact that the headwinds the Company faced were largely outside the control of the employees; and

•	Engagement and retention considerations for our dedicated employees.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Taking into account these considerations, in January 2021, the Board of Directors determined that implementing the annual cash incentive payment, as structured, was not consistent with its intention to create a pay-for-performance culture that compensates executives and employees for the successful implementation of our corporate strategy. The Board, therefore, used its discretion to approve using the KOD results as the primary mechanism to determine 2020 Annual Incentive Plan payouts across the entire organization. This resulted in eliminating the corporate financial measurement element of the Annual Incentive Plan for 2020, which, if used, would have resulted in a funding at 0% in 2020. In addition, because the Board expected that the pandemic would continue to impact the Company in fiscal year 2021, the Board decided to (1) use this same approach for the 2021 Annual Incentive Plan and (2) include an Edwards-wide revenue component to the KODs for 2021.

The KODs are a rigorous set of milestones and metrics that are used throughout the Company to manage annual objectives at a more granular level. Annually, the Board approves the Company’s Strategic Imperatives, and it is from these Strategic Imperatives that the KODs are derived. The KODs contemplate near and long-term objectives of our multi-year strategy, and the KODs are how we translate these strategic goals into quantifiable metrics to be achieved in any given year, holding all employees, including executives, accountable for the Company’s and their own performance.

For 2021, there were four Strategic Imperatives approved by the Board of Directors from which the KODs were derived:

•	Lead the global expansion of Transcatheter Aortic Valve Replacement (“TAVR”) and accelerate the treatment of aortic stenosis

•	Transform the treatment of mitral and tricuspid valve disease

•	Extend global presence in surgical heart valves and critical care

•	Strengthen capabilities and talent to execute key initiatives and fortify culture

Underlying these Strategic Imperatives are approximately 80 specific KOD metrics and milestones relating to, among other things, research and development, commercial and financial milestones in each of the four business units, key initiatives to increase patient access to our therapies and specific milestones for global supply chain as it relates to launches of products, supply, capacity, quality, productivity, service and capabilities. Approximately 25% of the KODs include a financial component. The KOD achievement percentage cannot exceed 150%.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

We do not disclose our KODs in detail because we believe doing so would cause a meaningful competitive disadvantage. However, we are providing additional transparency on the structure and outcomes of the 2021 Annual Incentive Plan KODs with specific illustrative examples of milestones in the table below to provide the nature and types of milestones included in our KODs.

Strategic Imperatives	Points Achieved	Illustrative Examples of KODs Underlying the Strategic Imperatives

Lead the global expansion of TAVR and accelerate the treatment of aortic stenosis	36

•  Achieved milestones on two TAVR clinical trials which will lead to expanded indications over time, the EARLY TAVR and PROGRESS trials

•  Achieved milestones on the advancement of next-gen product portfolio

•  Strong OUS TAVR growth

Transform the treatment of mitral and tricuspid valve disease	27	• Completed enrollment of CLASP IID pivotal trial • Achieved clinical enrollment milestones for tricuspid therapies • Achieved technical milestones advancing next-gen mitral and tricuspid therapies

Extend global presence in surgical heart valves and critical care	24

•  Extended leadership position in Surgical Structural Heart through the adoption of premium technologies

•  Strong global growth in Critical Care and Surgical Structural Heart despite the impact of COVID on hospital staffing

•  Achieved milestones around the advancement of Critical Care technologies including hardware, algorithm development, and smart recovery technologies

Strengthen capabilities and talent to execute key initiatives and fortify culture	26

•  Substantial progress achieved on new manufacturing facilities preparing for future growth

•  Achieved global supply chain milestones through innovative efforts that enabled continuous production of life-saving heart valve therapies and critical care technologies

Edwards-Wide Revenue Growth	3	• For the full year 2021, sales increased 18% on an underlying basis to $5.2 billion and adjusted earnings per share grew 19% to $2.22

Total	116	• Despite COVID uncertainties, achieved long-term strategic initiatives and milestones

2021 Executive and Corporate Annual Incentive Plan Outcomes.    As discussed above, the Compensation and Governance Committee determined an approach for the Annual Incentive Plan outcomes that would be applied for 2021.

In February 2022, the Board of Directors approved the 2021 KOD achievement at 116% of target, from which the Board applied negative discretion of 20 points for the CEO and 10 points for the other named executive officers due to issues related to the compliance program in Japan. As a result, our cash incentive plan funded at 96% for the CEO and 106% for the other named executive officers, and each individual’s performance was also taken into account for the final calculation of the annual cash incentive payment for 2021. See “Elements of Compensation—Annual Cash Incentive Payment” below for additional information regarding the annual cash incentive payment.

2022 Edwards Incentive Plan.    In addition, because we plan for conditions resulting from the pandemic to gradually improve through 2022, the Compensation and Governance Committee determined that the Company would reinstate a financial performance measure for the 2022 Edwards Incentive Plan.

Consideration of Say-on-Pay Vote Results.    At our 2021 annual meeting, our stockholders cast an advisory vote on the compensation of our NEOs (a “say-on-pay” vote). Approximately 93% of the votes cast on this proposal voted in favor of our NEO compensation. We believe this vote reflects stockholders’ continued strong support of compensation programs

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

for our NEOs. The Compensation and Governance Committee will continue to consider the results of say-on-pay votes along with the feedback received from stockholders received through the stockholder outreach program when making future compensation decisions for the NEOs.

Compensation Philosophy and Objectives for NEOs.    Our compensation programs are designed to attract, retain, motivate and engage executives with superior leadership and management capabilities to enhance stockholder value. Within this overall philosophy, our objectives are to:

•	offer programs that place a higher emphasis on performance-based compensation than fixed compensation;

•	align the financial interests of executives with those of our long-term stockholders; and

•	provide compensation that is competitive.

We strongly believe that a significant amount of compensation for the NEOs should be composed of short-term and long-term incentives, or at-risk pay, to focus the executives on near-term goals and strategic initiatives. The amount of such short-term and long-term incentive compensation is dependent on achievement of our annual goals, individual performance, and long-term increases in the value of our stock. In this Proxy Statement, “target total direct compensation” for each NEO consists of (i) base salary, (ii) Incentive Pay Objective (as defined under “Elements of Compensation—Annual Cash Incentive Payment” below), and (iii) long-term incentive awards (presented in the charts below using their target equity mix values).

The charts below illustrate the percentage weighting of each compensation vehicle that comprise the 2021 target total direct compensation for the CEO and the average for the other NEOs.

Compensation Process.    The Compensation and Governance Committee is responsible for discussing, evaluating and approving the compensation of the CEO and the other NEOs, including the specific objectives and target performance levels to be included in our executive compensation plans. The CEO and other members of the executive leadership team develop our Strategic Imperatives as well as the KODs that measure our achievement of these imperatives. The Board reviews and approves the Strategic Imperatives and KODs at the start of every year. The CEO provides input to the Compensation and Governance Committee after year-end regarding achievement of our Strategic Imperatives and KODs. In addition, the CEO and the Corporate Vice President of Human Resources provide recommendations to the Compensation and Governance Committee regarding compensation of the NEOs (other than the CEO). The Compensation and Governance Committee then determines the compensation of the CEO and reviews and approves the compensation of the other NEOs.

The CEO and the Corporate Vice President of Human Resources are invited to, and regularly attend, Compensation and Governance Committee meetings as non-voting guests. The Compensation and Governance Committee regularly meets in executive session without participation by the CEO or other management representatives. In addition, our CEO and Corporate Vice President of Human Resources meet with the Compensation Consultant as well as the Chair of the

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Compensation and Governance Committee in preparation for Compensation and Governance Committee meetings, and the Compensation Consultant also regularly attends Compensation and Governance Committee meetings and participates in executive sessions with the Compensation and Governance Committee.

Independent Compensation Consultant.    The Compensation Consultant, Semler Brossy Consulting Group, has been retained by and reports to the Compensation and Governance Committee and provides executive and director compensation consulting services to the Compensation and Governance Committee.

Semler Brossy’s responsibilities for 2021 generally included:

•	Annual and periodic reviews of executive total compensation relative to peers;

•	Annual and periodic reviews of director total compensation;

•	Annual and periodic reviews of the Company’s comparator group;

•	Report on proxy advisory firms around say-on-pay and other compensation matters;

•	Presentations on specialized topics, as requested or applicable;

•	Reports to the Compensation and Governance Committee on market trends and best practices in compensation; and

•	Attendance and participation in all Compensation and Governance Committee meetings and stockholder consultations, as requested.

The Compensation Consultant does not provide any other services to the Board or the Company. The Compensation and Governance Committee has assessed the independence of the Compensation Consultant pursuant to the NYSE rules and determined that the Compensation Consultant is independent, and free of conflicts of interest with us or any of our directors or executive officers.

Use of Competitive Data.    In determining the appropriate positioning level of each NEO’s target total direct compensation and each component of compensation for an NEO, the Compensation and Governance Committee takes into account its assessment of the Company’s or business unit’s general performance, as applicable for each executive, and the executive’s tenure, experience, level of individual performance and potential to contribute to our future growth. Accordingly, an NEO’s actual compensation may be higher or lower than the median for the position based on the Compensation and Governance Committee’s assessment of these other factors. If the Compensation and Governance Committee determines that changes are appropriate, it has the flexibility to make adjustments for one or more executives.

Consistent with our philosophy of emphasizing pay for performance, annual cash incentive payments are designed to be above Incentive Pay Objectives when we exceed our goals and below the Incentive Pay Objectives when we do not achieve our goals. In the event threshold levels of performance are not attained, no annual incentive payment is generally earned.

For purposes of establishing the value of equity awards, stock options are valued as of the grant date using the Black-Scholes valuation model. RSUs and PBRSUs are valued at the fair market value of the underlying shares on the grant date. Except as otherwise noted above or described below, the Compensation and Governance Committee’s executive compensation determinations are subjective and the result of the Compensation and Governance Committee’s business judgment, which is informed by the experiences of the members of the Compensation and Governance Committee as well as the input from the Compensation Consultant and peer group data provided by the Compensation Consultant. In order to establish competitive compensation market data for the NEOs, the Compensation Consultant uses public proxy information from companies primarily in the medical technology industry. These peer companies are chosen based on the Compensation and Governance Committee’s assessment of their market capitalization, revenue, business focus, complexity, geographic location and the extent to which the Compensation and Governance Committee believes they compete with us for executive talent (the “Comparator Group”). The composition of the Comparator Group is reviewed annually to monitor the appropriateness of the profiles of the companies included so that the group continues to reflect our competitive market and provides statistical reliability.

The review of the Comparator Group for pay decisions in 2021 was conducted in July 2020. After evaluating a series of qualitative and quantitative factors among other publicly traded U.S. companies in our industry, including scale, talent,

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business, and operational characteristics and overlap among peers, the Compensation and Governance Committee selected the below companies as the Comparator Group for 2021. The group was the same as the Comparator Group for 2020, except that Waters Corporation and DENTSPLY SIRONA, Inc. were removed due to them being smaller, low-growth companies, and DexCom, Inc. was added due to its stronger fit from a size and business standpoint.

Edwards’ 2021 Comparator Group

Abbott Laboratories	Hologic, Inc.

ABIOMED, Inc.	IDEXX Laboratories, Inc.

Agilent Technologies, Inc.	Illumina, Inc.

Alexion Pharmaceuticals, Inc.	Intuitive Surgical, Inc.

Align Technology, Inc.	Medtronic plc

Baxter International Inc.	ResMed Inc.

Becton, Dickinson and Company	Stryker Corporation

Boston Scientific Corporation	Teleflex, Inc.

The Cooper Companies, Inc.	Varian Medical Systems, Inc.

DexCom, Inc.	Zimmer Biomet Holdings, Inc.

As of June 30, 2020, Edwards ranked at the 58th percentile of this group in terms of market capitalization. Compensation data are generally regressed for market capitalization to ensure that the data are not distorted by larger companies. Regression analysis is a commonly used technique to size-adjust data, which allows for more statistically valid comparisons. The key measure used in our regression model is market capitalization. Based on this measure, the regression formula correlates and adjusts the raw data for base salary, total cash compensation and total direct compensation to predict those items based on the market capitalization for each of the Comparator Group companies.

Although data from the Comparator Group are the primary data input for compensation decisions for the NEOs, consideration is given to compensation data for companies in healthcare-related industries as reported in nationally recognized Radford Global Technology and Global Lifesciences Compensation Surveys. The Compensation and Governance Committee considers both survey data that is healthcare-specific and also general industry data for companies within a similar size scope to Edwards. The Compensation and Governance Committee believes it is appropriate to refer to these additional data because we compete with these types of companies for executive talent.

We do not target any one specific percentile but instead consider the market data along with factors like the individual’s performance and context from the talent market more broadly to determine our target total direct compensation and the elements of compensation for our NEOs.

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Elements of Compensation.    The compensation package for each NEO consists primarily of (i) base salary, (ii) an annual cash incentive payment based on attainment of pre-established financial measures, operating goals, and individual performance, and (iii) long-term stock-based incentive awards. Each of these three components of compensation is intended to promote one or more of our objectives of designing executive compensation that is performance-based, is competitive, and aligns the interests of the executives with our stockholders, as further described in the Elements of Compensation Summary chart below.

Elements of Compensation Summary

Element of Compensation	Why We Pay this Element	Compensation and Governance Committee’s Evaluation Criteria

Base Salary	• Provides fixed compensation component payable in cash • Provides a certain level of security and continuity from year to year • Helps attract and retain qualified executives	• In addition to competitive data, the executive’s responsibilities, tenure, prior experience and expertise, individual performance, future potential, and internal equity are considered

Annual Cash Incentive Payment* *See sections “Executive Summary” above and “Annual Cash Incentive Payment” below for specific considerations and changes to the Incentive Plan for fiscal year 2021.

•  Provides variable compensation component payable in cash to motivate and reward executives for annual performance against established corporate financial measures, operating and strategic goals, and individual objectives

•  Recognizes executives based on their individual contributions

•  Is performance-based and not guaranteed

• Historically, incentive plan funding was determined by multiplying:
Financial Measurement Achievement (based on underlying revenue growth, adjusted net income, and adjusted free cash flow targets set at the beginning of the year)
X
KOD Achievement (based on strategic, corporate, and business unit objectives determined at the beginning of the year) The aggregate KOD multiplier may not exceed 150%
X
Individual Performance Objective Achievement (determined at the beginning of the year) Up to a maximum of 200% of pre-established Incentive Pay Objective

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Element of Compensation	Why We Pay this Element	Compensation and Governance Committee’s Evaluation Criteria

Long-Term Incentive Awards • 55% Stock Options • 20% RSUs • 25% PBRSUs

•  Aligning executives’ interests directly with those of stockholders; provides executives with an incentive to manage the Company from the perspective of an owner

•  Stock options tie executive pay directly to stockholder value creation over the long term, promote executive retention, and are consistent with our focus on top-line growth, innovation and our longer-term investment horizon and product pipeline

•  RSUs promote stability and retention of our executives over the long term

•  PBRSUs are measured against relative TSR, which links compensation to our performance over a three-year period against the performance of other companies

•  Since RSUs and PBRSUs are paid in shares of Edwards stock, these awards also further link executives’ interests with those of our long-term stockholders

•  Retains qualified employees

•  Is performance- or stock price-based and value is not guaranteed

•  The size and composition of long-term incentive awards are determined annually by the Compensation and Governance Committee, taking into account competitive total direct compensation pay positioning guidelines using market reference data from the Comparator Group, along with the individual executive’s level of responsibilities, ability to contribute to and influence our long-term results, and individual performance

Benefits

•  Provides a safety net to protect against financial catastrophes that can result from illness, disability or death

•  A benefit program that is competitive with companies with which we compete for executive talent supports recruitment and retention of executives

• Executives are eligible to participate in benefit programs on terms as are generally offered to other Company employees

Perquisites*

•  Assists in attracting and retaining executives by enhancing the competitiveness of the executive’s compensation in a relatively inexpensive way

•  Enables executives to perform their responsibilities efficiently, maximize their working time, and minimize distractions

• Modest perquisites, consistent with market practices

* Effective January 1, 2022, certain benefits were removed from our perquisite program and offset by certain compensation changes, as further described under “Benefits and Perquisites—Perquisite and Offsetting Changes” below.

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Base Salary.    The Compensation and Governance Committee generally reviews each NEO’s base salary in February and any approved changes are effective with the first pay period in April. The base salary for the CEO is established in a similar manner and is described more fully under “Employment and Post-Termination Agreements” below. Base salaries paid to the NEOs increased 2.0% in 2021 over the level in effect in 2020 to help maintain market competitiveness and based on the Compensation and Governance Committee’s assessment of internal roles and contributions.

Annual Cash Incentive Payment.    All of the NEOs and many other management and non-management-level employees (approximately 14,607 employees) participated in the 2021 Edwards Incentive Plan (the “Incentive Plan”).

The Compensation and Governance Committee establishes for each NEO the amount of incentive payment that will be earned for targeted performance, referred to as the “Incentive Pay Objective.” The Compensation and Governance Committee utilizes the Incentive Pay Objective so that the total cash compensation (base salary plus incentive payment for expected performance) for the NEOs will be at approximately the median of executives at comparable positions in the Comparator Group. The Compensation and Governance Committee then considers performance results to determine the actual cash incentive payments.

In February 2022, the Board of Directors approved the 2021 KOD achievement at 116% of target, from which the Board applied negative discretion of 20 points for the CEO and 10 points for the other named executive officers due to issues related to the compliance program in Japan. As a result, our cash incentive plan funded at 96% for the CEO and 106% for the other named executive officers, and each individual’s performance was also taken into account for the final calculation of the annual cash incentive payment for 2021.

The “Grants of Plan-Based Awards in Fiscal Year 2021” table below reports the Incentive Pay Objective (called the “Target” in the table) established for each NEO for 2021 as well as the maximum amount that could have been earned by each NEO under the Annual Incentive Plan for 2021 had the maximum performance levels been attained (which for each NEO is 200% of the NEO’s Incentive Pay Objective).

Individual Performance.    Individual performance objectives for the CEO are approved by the Compensation and Governance Committee, and the individual performance objectives for the other NEOs are established collaboratively by the CEO and each such executive. The Compensation and Governance Committee believes each executive has an appropriate number of meaningful individual performance objectives. The individual performance objectives are chosen to create goals, the attainment of which is designed to implement our strategic and operating plans, with a focus on the achievement of the financial measures and operational goals within each executive’s individual area of responsibility.

These objectives are considered in the aggregate to determine an overall performance assessment for each NEO for the purposes of determining compensation. Although some of the individual performance objectives are expressed in qualitative terms that require subjective evaluation, objectives also include several quantitative measures. However, the assessment of the overall performance for each NEO involves a subjective process. The CEO reviews the performance of each NEO (other than the CEO) with the Compensation and Governance Committee and recommends a performance assessment for each executive. The Compensation and Governance Committee assesses the CEO’s performance. The Compensation and Governance Committee then exercises subjective judgment, reviewing the individual performance objectives, the overall performance of the individual executive against all of his or her individual objectives, taken together, and the executive’s performance relative to the environment and to other executives. There is no formal weighting of the individual performance objectives. Individual performance may impact an executive’s cash incentive payment, subject to an overall cap on incentive payments of 200% of the Incentive Pay Objective.

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The individual performance objectives for the CEO and the other NEOs and the factors considered by the Compensation and Governance Committee for 2021 are described below.

NEO	2021 Performance Objectives and Factors Considered by the Compensation and Governance Committee

Mr. Mussallem

•  Develop and deploy strategy; drive our strategic imperatives through KOD achievement; achieve Company financial goals; increase long-term shareholder value; attract and retain a diverse, talented team; promote a strong culture consistent with our Credo and Aspirations; and provide leadership as Board Chairman.

•  The Compensation and Governance Committee found that Mr. Mussallem led a remarkable patient-focused team who, as a member of the critical healthcare infrastructure, never stopped working to deliver its planned financial results with an unwavering commitment to our patients and innovation strategy. Continued focus on important therapy innovations and infrastructure-related strategic initiatives intended to drive longer term growth and success were executed as the Company was recognized for our sustainability program and significant community engagement. The Company fortified our strong patient-focused culture and expanded our diversity and inclusion initiatives to strengthen our innovation strategy. The Company continued to focus on delivering long-term shareholder returns while investing in our technology pipeline and infrastructure necessary to support future growth.

Mr. Ullem

•  Ensure the integrity of Edwards’ financial reporting; drive to achieve 2021 strategic imperatives, KODs and financial goals; maintain a high standard of investor relations; optimize capital deployment; expand Information Technology’s capabilities to support growth; actively manage enterprise risks; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations.

•  The Compensation and Governance Committee noted that even under continued difficult circumstances of the pandemic, Mr. Ullem demonstrated strong overall performance in the role of Chief Financial Officer. Specifically, he participated in key strategic initiatives to drive long-term shareholder valuation creation, led effective financial planning and the issuance of timely and accurate financial reports, improved risk mitigation through enterprise risk management, deployed key global information technology enhancements to strengthen Edwards’ management of data, and expanded diversity and inclusion programs.

Mr. Bobo

•  Develop and implement Edwards’ corporate strategy, establish and execute business development goals that advance our strategy and strengthen our portfolio; provide leadership to our U.S. Healthcare solution team; advance our emerging heart failure initiatives; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations.

•  The Compensation and Governance Committee noted Mr. Bobo’s leadership to strengthen and execute our innovation-driven strategy including advancing our companies’ portfolio and representing EW with key external partners, executed business development transactions that strengthened our pipelines, advanced key initiatives and complemented our internal investments, and provided leadership for our new strategic initiatives including investment analysis, strategic fit analysis, and alliance management.

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NEO	2021 Performance Objectives and Factors Considered by the Compensation and Governance Committee (Continued)

Mr. Lemercier

•  Develop, evolve and execute the regional business strategy for Europe, Canada, and Latin America; drive new product introductions, consistently deliver sales growth and achieve financial goals for Europe, Eastern Europe, Middle East, Africa, Canada, and Latin America; drive innovation and enhance leadership in key franchises; ensure the proper funding from the different healthcare systems supporting our innovative technologies across the Region; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations.

•  The Compensation and Governance Committee noted that despite recurring circumstances of the pandemic, Mr. Lemercier’s leadership achieved solid regional results aligned with the plan, specifically driven by new product indications, product launches, geography expansion, a focus on government affairs and regulatory, and patient engagement. Notably, the Transcatheter Aortic Valve Replacement adoption has significantly progressed while EW market leadership improved, continued introduction of transformative Transcatheter Mitral and Tricuspid therapies, pursuing leadership in this emerging field, as well as driving strong surgical structural heart and critical care initiatives. His team also enhanced Edwards’ participation within the MedTech European trade association with a focus on cardiovascular disease awareness in Europe and had continued focus on talent development and community philanthropy across all geographies.

Mr. Wood

•  Develop, evolve and execute the strategy for the Transcatheter Aortic Valve Replacement business to strengthen our leadership position; consistently deliver sales growth and achieve the financial goals for the Transcatheter Aortic Valve Replacement business; drive innovation and 2020 product development KODs; attract and retain a diverse, talented team; and promote a strong culture consistent with our Credo and Aspirations.

•  The Compensation and Governance Committee noted that under Mr. Wood’s leadership, achieving planned revenue targets was challenging as a result of the pandemic, but Edwards continued its strong patient focus with on-site case support globally and was present in the great majority of the cases. His team continued to expand our SAPIEN 3 Ultra platform globally and strengthened our leadership position by achieving US approval on our pulmonic program, receiving regulatory approval and reimbursement in Japan for low-risk patients, completing enrollment in the asymptomatic trial, and gaining approval to start a trial on our next generation TAVR technology. The continued body of evidence on our TAVR technology established the groundwork for a new clinical trial to study patients with moderate aortic stenosis, which is a population that could benefit from earlier intervention.

Committee Review Process.    The Compensation and Governance Committee generally meets each February to review and approve annual incentive payments for the prior year and to set incentive performance targets for the current year. The Compensation and Governance Committee may adjust the incentive payment levels based on financial measure achievement, KOD achievement, individual performance, and TSR. In February 2022, the Compensation and Governance Committee awarded incentive payments to the NEOs that ranged from 96.0% to 116.6% of the Incentive Pay Objectives for the NEOs. The amount awarded to each NEO for 2021 is reported in the accompanying “Summary Compensation Table.” The incentive payments were paid in March 2022.

Long-Term Incentive Awards.    The mix of long-term incentive awards granted to our NEOs in 2021 included stock options, PBRSUs and RSUs. The Compensation and Governance Committee views stock options as performance-based equity compensation, tying our executives’ pay directly to stockholder value creation over the long term because the value of our common stock must increase after the date of grant of the options in order for the options to have any value. Having a seven-year time horizon, stock options also promote the retention of our executives and are consistent with our focus on top-line growth, innovation and our longer-term investment horizon and product pipeline. PBRSU awards measure relative TSR, which the Compensation and Governance Committee believes is a straightforward and objective metric for

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our stockholders to evaluate our performance against the performance of other companies and to align with stockholder interests. As the RSU awards have value regardless of stock price performance, they help promote the stability and retention of a strong executive team over the longer term (vesting schedules generally require continuous service over multiple years, as described below).

Of the total 2021 long-term incentive awards granted to each of our NEOs, the grant values approved by the Compensation and Governance Committee were weighted 55% stock options, 25% PBRSUs, and 20% time-based RSUs. We believe rewarding a combination of absolute TSR (through stock options) and relative TSR (through PBRSUs), and providing stock-denominated time-based vesting RSUs, results in a balance between these incentives that appropriately aligns our executives’ pay with stockholder value while promoting the stability and retention of the executive team. Given the different risk and reward characteristics of these three types of awards and our executive compensation philosophy, the Compensation and Governance Committee believes that the equity awards granted to executives should include a greater proportion of stock options and PBRSUs relative to RSUs.

Stock Options.    Stock options granted to Messrs. Mussallem, Bobo, Lemercier and Wood have a seven-year term and vest monthly over 36 months, consistent with the vesting standards established by the Company for its stock option grants to executives who are retirement-eligible. Stock options granted in 2021 to Mr. Ullem have a seven-year term and vest annually over four years as he was not retirement-eligible at the time of grant. Stock options granted during 2021 have an exercise price equal to the closing price on the day of the regular Board meeting held on the next day following Compensation and Governance Committee approval as that was the effective date of grant for these options.

PBRSUs.     PBRSUs awarded in 2021 are based on relative TSR performance as measured for the performance period beginning April 30, 2021 and ending April 30, 2024. The percentage of the target PBRSU awards that will vest at the end of the three-year performance period depends on the percentage by which our annualized TSR exceeds or falls short of the median annualized TSR (calculated assuming dividend reinvestment) of the SPSIHE Subset (as defined below). The chart below illustrates the maximum, target and threshold performance levels and the PBRSU payout at each level (with the payout level determined on a pro-rata basis for actual performance between the levels shows in the chart).

2021 PBRSU Performance Levels	Annualized TSR vs Median of SPSIHE Subset	Payout as a Percentage of Target Award

Maximum	+7.5% or more points from median	175%

Target	Median	100%

Threshold	-7.5% points from median	25%

No Payout	More than -7.5% points from median	0%

The maximum and threshold performance levels applicable to the awards were set at levels that the Compensation and Governance Committee believed were consistent with the historical 75th and 25th percentile levels, respectively, for the TSRs of the SPSIHE Subset. The “SPSIHE Subset” is a subset of 28 companies in the S&P Healthcare Equipment Select Industry Index that are also in the S&P 500 Index or S&P 400 Midcap Index. We believe this group is a strong comparator for performance purposes as it includes companies of comparable size with similar business models.

RSUs.    RSUs awarded in 2021 to the NEOs vest 25% annually over four years on each anniversary of the award date, subject to continued employment of the award recipient through the applicable vesting date. RSUs awarded prior to February 2020 vest 50% on the third and fourth anniversaries of the award date, subject to continued employment of the award recipient through the applicable vesting date.

At the Compensation and Governance Committee meeting immediately preceding the stockholder meeting in May of each year, the Compensation and Governance Committee generally determines the size of the long-term incentive award for each NEO. In keeping with our commitment to provide a total compensation package that emphasizes at-risk components of pay, long-term incentives for 2021 comprised, on average, 71% of the value of the NEO’s target total direct compensation package.

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For 2021, the CEO evaluated each NEO’s performance (other than his own), as discussed previously (see “Compensation Process” above), and made specific recommendations as to their equity award levels for the Compensation and Governance Committee’s consideration. The Compensation and Governance Committee approved awards for the NEOs (other than the CEO), taking into account these recommendations and the Compensation and Governance Committee’s assessment of the factors noted above for each executive. The Compensation and Governance Committee, with input from the full Board, evaluated the CEO’s performance using the same criteria as discussed above in “Compensation Process” to establish the appropriate award for the CEO. Equity awards are granted under the Company’s Long-Term Stock Incentive Compensation Program (the “Long-Term Stock Program”), which has been approved by stockholders.

Value of Equity Awarded in 2021.    Stock options are valued as of the grant date using the Black-Scholes valuation model. The Black-Scholes valuation is used by the Compensation and Governance Committee in granting the equity awards, and is used by the Company in measuring and recognizing compensation expense. RSUs and PBRSUs are valued at the fair market value of the underlying shares on the grant date, with the value of PBRSUs based on the “target” level of performance. Under applicable accounting rules, however, the grant-date fair value of the PBRSUs awarded to our NEOs is calculated for purposes of our financial reporting using a Monte Carlo simulation pricing model. The PBRSUs are included as compensation for our NEOs in the “Summary Compensation Table” based on this valuation methodology. For information on the assumptions used in this fair value computation, refer to Note 14 of the “Notes to Consolidated Financial Statements” in our 2021 Annual Report. The Compensation and Governance Committee does not apply the Monte Carlo simulation when it determines the number of PBRSUs to be awarded to an executive (instead basing the value of a PBRSU on the fair market value of the underlying “target” number of shares on the grant date) to simplify the award process and provide more consistent award sizing (based on the number of shares subject to the awards) from year to year.

The following chart shows the values of the PBRSU awards approved by the Compensation and Governance Committee in 2021 that were used to determine the number of shares subject to the awards (based on the closing price per share of our common stock on May 4, 2021, the grant date for the PBRSUs, and calculated at the “target” level of performance and without taking the Monte Carlo simulation pricing model into account), as well as the accounting grant-date fair value of the PBRSUs we are required to use under applicable SEC rules to report in the “Summary Compensation Table” (calculated as noted in the footnotes to the “Summary Compensation Table,” and including the impact of the Monte Carlo simulation pricing model).

	2021 PBRSU Awards

Name	Value Based on May 4, 2021 Stock Price	Value Required to be Included in Summary Compensation Table

Mr. Mussallem	$2,500,708	$3,231,008

Mr. Ullem	594,851	768,570

Mr. Bobo	466,550	602,800

Mr. Lemercier	331,251	427,988

Mr. Wood	531,867	687,192

The equity awards granted to the NEOs in 2021, and the grant-date fair value of these awards, is set forth in the “Grants of Plan-Based Awards in Fiscal Year 2021” table below.

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Determination as to 2018 PBRSU Awards.    In May 2018, the Compensation and Governance Committee granted awards of PBRSUs to certain of our executives. For these awards to vest, Edwards’ TSR had to be at or above -7.5% points from the median TSR of the other companies that were listed in the SPSIHE Subset on the grant date and were still publicly traded on April 30, 2021, the last day of the three-year performance period. Edwards’ TSR compared to the threshold, target, and maximum performance levels of the SPSIHE Subset as of April 30, 2021, as well as the 3-year TSRs relative to each level, are as follows:

2018 PBRSU Performance Levels	Company’s TSR vs Median of SPSIHE Subset	TSR Over Three-Year Period	Payout as a Percentage of Target Award

Maximum	+7.5% points from Median	25.36%	175%

Target	Median	17.86%	100%

Threshold	-7.5% points from Median	10.36%	25%

Edwards	+7.80% points from Median	25.66%	175%

The Compensation and Governance Committee determined that as of April 30, 2021 our relative TSR was at +7.80% points above the median and, accordingly, 175% of the target award for each executive vested. Amounts realized by our NEOs attributable to these awards can be found in the “Option Exercises and Stock Vested in Fiscal Year 2021” table below.

Stock Ownership Guidelines and Holding Requirement.    Under our guidelines, executives are expected to own shares of Edwards’ stock as follows:

CEO	Other NEOs

6 times base salary	3 times base salary

All of our NEOs are in compliance with the ownership guidelines.

Stock ownership guidelines were established to create additional owner commitment and to emphasize stockholder value creation. Expected ownership levels are adjusted as the executives’ annual base salaries change. Executives who have not met the guidelines must hold 50% of the net shares of our common stock acquired in connection with the exercise of stock options and the vesting of restricted stock, RSU awards, and PBRSU awards (after satisfaction of applicable taxes and, in the case of options, payment of the exercise price) until the guidelines are met. In the event an executive achieved the guideline but was unable to maintain the ownership level due to a decline in the price of our common stock, the 50% holding requirement is reinstated.

Prohibition on Pledging and Hedging.    We have adopted a policy prohibiting all members of the Board, all employees with a title of “vice president” equivalent or above, and any other employee designated as a “Designated Insider” from time to time under our insider trading policy, from pledging or hedging the Company’s securities. Pledging includes holding the Company’s securities in a margin account or otherwise pledging the Company’s securities as collateral for a loan. Hedging includes entering into short sales, options, puts, calls and sales against the box, as well as hedging of the Company’s securities or derivative transactions including equity swaps, forwards, futures, collars and exchange funds. To our knowledge, none of our NEOs have engaged in pledging or hedging with respect to our common stock.

Market Timing of Equity Awards.    We do not have any program, plan or practice to time equity grants in coordination with the release of material information. Annual equity awards for the NEOs are generally approved at the Compensation and Governance Committee meeting in May of each year and awarded on the date of the Board meeting immediately following that Committee meeting. Any other equity awards to the NEOs, including grants to new hires, are generally made on the date of the next regularly scheduled Board meeting.

Benefits and Perquisites.    The NEOs are eligible to participate in employee benefit programs generally offered to our employees employed in the same jurisdiction as the NEO including, for all NEOs employed in the United States, the

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Edwards Lifesciences Corporation 401(k) Savings and Investment Plan (“401(k)”), which provides for a Company matching contribution. The Company matches employee 401(k) contributions dollar for dollar up to the first 4% of a participant’s cash compensation, and 50% of the next 2% of cash compensation. In addition, we provide certain other perquisites to our NEOs described below that are not generally available to our employees.

The Compensation and Governance Committee conducts an annual review of the competitiveness of our perquisite program, including its individual components and levels, against the perquisite programs of companies in the Comparator Group. As a result of these reviews, the Compensation and Governance Committee may make adjustments from time to time in the benefits and perquisites provided as it determines to be appropriate.

We believe that providing perquisites enhances the competitiveness of the executive’s compensation in a relatively inexpensive way. These perquisites are described below and reported in the “Summary Compensation Table.”

Our perquisite program for the NEOs includes the following:

Car Allowance.    Car allowances were paid in fiscal year 2021 as follows: $13,200 for the CEO, and $10,800 for the other U.S.-based NEOs. NEOs residing outside of the U.S. were entitled to an amount in local currency that provided the NEO with similar car benefits as those received by an NEO in the U.S. The car allowance was intended to cover expenses related to the lease, purchase, insurance, and maintenance of a vehicle, and mileage for business use. It was provided in recognition of the need to have executives visit hospitals, physicians, business partners, and other stakeholders in order to fulfill their job responsibilities. Effective January 1, 2022, this car allowance was removed from our perquisite program, as further described below.

Perquisite Allowance.    For fiscal year 2021, the NEOs received fixed allowances for certain expenses. The CEO received $40,000 (including one club membership that is being used for corporate business purposes, at a cost of $7,103 in 2021), and the other NEOs each received $20,000. The allowance was also permitted to be used to cover certain personal financial, estate and tax planning costs, as we believe that it was appropriate for the NEOs to have professional assistance in managing their compensation. Mr. Lemercier also received a monthly housing allowance. Effective January 1, 2022, these perquisite allowances were removed from our perquisite program, as further described below.

Executive Physical Examination.    The Company paid up to $3,649 for each annual physical examination received by a NEO. This benefit encourages the proactive management of the executive’s health, helping best position the executive team to be able to address the ongoing and day-to-day issues we face.

Pension. Mr. Lemercier participates in our pension plan applicable to our salaried employees at our Nyon, Switzerland facility (see the section “Pension Benefits” below). Other than our 401(k) plan described above, we do not have any pension plans in which any of the other NEOs participate.

Perquisite and Offsetting Changes. Effective January 1, 2022, the car and perquisite allowances were removed from our perquisite program. The removal of these allowances was offset for the NEOs, as follows: (i) for the CEO, an increase in salary by $22,000; (ii) for the other U.S.-based NEOs, an increase in salary by $16,000 and an increase in target bonus by $15,000; and (iii) for Mr. Lemercier, an increase of $10,000 in both salary and target bonus, since he did not receive a car allowance.

Deferred Compensation.    We have adopted a deferred compensation plan for the NEOs and certain other management employees to enable them to save for retirement by deferring their income and the associated tax to a future date or termination of employment. Under the Executive Deferred Compensation Plan (the “EDCP”), return on compensation deferred by participants is based on investment alternatives selected by the participant. We believe that the EDCP is comparable to similar plans offered by companies in the Comparator Group.

The amounts deferred and accrued under the EDCP for the NEOs are reported below in the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Plans” table.

Employment and Post-Termination Agreements.    We have entered into an employment agreement with the CEO, as well as change-in-control severance agreements (the “change-in-control severance agreements”) with the CEO and our

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

other NEOs as discussed below. Messrs. Bobo, Ullem, and Wood are eligible to participate in a general severance plan for eligible U.S. employees to receive severance benefits, and Mr. Lemercier is eligible to receive severance benefits, in each case upon a qualifying termination of employment.

Chief Executive Officer Employment Agreement.    We entered into an amended and restated employment agreement with Mr. Mussallem on March 9, 2009, which was approved by the Compensation and Governance Committee and provides for, among other things, his appointment as Chief Executive Officer, an annual base salary, bonus and long-term incentive awards as determined by the Board, and, in certain circumstances, severance payments upon termination of employment. The agreement renews automatically for successive one-year terms.

Mr. Mussallem’s base salary is reviewed and may be adjusted annually based on the Compensation and Governance Committee’s review of the Comparator Group data in consultation with the Compensation Consultant, and Mr. Mussallem’s performance. The Compensation and Governance Committee followed the same philosophy and programs described above for executives in determining 2021 compensation for Mr. Mussallem. In addition, the Compensation and Governance Committee reviewed a tally sheet, which affixed a dollar amount to all components of Mr. Mussallem’s compensation, including current compensation, equity awards and benefits.

The Compensation and Governance Committee believes, after reviewing Mr. Mussallem’s target total direct compensation, individual performance, and contribution to our financial results during 2021, that Mr. Mussallem’s total compensation and each component thereof were in line with our compensation philosophy and objectives.

If Mr. Mussallem’s employment is involuntarily terminated by us without “cause,” as defined in the employment agreement, we are required to pay certain severance benefits, provided he is not receiving the severance benefits under his change-in-control severance agreement. The material terms of the severance arrangement are described in the section “Potential Payments upon Termination or Change in Control” below.

Change-in-Control Severance Agreements.    We have entered into agreements with the NEOs pursuant to which such individuals will be provided certain payments and benefits in the event of termination of employment following a change in control of the Company. We believe that these agreements enhance the likelihood of retaining the services of the executives in the event we were to become an acquisition target and allow the NEOs to continue to focus their attention on our business operations, stockholder value and the attainment of long-term and short-term objectives without undue concern over their employment or financial situations. The material terms of the agreements are described in the section “Potential Payments upon Termination or Change in Control” below.

We believe that the level of severance payments is fair and reasonable based on the value we would derive from the services provided by the executives with change-in-control severance agreements prior to, and following, a change in control.

Tax Implications – Policy Regarding Section 162(m).    Federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former NEO that exceeds $1 million during the tax year. Certain awards granted by the Company before November 2, 2017 that were based upon attaining pre-established performance measures set by the Compensation and Governance Committee, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. There can be no assurance that any compensation the Compensation and Governance Committee intended to be deductible will in fact be deductible. Although the potential deductibility of compensation is one of the factors the Compensation and Governance Committee notes when designing the Company’s executive compensation program, the Compensation and Governance Committee has the flexibility to take any compensation-related actions it determines are in the best interests of the Company and its stockholders, including awarding compensation that will not be deductible for tax purposes.

The Compensation and Governance Committee recognizes the importance of preserving our ability to design compensation programs to attract and retain skilled and qualified individuals in a highly competitive market. The Compensation and Governance Committee will continue to design salary, annual incentive bonuses and long-term incentive compensation in a manner that the Compensation and Governance Committee believes prudent or necessary to hire and retain our NEOs, and may approve non-deductible compensation arrangements for our executive officers from time to time when it believes that these other considerations outweigh the benefit of the tax deductibility of the compensation.

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COMPENSATION AND GOVERNANCE COMMITTEE REPORT

The Compensation and Governance Committee has reviewed and discussed the “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based on its review and discussions, the Compensation and Governance Committee recommended to the Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into the Company’s 2021 Annual Report on Form 10-K.

The Compensation and Governance Committee:

Nicholas J. Valeriani (Chair)

Martha H. Marsh

Paul A. LaViolette

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION

The “Summary Compensation Table” quantifies the value of the different forms of compensation earned by or awarded to our NEOs for 2021. The primary elements of each NEO’s total compensation reported in the table are base salary, annual bonus and long-term equity incentives, consisting of stock options, PBRSUs and RSUs. NEOs also received the other benefits listed in the “All Other Compensation” column of the “Summary Compensation Table,” as further described in the footnotes to the table.

The “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. A description of the material terms of each NEO’s base salary and annual bonus is provided immediately following the “Summary Compensation Table.” The “Grants of Plan-Based Awards in Fiscal Year 2021” table, and the accompanying description of the material terms of the stock options, PBRSUs, and RSUs granted in 2021, provides information regarding the long-term equity incentives awarded to NEOs in 2021. The “Outstanding Equity Awards at 2021 Fiscal Year-End” and “Option Exercises and Stock Vested in Fiscal Year 2021” tables provide further information on the NEOs’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation Table – Fiscal 2019-2021

The following table sets forth a summary, for the years indicated, of the compensation of the principal executive officer, the principal financial officer and our three other most highly compensated executive officers who were serving as executive officers at the end of 2021. No other executive officers that would have otherwise been includable in the table on the basis of total compensation for 2021 have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position	Year	Salary $(1)	Bonus $(2)	Stock Awards $(3)	Option Awards $(3)	Non-Equity Incentive Plan Compensation $(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings $(5)	All Other Compensation $(6)	Total $

Mr. Mussallem	2021	1,153,040	—	5,230,175	5,501,118	1,581,770	—	147,202	13,613,305
Chairman of the Board and Chief Executive Officer	2020	1,121,299	—	3,731,409	4,232,880	734,993	—	230,352	10,050,933
	2019	1,072,240	—	3,641,664	4,235,402	2,381,117	—	190,550	11,520,973

Mr. Ullem	2021	664,688	—	1,244,451	1,306,053	573,036	—	81,175	3,869,403
Corporate Vice President, Chief Financial Officer	2020	647,079	49,583	1,091,084	1,236,859	262,500	—	98,860	3,385,965
	2019	619,760	—	1,047,907	1,098,595	756,864	—	47,945	3,571,071

Mr. Bobo	2021	658,091	—	976,040	1,026,875	540,176	—	64,329	3,265,511
Corporate Vice President	2020	640,931	—	856,555	975,897	252,000	—	77,881	2,803,264
	2019	615,455	2,000	807,687	935,153	671,600	—	73,546	3,105,441

Mr. Lemercier	2021	654,236	—	693,922	728,243	532,209	433,522	239,517	3,281,649
Corporate Vice President	2020	625,360	—	604,174	688,517	254,746	1,925,308	246,810	4,344,915
	2019	576,854	—	546,270	633,331	555,287	804,765	197,453	3,313,960

Mr. Wood	2021	658,063	2,000	1,114,085	1,170,952	567,418	—	77,726	3,590,244
Corporate Vice President	2020	639,273	—	968,369	1,097,961	273,000	—	101,114	3,079,717
	2019	605,791	4,000	849,708	988,184	756,864	—	88,736	3,293,283

(1)

The amounts shown for 2021 include amounts that were deferred into the EDCP as follows: Mr. Mussallem – $111,133; Mr. Ullem – $37,476; Mr. Bobo – $360,196; Mr. Lemercier – $0, and Mr. Wood – $37,716. The EDCP is more fully described in the section following the “Nonqualified Deferred Compensation Plans” table below. Mr. Lemercier’s salary is paid in Swiss Francs and reported in this table by converting Swiss Francs to United States dollars using an exchange ratio of 1.0917, 1.0657 and 1.006404 (each of which is our average monthly intercompany Swiss Franc to United States dollar exchange rate for the year), for years 2021, 2020 and 2019, respectively.

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(2)

The amount shown for Mr. Ullem includes an award received through our Discretionary Cash Award Program which recognizes extraordinary contributions to our Company. The amounts shown for Messrs. Bobo and Wood include awards received through our Innovation Rewards Program which compensates active employee inventors for their patent contributions to our Company.

(3)

The amounts reported in these columns reflect the aggregate grant-date fair value of the stock awards and option awards during the applicable year. These values have been determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. PBRSUs have been valued for this purpose based on a Monte Carlo simulation pricing model. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of stock awards and option awards contained in Note 14 of the “Notes to Consolidated Financial Statements” in our 2021 Annual Report.

Under the terms of our PBRSU awards at grant, between 0% and 175% of the target number of shares subject to the awards can vest based on performance and the other vesting conditions applicable to the awards. For the PBRSUs awarded to our NEOs in 2021, 2020 and 2019, the table below sets forth (i) the grant-date fair value of the awards determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, with these values determined based on a Monte Carlo simulation pricing model (included in the “Probable Outcome” column below), and (ii) the grant-date fair value of these awards assuming that the maximum level of performance was achieved.

Name	Year	Probable Outcome of Performance Conditions Grant-Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant-Date Fair Value ($)

Mr. Mussallem	2021	3,231,008	5,654,264

	2020	2,188,776	3,830,357

	2019	2,099,509	3,674,140

Mr. Ullem	2021	768,570	1,344,998

	2020	638,651	1,117,640

	2019	547,909	958,840

Mr. Bobo	2021	602,800	1,054,900

	2020	502,240	878,921

	2019	465,480	814,590

Mr. Lemercier	2021	427,988	748,979

	2020	353,428	618,500

	2019	315,169	551,545

Mr. Wood	2021	687,192	1,202,586

	2020	570,446	998,280

	2019	489,724	857,017

(4)

Amounts shown in this column for 2021 were earned under the Incentive Plan based on achievement of performance criteria for 2021, as described in the “Compensation Discussion and Analysis” above. Amounts shown for Mr. Bobo include $178,258 deferred into the EDCP.

(5)

Mr. Lemercier participates in our pension plan for salaried employees at our Nyon, Switzerland facility (see section “Pension Benefits” below). The amounts shown include employer contributions and investment earnings, and do not include regular employee contributions of approximately $121,294 in 2021. The amount of Mr. Lemercier’s regular employee contributions to the Nyon pension plan are reflected in the total amount included in the “Salary” column of the “Summary Compensation Table.”

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

(6)	The “All Other Compensation” column includes the following amounts paid to the NEOs for the year ended December 31, 2021. The amounts disclosed are the actual costs to us of providing these benefits.

Type of Compensation	Mr. Mussallem	Mr. Ullem	Mr. Bobo	Mr. Lemercier		Mr. Wood

401(k) Company Match	$14,500	$14,500	$14,500	—		$14,500

EDCP Company Contribution	78,809	31,230	18,153	—		31,430

Company Contribution – Zurich vita Pension Plan (saving)	—	—	—	$156,568		—

Car Allowance or Company Car Lease Payments	13,200	10,800	10,800	28,363		10,800

Officer Perquisites (Flexible Allowance, including, among other things, financial planning expenses, airline club dues, club membership dues, home office supplies, personal travel expenses; Annual Physical Examination Expenses and Life Insurance Premiums)	40,693	24,645	20,876	21,834		20,996

Housing Allowance	—	—	—	32,752		—

Totals	$147,202	$81,175	$64,329	$239,517	*	$77,726

*	Converted from Swiss Francs to United States dollars, using an exchange ratio of 1.0917 (which is our average monthly intercompany Swiss Franc to United States dollar exchange rate for the year).

Employment Agreements.    We entered into an amended and restated employment agreement with Mr. Mussallem on March 9, 2009, as described in the “Compensation Discussion and Analysis” section above. We do not have employment agreements with the other NEOs. Post-termination benefits for the NEOs are discussed in the section “Potential Payments Upon Termination or Change in Control” below.

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Grants of Plan-Based Awards in Fiscal Year 2021

The following table provides certain summary information concerning each grant of an incentive award made to NEOs in 2021 under a compensation plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)				Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of Shares of Stock/ Units (#)		All Other Option Awards; Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Share)	Closing Price on Grant Date ($)	Grant-Date Fair Value of Stock and Option Awards ($)(8)
Name	Grant Date(1)	Approval Date	Threshold ($)	Target ($)		Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Mr. Mussallem	—	02/18/2021	—	1,647,677	(3)	3,295,354	—	—	—	—		—		—	—	—
	05/04/2021	05/03/2021	—	—		—	—	—	—	—		210,000	(6)	93.31	93.31	5,501,118
	05/04/2021	05/03/2021	—	—		—	—	—	—	21,425	(5)	—		—	—	1,999,167
	05/04/2021	05/03/2021	—	—		—	—	26,800	46,900	—		—		—	—	3,231,008

Mr. Ullem	—	02/18/2021	—	510,000	(3)	1,020,000	—	—	—	—		—		—	—	—
	05/04/2021	05/03/2021	—	—		—	—	—	—	—		44,400	(7)	93.31	93.31	1,306,053
	05/04/2021	05/03/2021	—	—		—	—	—	—	5,100	(5)	—		—	—	475,881
	05/04/2021	05/03/2021	—	—		—	—	6,375	11,156	—		—		—	—	768,570

Mr. Bobo	—	02/18/2021	—	490,000	(3)	980,000	—	—	—	—		—		—	—	—
	05/04/2021	05/03/2021	—	—		—	—	—	—	—		39,200	(6)	93.31	93.31	1,026,875
	05/04/2021	05/03/2021	—	—		—	—	—	—	4,000	(5)	—		—	—	373,240
	05/04/2021	05/03/2021	—	—		—	—	5,000	8,750	—		—		—	—	602,800

Mr. Lemercier	—	02/18/2021	—	473,396	(3)	946,792	—	—	—	—		—		—	—	—
	05/04/2021	05/03/2021	—	—		—	—	—	—	—		27,800	(6)	93.31	93.31	728,243
	05/04/2021	05/03/2021	—	—		—	—	—	—	2,850	(5)	—		—	—	265,934
	05/04/2021	05/03/2021	—	—		—	—	3,550	6,212	—		—		—	—	427,988

Mr. Wood	—	02/18/2021	—	530,000	(3)	1,060,000	—	—	—	—		—		—	—	—
	05/04/2021	05/03/2021	—	—		—	—	—	—	—		44,700	(6)	93.31	93.31	1,170,952
	05/04/2021	05/03/2021	—	—		—	—	—	—	4,575	(5)	—		—	—	426,893
	05/04/2021	05/03/2021	—	—		—	—	5,700	9,975	—		—		—	—	687,192

(1)	Our practice is to grant equity-based awards on the date of the Board meeting following the Compensation and Governance Committee’s approval of the grants.

(2)

These are awards payable under the Incentive Plan for 2021. See the discussion on “Annual Cash Incentive Payment” beginning at page 37 for additional information. Amounts for Mr. Lemercier were converted from Swiss Francs to United States dollars using an exchange rate of 1.127133 CHF/USD (reflects the exchange rate as of January 2021).

(3)

See the discussions beginning at page 29 on “2021 Annual Incentive Plan” and page 37 on “Annual Cash Incentive Payment” and on “Incentive Pay Objective” for additional information. The amounts set forth above represent the Incentive Pay Objective that were set in the beginning of 2020 prior to the pandemic that would have been paid for performance meeting the pre-established objectives at the “target” and “maximum” performance levels.

(4)

These are PBRSUs granted under the Long-Term Stock Program that vest based on a combination of certain length of service and market conditions. The material terms of the PBRSUs are described in the section “Equity Incentive Plan Awards—Performance-Based Restricted Stock Units” below.

(5)

RSUs with respect to shares of common stock are granted under the Long-Term Stock Program. RSUs granted in 2021 become vested in four equal annual installments beginning on the first anniversary of the grant date and are subject to the executive’s continued employment with the Company. The material terms of the RSUs are described in the section “Equity Incentive Plan Awards—Restricted Stock Units” below.

(6)

Options to acquire common stock are granted under the Long-Term Stock Program. Consistent with vesting standards established by the Company for its stock option grants to executives who are retirement-eligible, these options vest and become exercisable in 36 equal monthly installments beginning one month after the award date, and are subject to the executive’s continued employment with the Company. The material terms of the options are described in the section “Equity Incentive Plan Awards—Stock Options” below.

(7)

Options to acquire common stock are granted under the Long-Term Stock Program. Consistent with vesting standards established by the Company for its stock option grants to executives who are not retirement-eligible, this option vests and becomes exercisable in four equal annual installments beginning on the first anniversary of the grant date. The material terms of the options are described in the section “Equity Incentive Plan Awards—Stock Options” below.

(8)

The amounts reported in this column reflect the grant-date fair value of the stock award or option award determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements. For the assumptions and methodologies used to value the awards, see footnote 3 to the “Summary Compensation Table” above.

Non-Equity Incentive Plan Awards.    The material terms of the non-equity incentive plan awards reported in the table above are described in the “Compensation Discussion and Analysis” section under the heading, “2021 Annual Incentive Plan” and “Elements of Compensation—Annual Cash Incentive Payment.”

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Equity Incentive Plan Awards.    Each of the equity incentive awards reported in the table above was granted under, and is subject to, the terms of the Long-Term Stock Program. The Compensation and Governance Committee administers the Long-Term Stock Program and has authority to interpret the plan provisions and make all required determinations thereunder. Additional terms of the equity incentive awards reported in the table above are described in the “Compensation Discussion and Analysis” section under the heading, “Elements of Compensation—Long-Term Incentive Awards” and in the footnotes accompanying the table above. The terms of the accelerated vesting provisions for equity incentive awards are described in this section and in the section titled “Potential Payments Upon a Termination or Change in Control.”

The table above reports awards of stock options granted to our NEOs in 2021. Each option represents a contractual right to receive one share of our common stock if the option becomes vested and is exercised, subject to payment of the exercise price of the option by the award holder. The terms of each option are summarized in the chart below.

STOCK OPTIONS

Maximum Term (expiration date)	• Seven years from grant date

Exercise Price Per Share	• Fair market value of a share of common stock on the grant date

Vesting Schedule—Regular (all option grants in the chart above awarded to Mr. Ullem)	• 25% annually over four years following the grant date

Vesting Schedule—Retirement-Eligible (Messrs. Mussallem, Bobo, Lemercier and Wood)	• Monthly over 36 months following the grant date

Effect of Change in Control

•  No automatic acceleration upon a change in control of the Company

•  Accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination of Employment of Retirement-Eligible NEOs (Messrs. Mussallem, Bobo, Lemercier and Wood)

•  Unvested options held by the NEO will immediately terminate and be forfeited

•  Vested options held by the NEO will remain exercisable and will terminate on the earlier of five years from termination date or the normal expiration date

Effect of Termination of Employment of Non-Retirement-Eligible NEOs (Mr. Ullem)

•  Unvested options held by the NEO will immediately terminate and be forfeited

•  Vested options held by the NEO will remain exercisable and will terminate on the earlier of 90 days from termination date or the normal expiration date

Effect of Termination of Employment due to Death or Disability	• Unvested options held by the NEO will immediately vest

Dividend Rights	• No dividend rights

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The “Grant of Plan-Based Awards in Fiscal Year 2021” table above reports awards of RSUs granted to our NEOs in 2021. Each RSU represents a contractual right to receive one share of our common stock if the time-based vesting requirements applicable to the award are satisfied, as summarized in the chart below.

RESTRICTED STOCK UNITS

Vesting Schedule	• 25% of the total number of units subject to the award on the first, second, third and fourth anniversaries of the award date

Effect of Change in Control

•  No automatic acceleration upon a change in control of the Company; accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination of Employment of Retirement- Eligible NEOs (including Messrs. Mussallem, Bobo, Lemercier and Wood)

•  If the grant would otherwise vest less frequently than annually, RSUs held by the NEO will vest 25% for each full year of employment from the grant date

•  Any remaining unvested RSUs held by the NEO and not earned as mentioned above will terminate and be forfeited

Effect of Termination of Employment of Non-Retirement-Eligible NEOs (Mr. Ullem)	• Unvested RSUs held by the NEO will immediately terminate and be forfeited

Effect of Termination of Employment due to Death or Disability	• Unvested RSUs held by the NEO will immediately vest

Dividend Rights

•  Dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding RSUs; however, to date we have never paid a dividend on our common stock

The “Grant of Plan-Based Awards in Fiscal Year 2021” table above reports awards of PBRSUs granted to our NEOs in 2021. Each PBRSU represents a contractual right to receive one share of our common stock if the performance-based and time-based vesting requirements applicable to the award are satisfied, as summarized in the chart below.

PERFORMANCE-BASED RESTRICTED STOCK UNITS

Right and Vesting Schedule

•  Receive 0% to 175% of the target number of shares subject to the award based on TSR measured over a 3-year performance period compared to comparator companies, generally subject to continued employment through the applicable vesting date

TSR Definition

•  The average of the closing price of a share for each trading day during the one month ending on the first day of the performance period compared to the average of the closing price of a share for each trading day during the one month ending on the last day of the performance period

Effect of Change in Control

•  No automatic acceleration upon a change in control of the Company; accelerated vesting upon a change in control with either (1) a specified termination of employment (a “double-trigger”) under the NEO’s change-in-control severance agreement, or (2) termination of the awards in connection with the change in control

Effect of Termination due to Death, Disability, Retirement or Termination Without “Cause” or for “Good Reason”

•  Any unvested PBRSUs will remain eligible to vest at the end of the performance period based on actual attainment of the performance goals, and, for termination due to retirement, the NEO will receive a pro-rata portion of the shares subject to the award (after giving effect to the performance conditions) based on the NEO’s whole months of service during the performance period

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

PERFORMANCE-BASED RESTRICTED STOCK UNITS (Continued)

Effect of any Other Termination of Employment	• Any unvested PBRSUs held by the NEO will terminate and be forfeited

Compensation and Governance Committee Determination, Vesting Date

•  At the meeting of the Compensation and Governance Committee in May after the end of the performance period, the Compensation and Governance Committee will determine the exact number of shares issuable; payout will be interpolated on a linear basis between the points indicated in the table under “Performance Criteria” below

Dividend Rights

•  Dividend equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding RSUs; however, to date we have never paid a dividend on our common stock

Performance Period	• Begins April 30 of the grant year and ends on April 30 in the third year following the grant year

Comparator Companies	• Companies that were listed in the SPSIHE Subset on the grant date that are still publicly traded companies on the last day of the performance period

Performance Criteria	Performance Levels	Company’s TSR vs Median of SPSIHE Subset	Payout as a Percentage of Target Award

	Maximum	+7.5% points from Median	175%

	Target	Median	100%

	Threshold	-7.5% points from Median	25%

	No Payout	More than -7.5% points from Median	0%

52	Edwards Lifesciences Corporation	2022 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table provides certain summary information concerning outstanding equity awards held by our NEOs as of December 31, 2021, including the vesting schedules for the portions of these awards that had not vested as of that date.

		Option Awards					Stock Awards

Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Mr. Mussallem	05/14/2015	225,250	—		21.7600	05/13/2022	—		—	—		—
	05/12/2016	352,500	—		35.1967	05/11/2023	—		—	—		—
	05/11/2017	352,200	—		36.7500	05/10/2024	—		—	—		—
	05/17/2018	312,900	—		45.2767	05/16/2025	—		—	—		—
	05/08/2019	221,127	35,673	(2)	59.2567	05/07/2026	—		—	—		—
	05/07/2020	111,936	100,164	(2)	72.6800	05/06/2027	—		—	—		—
	05/04/2021	40,832	169,168	(2)	93.3100	05/03/2028	—		—	—		—
	05/17/2018	—	—		—	—	15,900	(3)	2,059,845	—		—
	05/08/2019	—	—		—	—	26,025	(3)	3,371,539	—		—
	05/08/2019	—	—		—	—	—		—	32,475	(5)	4,207,136
	05/07/2020	—	—		—	—	15,921	(4)	2,062,566	—		—
	05/07/2020	—	—		—	—	—		—	26,475	(5)	3,429,836
	05/04/2021	—	—		—	—	21,425	(4)	2,775,609	—		—
	05/04/2021	—	—		—	—	—		—	26,800	(5)	3,471,940

Total		1,616,745	305,005				79,271		10,269,559	85,750		11,108,912

Mr. Ullem	05/12/2016	80,700	—		35.1967	05/11/2023	—		—	—		—
	05/11/2017	79,800	—		36.7500	05/10/2024	—		—	—		—
	05/17/2018	50,625	16,875	(6)	45.2767	05/16/2025	—		—	—		—
	05/08/2019	29,850	29,850	(6)	59.2567	05/07/2026	—		—	—		—
	05/07/2020	14,025	42,075	(6)	72.6800	05/06/2027	—		—	—		—
	05/04/2021	—	44,400	(6)	93.3100	05/03/2028	—		—	—		—
	05/17/2018	—	—		—	—	3,939	(3)	510,297	—		—
	02/21/2019	—	—		—	—	1,725	(3)	223,474	—		—
	05/08/2019	—	—		—	—	6,750	(3)	874,463	—		—
	05/08/2019	—	—		—	—	—		—	8,475	(5)	1,097,936
	05/07/2020	—	—		—	—	4,671	(4)	605,128	—		—
	05/07/2020	—	—		—	—	—		—	7,725	(5)	1,000,774
	05/04/2021	—	—		—	—	5,100	(4)	660,705	—		—
	05/04/2021	—	—		—	—	—		—	6,375	(5)	825,881

Total		255,000	133,200				22,185		2,874,067	22,575		2,924,591

Mr. Bobo	05/14/2015	44,200	—		21.7600	05/13/2022	—		—	—		—
	05/12/2016	80,700	—		35.1967	05/11/2023	—		—	—		—
	05/11/2017	85,500	—		36.7500	05/10/2024	—		—	—		—
	05/17/2018	70,500	—		45.2767	05/16/2025	—		—	—		—
	05/08/2019	48,822	7,878	(2)	59.2567	05/07/2026	—		—	—		—
	05/07/2020	25,806	23,094	(2)	72.6800	05/06/2027	—		—	—		—
	05/04/2021	7,622	31,578	(2)	93.3100	05/03/2028	—		—	—		—
	05/17/2018	—	—		—	—	3,600	(3)	466,380	—		—
	05/08/2019	—	—		—	—	5,775	(3)	748,151	—		—
	05/08/2019	—	—		—	—	—		—	7,200	(5)	932,760
	05/07/2020	—	—		—	—	3,657	(4)	473,764	—		—
	05/07/2020	—	—		—	—	—		—	6,075	(5)	787,016
	05/04/2021	—	—		—	—	4,000	(4)	518,200	—		—
	05/04/2021	—	—		—	—	—		—	5,000	(5)	647,750

Total		363,150	62,550				17,032		2,206,495	18,275		2,367,526

Edwards Lifesciences Corporation	2022 Proxy Statement	53

EXECUTIVE COMPENSATION AND OTHER INFORMATION

		Option Awards					Stock Awards

Name	Award Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)

Mr. Lemercier	05/14/2015	34,880	—		21.7600	05/13/2022	—		—	—		—
	05/12/2016	19,920	—		35.1967	05/11/2023	—		—	—		—
	05/11/2017	43,200	—		36.7500	05/10/2024	—		—	—		—
	05/17/2018	47,700	—		45.2767	05/16/2025	—		—	—		—
	05/08/2019	33,063	5,337	(2)	59.2567	05/07/2026	—		—	—		—
	05/07/2020	18,207	16,293	(2)	72.6800	05/06/2027	—		—	—		—
	05/04/2021	5,405	22,395	(2)	93.3100	05/03/2028	—		—	—		—
	05/17/2018	—	—		—	—	2,439	(3)	315,972	—		—
	05/08/2019	—	—		—	—	3,900	(3)	505,245	—		—
	05/08/2019	—	—		—	—	—		—	4,875	(5)	631,556
	05/07/2020	—	—		—	—	2,589	(4)	335,405	—		—
	05/07/2020	—	—		—	—	—		—	4,275	(5)	553,826
	05/04/2021	—	—		—	—	2,850	(4)	369,218	—		—
	05/04/2021	—	—		—	—	—		—	3,550	(5)	459,903

Total		202,375	44,025				11,778		1,525,840	12,700		1,645,285

Mr. Wood	05/11/2017	76,800	—		36.7500	05/10/2024	—		—	—		—
	05/17/2018	48,600	16,200	(6)	45.2767	05/16/2025	—		—	—		—
	05/08/2019	26,850	26,850	(6)	59.2567	05/07/2026	—		—	—		—
	05/07/2020	12,450	37,350	(6)	72.6800	05/06/2027	—		—	—		—
	05/04/2021	8,691	36,009	(2)	93.3100	05/03/2028	—		—	—		—
	05/17/2018	—	—		—	—	3,750	(3)	485,813	—		—
	05/08/2019	—	—		—	—	6,075	(3)	787,016	—		—
	05/08/2019	—	—		—	—	—		—	7,575	(5)	981,341
	05/07/2020	—	—		—	—	4,107	(4)	532,062	—		—
	05/07/2020	—	—		—	—	—		—	6,900	(5)	893,895
	05/04/2021	—	—		—	—	4,575	(4)	592,691	—		—
	05/04/2021	—	—		—	—	—		—	5,700	(5)	738,435

Total		173,391	116,409				18,507		2,397,582	20,175		2,613,671

(1)

The dollar amounts shown in this column are determined by multiplying the number of shares or units reported in the “Number of Shares or Units of Stock That Have Not Vested” column by $129.55, the closing price of our common stock on the last trading day of 2021.

(2)

Options to acquire common stock granted under the Long-Term Stock Program. Consistent with vesting standards established for executives who are retirement eligible, including Messrs. Mussallem, Bobo, Lemercier and Wood, options granted since May 2015 vest and become exercisable in 36 equal monthly installments beginning one month after the award date, and are subject to the executive’s continued employment.

(3)

RSUs under the Long-Term Stock Program. RSUs become vested as to 50% of the total number of units subject to the award on each of the third and fourth anniversaries of the award date, and are subject to the executive’s continued employment.

(4)

RSUs under the Long-Term Stock Program. RSUs granted since February 2020 become vested as to 25% of the total number of units subject to the award on each anniversary of the award date, and are subject to the executive’s continued employment.

(5)

Target number of PBRSUs under the Long-Term Stock Program. PBRSUs vest on the third anniversary of the award date and are subject to the executive’s continued employment. The number of shares issuable upon vesting of these PBRSUs will range from 0% to 175% of the target number of shares subject to the award and depend on satisfaction of applicable performance requirements over a three-year performance period.

(6)

Options to acquire common stock granted under the Long-Term Stock Program. The options vest and become exercisable in four equal annual installments beginning on the first anniversary of the award date, and are subject to the executive’s continued employment.

54	Edwards Lifesciences Corporation	2022 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Option Exercises and Stock Vested in Fiscal Year 2021

The following table sets forth for each of the NEOs the number of shares of our common stock acquired under the NEO’s RSU and PBRSU awards that vested during the year ended December 31, 2021, and the value realized on each exercise of stock options by the NEO during the year ended December 31, 2021. No stock appreciation rights have been granted to the NEOs.

	Option Awards			Stock Awards

Name	Number of Shares Acquired on Exercise(#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting ($)(2)

Mr. Mussallem	808,100	(3)	64,104,980	108,730	9,758,581

Mr. Ullem	—		—	27,222	2,443,739

Mr. Bobo	140,708	(4)	11,628,841	24,918	2,236,623

Mr. Lemercier	67,186	(5)	4,889,073	16,367	1,468,848

Mr. Wood	78,300	(6)	5,508,214	25,874	2,322,514

(1)

The dollar amounts shown are determined by multiplying (i) the number of shares of our common stock to which the exercise of the option related, by (ii) the difference between the per-share sale price of our common stock on the date of exercise and the exercise price of the options.

(2)

The dollar amounts shown are determined by multiplying (i) the number of shares or units, as applicable, that vested, by (ii) the per-share closing market price of our common stock on the day prior to vesting.

(3)	All 808,100 options exercised by Mr. Mussallem were exercised pursuant to a pre-arranged stock trading plan established under Rule 10b5-1 of the Exchange Act (a “Rule 10b5-1 Plan”).

(4)	All 140,708 options exercised by Mr. Bobo were exercised pursuant to a Rule 10b5-1 Plan.

(5)	All 67,186 options exercised by Mr. Lemercier were exercised pursuant to a Rule 10b5-1 Plan.

(6)	All 78,300 options exercised by Mr. Wood were exercised pursuant to a Rule 10b5-1 Plan.

Pension Benefits

Mr. Lemercier participates in our pension plan applicable to salaried employees at our Nyon, Switzerland facility. None of our other NEOs participates in any Company pension plan. The following table sets forth the actuarial present value of Mr. Lemercier’s accumulated benefit under the Nyon pension plan (the “Nyon Pension Plan”).

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)		Payments During Last Fiscal Year ($)

Mr. Mussallem	—	—	—		—

Mr. Ullem	—	—	—		—

Mr. Bobo	—	—	—		—

Mr. Lemercier	Nyon Pension Plan	—	$13,304,169	(2)	—

Mr. Wood	—	—	—		—

(1)

See Note 13 of the “Notes to Consolidated Financial Statements” in our 2021 Annual Report for a discussion of the assumptions and methodologies used to determine the present value of accumulated benefits under the Nyon Pension Plan.

(2)	Reported in this table by converting Swiss Francs to United States dollars using an exchange ratio of 1.081512 as of December 31, 2021.

The Nyon Pension Plan is a cash balance plan under which each participant has an account balance consisting of savings and interest credits earned each year. Interest credits are determined annually. Savings credits are equal to a percentage of “insured salary” based upon the age of the participant (ranging from 15% at age 18 to 28% at age 55 or older for managers opting for an additional optional contribution of 4%). Insured salary includes salary, temporary income and bonus reduced by social security offsets. The plan is funded by both employee and employer contributions, which are fully vested at all times.

Edwards Lifesciences Corporation	2022 Proxy Statement	55

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Mr. Lemercier made a regular employee contribution of approximately $121,294 in 2021. Normal retirement age is 65. At normal retirement, a participant may choose to receive the accumulated account balance as either a lump sum or in the form of a pension annuity.

Nonqualified Deferred Compensation Plans

Executive Deferred Compensation Plan.    The following table sets forth information relating to our nonqualified deferred compensation plan (“EDCP”) for 2021 for our NEOs.

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(4)

Mr. Mussallem	111,133	78,809	1,372,589	—	10,414,198

Mr. Ullem	37,476	31,229	43,095	—	302,092

Mr. Bobo	360,196	18,153	1,178,295	(212,617)	10,598,451

Mr. Lemercier	—	—	—	—	—

Mr. Wood	37,715	31,430	224,669	—	1,673,118

(1)	Executive contributions for 2021 are included in the “Salary” column of the “Summary Compensation Table” above.

(2)	Company contributions for 2021 are included in the “All Other Compensation” column of the “Summary Compensation Table” above.

(3)

“Earnings” is defined to reflect the difference in the account balance between the beginning and end of the year, less any executive or Company contributions and any amounts withdrawn or distributed. Earnings include realized and unrealized gains and losses, capital gains and losses, and dividends paid.

(4)

The vested balance at the end of 2021 reflects the following aggregate amounts that were previously reported as compensation in the appropriate columns of the “Summary Compensation Table” for years through and including 2021 to the extent the executive was an NEO for the applicable year: $8,851,667 for Mr. Mussallem, $190,292 for Mr. Ullem, $9,171,264 for Mr. Bobo, $0 for Mr. Lemercier, and $1,379,304 for Mr. Wood. In addition, Mr. Bobo deferred $83,160 from his 2020 Non-Equity Incentive payout into the EDCP.

The EDCP provides the NEOs and certain other employees with the opportunity to defer specified percentages (up to 25%) of their cash compensation and receive matching employer contributions that could not be deferred or contributed to the 401(k) because of the limitations under such plan imposed by the Internal Revenue Code (the “Code”). The EDCP also permits the participants to defer up to 100% of their annual cash incentive bonus and an additional 55% of their base pay, but we do not match the employee contribution above 25%. Participants may elect deferred amounts to be paid either in the form of a lump sum or in up to 15 annual installments upon either separation from service, a specified date, or death. Deferrals are credited with gains or losses based on the performance of one or more investment alternatives selected by the participant from among investment funds chosen by the Compensation and Governance Committee or its delegate. Investment elections made for each plan year may not be revoked, changed or modified except as permitted under the EDCP, and subject to applicable law. No actual investments will be held in the participants’ accounts and participants will at all times remain general unsecured creditors of the Company with respect to their account balances.

Potential Payments Upon Termination or Change in Control

Included below is a summary of the material terms and conditions of the only agreements we have entered into with our NEOs that provide for certain payments and benefits in connection with a termination of their employment, other than benefits that are part of employee benefit plans that apply on the same terms to all salaried employees. Also described below are the terms of the Long-Term Stock Program with respect to outstanding equity awards in the event of a change in control of the Company.

Change-in-Control Severance Agreements.    We have entered into change-in-control severance agreements with each of the NEOs and certain other executives. The change-in-control severance agreements are subject to automatic one-year extensions each year unless we provide notice that the agreement will not be extended. Under the terms of the change-in-control severance agreement, each executive is entitled to receive certain severance payments if, at any time during the period commencing six months prior to and ending on the date that is 24 months following a change in control, the executive incurs a “qualifying termination” of employment. For these purposes, a “qualifying termination” means (i) the executive is involuntarily terminated by us without cause or (ii) the executive voluntarily terminates employment for good reason.

56	Edwards Lifesciences Corporation	2022 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

For purposes of the change-in-control severance agreements, “cause” generally includes (1) certain willful and deliberate material breaches by the executive of the executive’s duties and responsibilities that are not timely remedied; (2) the executive engaging in conduct that is willfully, demonstrably and materially injurious to the Company that is not timely remedied; or (3) the executive being convicted of, or pleading guilty or nolo contendere to, a felony that adversely affects the reputation of the executive or the Company.

For the NEOs other than Mr. Mussallem, “good reason” generally includes (1) a material change of the executive’s responsibilities or status or the assignment of the executive to duties materially inconsistent with such responsibilities or status; (2) a relocation in excess of 50 miles of the executive’s principal job location; (3) a reduction of the executive’s base salary, incentive plans or benefits; (4) our failure to require any successor company to assume the obligations under the agreement; or (5) a material breach by the Company of the material terms of the agreement. For Mr. Mussallem, “good reason” generally has the same meaning described above, except that the definition also includes that following a change in control (i) Mr. Mussallem is no longer a member of the Board or fails to be nominated for reelection to the Board; or (ii) Mr. Mussallem and the Company (or any successor company) have not mutually agreed (within five business days following a change in control) on the terms and conditions of his continued employment.

In the event of a qualifying termination, the executive would be entitled to receive a lump sum payment equal to the sum of (1) two times (three times in the case of Mr. Mussallem) the annual base salary as of the time of termination (or during the 12 months preceding the change in control, if higher); (2) two times (three times in the case of Mr. Mussallem) the Incentive Pay Objective for the year of termination (or the dollar amount of the actual bonus paid in the preceding year, if higher); (3) a pro-rated bonus for the year of termination; (4) all then-outstanding and unvested long-term incentive awards would generally be subject to accelerated vesting; and (5) continued participation in our medical and dental plans for three years following termination of employment. In addition, the executive would be entitled to reasonable outplacement services. If any such payments or benefits would constitute a parachute payment under Section 280G of the Code, then such payments and benefits would be reduced to the extent necessary to assure that the executive receives only the greater of (i) the amount of the payments which would not constitute a parachute payment, and (ii) the amount which yields the greatest after-tax benefit after taking into account any excise taxes imposed under Section 4999 of the Code. The change-in-control severance agreements do not provide for tax gross-up payments. Receipt of these severance benefits is conditioned upon the executive executing and not revoking a general release of any claims in favor of the Company.

The change-in-control severance agreements for the NEOs other than Mr. Mussallem provide that, in the event the executive is entitled to benefits under our Severance Pay Plan (the “Severance Plan”), which is described below, and the executive also has a qualifying termination under the change-in-control severance agreement, the executive will be entitled to the benefits under the change-in-control severance agreement only, and installment payments under the Severance Plan will immediately terminate without offset or reduction for any benefits already received under the Severance Plan. In the event Mr. Mussallem becomes entitled to the benefits under his change-in-control severance agreement following the time at which he became entitled to certain severance benefits under the terms of his employment agreement (which is described below), any then-remaining severance benefits under his employment agreement will immediately terminate and he will only be entitled to benefits under his change-in-control severance agreement, and the amount of certain severance benefits payable under his change-in-control severance agreement will be reduced by the amount of the severance benefits previously paid under his employment agreement.

Employment Agreement with CEO.    On March 9, 2009, the Company entered into an amended and restated employment agreement with Mr. Mussallem pursuant to which he is eligible to receive benefits in connection with certain termination circumstances. If Mr. Mussallem’s employment is terminated without cause, we will pay him the sum of (1) two times his highest base salary in the preceding 12 months; (2) the higher of one times his maximum target bonus for the year of termination, or two times the actual bonus paid in the preceding year; (3) a pro-rated bonus for the year of termination; and (4) an amount equal to the cost of continued medical and dental coverage for up to 24 months. Mr. Mussallem will not be entitled to receive any such payments if he receives payments under his change-in-control severance agreement and, as described above, any severance benefits Mr. Mussallem may receive under his change-in-control severance agreement will be offset by any benefits he received under his employment agreement. For purposes of Mr. Mussallem’s employment agreement, “cause” generally includes (i) the executive willfully engaging in conduct that is demonstrably and materially injurious to the Company; or (ii) the executive’s conviction of a felony.

Edwards Lifesciences Corporation	2022 Proxy Statement	57

EXECUTIVE COMPENSATION AND OTHER INFORMATION

If Mr. Mussallem’s employment is terminated due to retirement, disability or death, he will receive his pro-rated bonus for the year of termination and additional benefits as determined in accordance with our benefit plans.

For a period of 24 months following his termination of employment, Mr. Mussallem may not employ or solicit for employment any of our employees or consultants.

Severance Pay Plan.    We maintain the Severance Plan, under which the NEOs (other than Messrs. Mussallem and Lemercier) and certain other U.S. employees are eligible to receive severance benefits in connection with a termination of the individual’s employment due to elimination of his or her position or a reduction in the size of our workforce. If an NEO (other than Messrs. Mussallem and Lemercier) becomes entitled to benefits under the Severance Plan, the NEO’s benefits will consist of cash severance equal to one and one-half times the executive’s “monthly compensation” (as defined in the Severance Plan), plus 4% of the executive’s monthly compensation multiplied by the number of whole months of service completed as of the date of termination. In no event will this cash severance exceed two times the executive’s annual compensation received in the preceding 12 months. See “Change-in-Control Severance Agreements” section above for a description of the treatment of Severance Plan benefits if an NEO is also entitled to severance benefits under the change-in-control severance agreement.

Severance Benefits for Mr. Lemercier.    Mr. Lemercier is eligible to receive severance benefits if his employment is terminated by the Company for any reason other than for cause. These benefits will consist of cash severance equal to one month of his monthly base salary for every year of service, capped at two years of his annual base salary. In addition, he will be entitled to six months advance notice of a termination of employment or pay in lieu of notice of an amount equal to six months of his monthly base salary. Mr. Lemercier will not be entitled to receive any such payments if he receives payments under his change-in-control severance agreement.

Acceleration of Equity Awards.    None of our outstanding unvested equity awards will vest automatically upon a change in control (i.e., we have no “single trigger” vesting arrangements). Pursuant to the terms of the Long-Term Stock Program, all unvested equity awards held by the NEOs will vest in full if there is both a change in control and a specified termination of employment (a “double-trigger”), or if the awards are terminated in the change-in-control transaction.

Estimated Payments.    The following tables set forth the estimated payments and benefits that would have been payable to the NEOs under the terms of their agreements as described above had their employment been terminated on December 31, 2021 under the termination circumstances indicated below. Unless otherwise noted, all cash payments would be made in a lump sum and would be paid by us or our successor. The amounts set forth in these tables represent estimates and forward-looking information that is subject to substantial variation based on the timing of the applicable triggering event. We caution the reader to consider these limitations in reviewing the following tables.

For purposes of estimating the amount of payments and benefits payable as a result of a termination of the executive’s employment following a change in control, we have made the following assumptions where applicable:

•	the change in control occurred on December 31, 2021;

•	the stock price was $129.55 per share, which was the closing price of our common stock on December 31, 2021;

•	all NEOs were terminated on the date of the change in control; and

•	the NEOs received continued participation in our medical and dental plans for three years following termination of employment.

We have also assumed that outstanding and unvested stock options, RSUs and PBRSUs held by the executive accelerated and became vested (to the extent required in the circumstances) on the applicable event. If the awards were accelerated in connection with a change in control pursuant to which the awards were to be terminated, the value of the acceleration would be the same as the applicable value indicated below for “Qualifying Termination in Connection with a Change in Control” assuming that the change in control occurred on December 31, 2021. In these circumstances, there would be no additional value for the accelerated vesting of the awards in connection with a termination of employment if the awards had previously accelerated because of the change in control.

58	Edwards Lifesciences Corporation	2022 Proxy Statement

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Benefits and Payments upon Termination: Mr. Mussallem

	Qualifying Termination in Connection with a Change in Control(1)	Termination Due to Retirement(2)	Termination Due to Disability or Death(2)	Involuntary Termination by the Company Without Cause(2)

Salary Severance	$3,408,987	—	—	$2,272,658

Bonus Severance	4,943,031	—	—	1,647,677

Pro Rata Bonus – 2021	1,647,677	$1,647,677	$1,647,677	1,647,677

Stock Option Acceleration	14,333,732	—	14,333,732	—

Restricted Stock Unit Acceleration	10,269,267	2,715,692	10,269,267	2,715,692

Performance-Based Stock Unit Acceleration	11,108,912	6,416,683	11,108,912	6,416,683

Medical and Dental Coverage Continuation	38,758	—	—	25,839

Outplacement	50,000	—	—	—

Total	$45,800,364	$10,780,052	$37,359,588	$14,726,226

(1)

Represents benefits that would be provided pursuant to the terms of Mr. Mussallem’s change-in-control severance agreement. Mr. Mussallem’s payments and benefits will be reduced to the extent necessary to ensure that he receives only the greater of (1) the amount of the payments which would not constitute a parachute payment, and (2) the amount which yields the executive the greatest after-tax amount of benefits after taking into account any excise taxes imposed on the executive under Section 4999 of the Code. The value of Mr. Mussallem’s severance benefits presented in the table assumes that no such reduction in his benefits would be required.

(2)	Represents benefits that would be provided pursuant to the terms of Mr. Mussallem’s amended and restated employment agreement.

(3)	Represents benefits that would be provided pursuant to the terms of Mr. Mussallem’s amended and restated employment agreement and taking into account that Mr. Mussallem is retirement-eligible.

Executive Benefits and Payments upon Termination: Qualifying Termination in

Connection with a Change in Control(1)

	Mr. Ullem	Mr. Bobo	Mr. Lemercier	Mr. Wood

Salary Severance	$1,310,110	$1,297,106	$1,317,590	$1,297,052

Bonus Severance	1,020,000	980,000	918,921	1,060,000

Pro Rata Bonus – 2021	510,000	490,000	392,234	530,000

Stock Option Acceleration	7,522,228	3,011,161	2,112,979	6,681,639

Restricted Stock Unit Acceleration	2,873,581	2,206,398	1,525,451	2,397,485

Performance-Based Stock Unit Acceleration	2,924,591	2,367,526	1,645,285	2,613,671

Medical and Dental Coverage Continuation	132,894	38,758	1,909,522	103,506

Outplacement	50,000	50,000	50,000	50,000

Total	$16,343,404	$10,440,949	$9,871,982	$14,733,353

(1)

Represents benefits that would be provided pursuant to the terms of the NEO’s change-in-control severance agreement. Under the change-in-control severance agreements, payments and benefits will be reduced to the extent necessary to ensure that the executive receives only the greater of (1) the amount of the payments which would not constitute a parachute payment and (2) the amount which yields the executive the greatest after-tax amount of benefits after taking into account any excise taxes imposed on the executive under Section 4999 of the Code. The value of each executive’s severance benefits presented on the table assumes that no such reduction in benefits would be required.

Executive Benefits and Payments upon Termination:

Not in Connection with a Change in Control

	Mr. Ullem	Mr. Bobo	Mr. Lemercier		Mr. Wood

Cash Severance	$289,316	$759,888	$1,098,897	(1)	$1,025,752

(1)

Mr. Lemercier’s cash severance is reported in this table by converting Swiss Francs to United States dollars using an exchange ratio of 1.0917 (which is our average monthly intercompany Swiss Franc to United States dollar exchange rate for the year), and assumes that he was entitled to pay in lieu of six months advance notice of termination.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

Death and Disability Benefits for Mr. Lemercier.    As a member of our European Management Team, Mr. Lemercier is entitled to receive death and disability benefits as part of his pension plan rules. In the event of the termination of his employment due to disability, Mr. Lemercier would be entitled to a benefit under the Nyon pension plan equal to 60% of his qualifying risk salary payable at 65. Assuming termination of his employment as of December 31, 2021 because of disability, Mr. Lemercier would have been entitled to receive $542,035 per year until age 65. In the event of his death while employed by us, Mr. Lemercier would be entitled to a lump sum payment equal to 200% of his insured salary as well as a spouse pension. Assuming his death as of December 31, 2021, Mr. Lemercier’s death benefit would have been a lump sum of $1,806,785 and a spouse’s pension of $361,357 per year payable for life. Mr. Lemercier’s benefits are reported in this paragraph by converting Swiss Francs to United States dollars using an exchange ratio of 1.081512.

CEO Pay Ratio

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this Proxy Statement the ratio of the total annual compensation of our CEO to the median of the total annual compensation of all of our employees (excluding our CEO). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our CEO’s total compensation for 2021 was $13,613,305, and the median of the total 2021 compensation of all of our employees (excluding our CEO) was $73,036. Accordingly, we estimate the ratio of our CEO’s total compensation for 2021 to the median of the total 2021 compensation of all of our employees (excluding our CEO) to be 186 to 1.

We identified the median employee (the “2020 median employee”) for purposes of the CEO pay ratio disclosure included in the Proxy Statement for our 2021 Annual Meeting of Stockholders (the “2020 Pay Ratio Disclosure”), and there has been no change in our employee population or employee compensation arrangements since the 2020 median employee was identified that we believe would significantly impact our pay ratio disclosure. However, because the 2020 median employee was on a leave of absence for a portion of 2021, we believe the impact of that leave on the 2020 median employee’s total compensation for 2021 would result in a significant change to the pay ratio disclosure. Accordingly, as permitted by the SEC rules, we substituted another employee (the “substituted median employee”) as the median employee for purposes of this disclosure; the substituted median employee’s total compensation in 2020 was substantially similar to the 2020 median employee’s total compensation for 2020 based on the compensation measure used to select the median employee for purposes the 2020 Pay Ratio Disclosure.

The total 2021 annual compensation for the substituted median employee was determined using the same rules that apply to reporting the compensation of our NEOs (including our CEO) in the “Total” column of the Summary Compensation Table. The total compensation amounts included in the first paragraph of this pay-ratio disclosure were determined based on that methodology. The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions, and adjustments, and the SEC has acknowledged that pay ratio disclosures may involve a degree of imprecision. We believe that the foregoing pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s total annual compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to vote, on an advisory, non-binding basis, on the executive compensation of our NEOs as disclosed in this Proxy Statement (including in the compensation tables and narratives accompanying those tables as well as in the “Compensation Discussion and Analysis”).

As described more fully in the “Compensation Discussion and Analysis,” our executive compensation programs are designed to attract, retain, motivate, and engage executives with superior leadership and management capabilities. High-caliber talent is critical to our success and we strive to provide compensation that is competitive. Our strong pay-for-performance culture is reflected below:

•	A significant portion of executive compensation is performance based;

•

Our performance goals consist of a mix of Company-wide financial, operating, and strategic measures as well as personal objectives designed to further the Company’s annual and long-term business performance; and

•

We strive to align the interests of our executives with the interests of our stockholders, with a significant portion of executive compensation being in the form of equity awards with a value dependent upon our stock price.

We urge stockholders to read the “Compensation Discussion and Analysis” beginning on page 27, which describes in more detail how our executive compensation policies and procedures are designed and operate to achieve our compensation and strategic objectives, as well as the “Summary Compensation Table” and other related compensation tables and narrative appearing on pages 46 through 60. The Compensation and Governance Committee and the Board believe that the policies, procedures, and compensation programs described in these sections have contributed to the Company’s long-term performance.

In the advisory vote at our 2021 annual meeting, approximately 93% of the votes cast by our stockholders supported our executive compensation policies and procedures.

Even though we have regularly received strong support for our executive pay practices, the Compensation and Governance Committee continues to engage in periodic reviews of our executive compensation and benefits programs and makes changes as appropriate to reflect our compensation philosophy and objectives, and to take into account stockholder feedback.

In January 2021, due to the impacts of, and the circumstances surrounding, the pandemic and the considerations discussed in “2021 Annual Incentive Plan” on page 29 of this Proxy Statement, the Board of Directors applied discretion and approved using the KOD results as the primary mechanism to determine 2020 Annual Incentive Plan payouts across the entire organization. As a result of the expected continued impact of the pandemic in fiscal year 2021, after review and input from the Compensation Consultant and other advisors, the Board determined that it was also appropriate to use the results of the KOD achievement as the primary mechanism to determine 2021 annual incentive payouts.

In February 2022, the Board of Directors approved the 2021 KOD achievement at 116% of target, from which the Board applied negative discretion of 20 points for the CEO and 10 points for the other named executive officers due to issues related to the compliance program in Japan. As a result, our cash incentive plan funded at 96% for the CEO and 106% for the other named executive officers, and each individual’s performance was also taken into account for the final calculation of the annual cash incentive payment for 2021. See “Elements of Compensation—Annual Cash Incentive Payment” above for additional information regarding the annual cash incentive payment.

Edwards Lifesciences Corporation	2022 Proxy Statement	61

PROPOSAL 2 – ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Another indicator of our pay-for-performance culture is the relationship of the NEOs’ target total direct compensation to TSR. Over the past five years, on average, 90% of the CEO’s target total direct compensation is performance-based, and 75% is tied to the performance of Edwards’ stock. Our stock price has increased 315% over the past five years, 154% over the past three years, and 42% over the past year.

We are asking our stockholders to indicate their support for our NEO compensation programs as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our NEOs’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2022 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure included in the Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation and Governance Committee or the Board, and it will not be construed as overriding a decision by the Company, the Compensation and Governance Committee or the Board, or creating or implying any additional fiduciary duty. However, the Board and the Compensation and Governance Committee value the opinions of our stockholders and will consider the voting results when making future decisions regarding executive compensation. Our current policy is to provide our stockholders with an opportunity to approve the compensation of the NEOs each year at the annual meeting. It is expected that the next such vote will occur at the 2023 annual meeting.

THEBOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NEOS.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth, for each of our five equity compensation plans, which include the Long-Term Stock Program, the Nonemployee Directors Program, the 2020 Nonemployee Directors Stock Incentive Program, the 2001 Employee Stock Purchase Plan for United States Employees (the “U.S. ESPP”) and the 2001 Employee Stock Purchase Plan for International Employees (the “International ESPP”), the number of shares of our common stock subject to outstanding awards, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2021. These plans have each been approved by our stockholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(#)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(#)(2)

Equity Compensation Plans Approved by Stockholders	14,584,392	(3)	$52.79	30,397,375	(4)

Equity Compensation Plans Not Approved by Stockholders	—		—	—

Total	14,584,392			30,397,375

(1)

The weighted-average exercise price is calculated without taking into account 2,251,364 shares of common stock subject to outstanding RSUs and PBRSUs (with PBRSUs taken into account at the targeted level of performance) that will become issuable as those units vest, without any cash consideration or other payment required for such shares.

(2)	Excludes securities reflected in column 1 of the table (Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights).

(3)

This amount includes (a) 12,333,028 shares of common stock subject to outstanding stock options, (b) 1,981,439 shares of common stock subject to RSU awards, and (c) 269,925 shares subject to PBRSU awards (determined at the targeted level of performance; actual payout could range from 0% to 175% of the targeted level based on relative total stockholder return over the performance period). This amount does not include 818 restricted shares granted to nonemployee directors that were outstanding and unvested as of December 31, 2021.

(4)

As of December 31, 2021, the following number of shares of common stock remain available for future issuance under equity compensation programs approved by our stockholders: (a) Long-Term Stock Program — 20,986,527; (b) 2020 Nonemployee Directors Stock Incentive Program – 2,245,133 (no new awards may be granted under the predecessor plan, the Nonemployee Directors Program); (c) U.S. ESPP – 5,447,410; and (d) the International ESPP – 1,718,305. The shares available under the Long-Term Stock Program may be used for any type of award authorized under the Long-Term Stock Program, including stock options, restricted stock, RSUs and PBRSUs. The shares available under the 2020 Nonemployee Directors Stock Incentive Program may be used for any type of award authorized under the 2020 Nonemployee Directors Stock Incentive Program, including stock options, stock issuances, restricted stock, RSUs and stock appreciation rights.

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AUDIT MATTERS

PROPOSAL 3 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the fiscal year ending December 31, 2022. Representatives of PwC are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. In addition to the annual audit services, PwC performs certain non-audit services for us. Although we are not required to seek stockholder approval of the appointment of PwC, the Board believes that it is consistent with good corporate governance practices to ask stockholders to ratify the appointment. If the appointment is not ratified, the Audit Committee will explore the reasons for stockholder rejection and will reconsider the appointment. In addition, even if stockholders ratify the Audit Committee’s appointment of PwC, the Audit Committee, in its discretion, may still appoint a different independent registered public accounting firm if it believes that such a change would be in the best interests of the Company and our stockholders.

PwC has been our independent registered public accounting firm since 1999, serving in that capacity and reporting on our consolidated financial statements and the effectiveness of our internal controls over financial reporting continuously since that time, including for the 2021 fiscal year.

In considering whether to reappoint PwC, the Audit Committee evaluated PwC’s performance and considered factors, including, but not limited to, the following:

•	PwC’s qualifications and global capabilities, including its experience in the medical technology industry;

•	the results of the Company’s annual assessment of PwC’s performance;

•

PwC’s and the audit engagement team’s independence, including whether the provision of non-audit services provided by PwC, individually and in aggregate, to the Company during 2021 was compatible with their independence;

•	the quality, timeliness, and candor of PwC’s communications with the Audit Committee and management;

•	the appropriateness of PwC’s fees;

•	PwC’s tenure as our independent registered public accounting firm;

•	the controls and processes in place that help ensure PwC’s continued independence;

•	any Public Company Accounting Oversight Board’s firm inspection reports; and

•	the potential impact of appointing a new independent registered public accounting firm.

The Audit Committee maintains oversight over PwC by holding regular private sessions with PwC, performing annual evaluations, and being directly involved in the selection of new lead audit partners pursuant to SEC rules requiring that a new lead audit partner be designated in the normal course every five years to bring a fresh perspective to the audit engagement. A new partner was so designated in advance of the 2020 audit.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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AUDIT MATTERS

Fees Paid to Principal Accountants.    During 2021 and 2020, PwC was retained to provide services in the following categories and amounts (in millions):

	2021	2020

Audit Fees	$3.8	$3.4

Audit-Related Fees	0.1	0.2

Tax Fees	1.8	1.8

All Other Fees	(1)	(1)

(1)	In both 2021 and 2020, there were $15,000 in “All Other Fees”.

Audit Fees.    Amounts paid under “Audit Fees” include aggregate fees for the audit of our consolidated financial statements and the effectiveness of internal controls over financial reporting, the three quarterly reviews of the Company’s reports on Form 10-Q and other SEC filings, and services in connection with statutory and regulatory filings.

Audit-Related Fees.    Amounts paid under “Audit-Related Fees” were for miscellaneous audit and consulting services.

Tax Fees.    Amounts paid under “Tax Fees” in both 2021 and 2020 were for tax compliance ($1.2 million) and other tax services ($0.6 million).

All Other Fees.    There were $15,000 in “All Other Fees” in both 2021 and 2020.

Pre-Approval of Services.    The Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. Any proposed services exceeding pre-approved cost levels require specific pre-approval by the Audit Committee.

The Audit Committee at least annually reviews and provides general pre-approval for the services that may be provided by the independent registered public accounting firm; the term of the general pre-approval is 12 months from the date of approval, unless the Audit Committee specifically provides for a different period. If the Audit Committee has not provided general pre-approval, then the type of service requires specific pre-approval by the Audit Committee.

The Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm, but may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The annual audit services, engagement terms, and fees are subject to the specific pre-approval of the Audit Committee. One hundred percent (100%) of audit and non-audit services performed by PwC in 2021 and 2020 were approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee comprises the four directors named below, each of whom meets the enhanced independence standards for Audit Committee members as set forth in applicable rules of the NYSE and the SEC. The Board has designated each member of the Audit Committee as an “audit committee financial expert” under applicable rules of SEC. Additional information regarding the Audit Committee, its responsibilities and meetings are described above in the section entitled “Board of Directors Matters—Corporate Governance Policies and Practices—Committees of the Board.”

Management is responsible for our internal controls, financial reporting process and compliance with laws, regulations and ethical business practices. Our independent registered public accounting firm, PwC, is responsible for performing an independent audit of our annual consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

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AUDIT MATTERS

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2021. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC. The Audit Committee has received and reviewed the written disclosures and the letter from the independent registered public accounting firm under applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, and relying thereon, the Audit Committee recommended to the Board that the financial statements referred to above be included in the Company’s 2021 Annual Report on Form 10-K for filing with the SEC.

The Audit Committee:

Leslie S. Heisz (Chair)

Kieran T. Gallahue

Steven R. Loranger

Ramona Sequeira

This report shall not be deemed soliciting material or to be filed with the SEC, or incorporated by reference in any document so filed, whether made before or after the date hereof, except to the extent we specifically request that it be treated as soliciting material or it is specifically incorporated by reference therein.

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OTHER MATTERS AND BUSINESS

PROPOSAL 4 – STOCKHOLDER PROPOSAL TO REDUCE THE SHARE OWNERSHIP THRESHOLD TO CALL A SPECIAL MEETING

THE BOARD RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL TO REDUCE THE SHARE OWNERSHIP THRESHOLD TO CALL A SPECIAL MEETING.

A stockholder has submitted the proposal and supporting statement set forth below.

The Board and the Company disclaim any responsibility for its content. We will furnish, orally or in writing, as requested, the name, address and claimed share ownership of the stockholder that submitted this proposal promptly upon oral or written request to the Company’s Corporate Secretary.

Proposal 4 – Special Shareholder Meeting Improvement

Shareholders ask our board to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting.

One of the main purposes of this proposal is to give shareholders the right to formally participate in calling for a special shareholder meeting regardless of their length of stock ownership to the fullest extent possible.

To make up for our complete lack of a right to act by written consent we need the right of 10% of shares to call for a special shareholder meeting. Hundreds of major companies provide shareholders with the right to act by written consent.

Certain companies, that do not provide for a shareholder right to act by written consent, have a more reasonable stock ownership threshold to call for a special shareholder meeting. Southwest Airlines is an example of a company that does not provide for shareholder written consent and yet provides for 10% of shares to call for a special shareholder meeting.

Special meetings allow shareholders to vote on important matters, such as electing new directors with special expertise or independence that may be lacking in our current or future directors as was the case with the 3 new Exxon directors supported by the Engine No. 1 hedge fund at the 2021 Exxon annual meeting.

Our management is best served by providing the means for 10% of shareholders, who have special expertise, to bring emerging opportunities or solutions to problems to the attention of management and all shareholders.

It is important to remember that management can abruptly discontinue any shareholder engagement program if it fails to give mostly cheerleading support to management. There is no rule that prevents dishonest practices in shareholder engagement like asking shareholder input on a topic after introducing the topic with overwhelming negative comments.

Management claims it has good shareholder engagement. Then management contradicts this by spending extra company money to drill shareholders on how to vote according to the management party line when there is even the slightest chance shareholders will vote against a management recommendation.

Our bylaws give absolutely no assurance that any engagement with shareholders will be undertaken. A more reasonable shareholder right to call for a special shareholder meeting will help ensure that management engages with shareholders in good faith because shareholders will have a viable Plan B as an alternative.

Please vote yes:

Special Shareholder Meeting Improvement – Proposal 4

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OTHER MATTERS AND BUSINESS

The Board has carefully considered the above stockholder proposal and believes it is not in the best interests of our stockholders and our Company and is unnecessary. The Board recommends that stockholders vote “AGAINST” this proposal for the following reasons, which are further discussed below:

•	In response to stockholder feedback, the Board already has made special meeting rights more accessible by reducing the ownership threshold to call a special meeting from 25% to 15%.

•

We believe a 10% special meeting threshold is extremely low in light of our historical and current ownership concentration, and the existing right to call a special meeting more appropriately protects stockholder interests and the long-term value of the Company.

•	We have a strong corporate governance structure and record of accountability.

In response to stockholder feedback, the Board already has made special meeting rights more accessible by reducing the ownership threshold to call a special meeting from 25% to 15%.

The Board believes that it is important for stockholders to have the ability to call special shareholder meetings. We engaged extensively with stockholders representing over 50% of our outstanding shares of common stock in 2016 to discuss special meeting rights. As a result of the feedback we received, the Board reduced the threshold to call a special meeting from 25% to 15% of our outstanding shares of common stock, which remains our current threshold. In our ongoing, active engagement with stockholders since that time, the majority of stockholders have indicated support for the Company’s current special meeting threshold of 15% because this ownership percentage would give stockholders the right to call a special meeting but does not increase the risk that a special meeting can be called by a few stockholders focused on narrow or short-term interests or agendas that are not in the best interests of the Company and its stockholders.

We believe a 10% special meeting threshold is extremely low in light of our historical and current ownership concentration, and the existing right to call a special meeting more appropriately protects stockholder interests and the long-term value of the Company.

The Company has a history of significant ownership concentration among our top stockholders. Over the past decade, the Company has always had at least one stockholder with ownership at or above approximately 8%, and approximately two-thirds of the time, the Company has had at least one stockholder with ownership at or above 10%. Four different institutions have owned at least 10% of the Company’s stock at some point during that same period. Therefore, we believe that reducing the current ownership threshold of 15% to 10% would be an extreme measure that could have the unintended consequence of wasting corporate resources to address narrowly supported interests.

The Board believes that having a special meeting right at 15% protects shareholder interests as well as the long-term value of the Company. It strikes the right balance for the Company, as it is a low enough threshold to provide a meaningful right for stockholders to call special meetings, yet high enough to prevent a single stockholder (or small group of stockholders) from furthering a narrow agenda. Because stockholders do not have a fiduciary duty to the Company or to the Company’s other stockholders, lowering the special meeting threshold could give a single stockholder (or small group of stockholders) the ability to distract management and waste resources to advance an agenda that is not in the best interests of the Company and the majority of stockholders.

In addition, our current 15% ownership threshold to call a special meeting provides an important safeguard for the Company given that holding special meetings is very costly and time-consuming due to legal costs associated with preparing required proxy materials, the substantial printing and mailing costs, the diversion of the Board and senior management’s time and attention and the expenditure of other Company resources required to prepare for and conduct the special meeting. Because special meetings require a considerable investment in Company resources, they should be limited to circumstances where a reasonable number of stockholders believe a matter is sufficiently urgent or extraordinary that it must be addressed between annual meetings. We believe our current ownership threshold of 15% enhances our stockholders’ ability to act on important matters while also protecting the Company and other stockholders by allowing only a meaningful group of stockholders to exercise this right.

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OTHER MATTERS AND BUSINESS

Furthermore, the Company’s 15% threshold provides a meaningful and more advantageous shareholder right than most large publicly traded companies. At the present time, only 12% of S&P 500 companies maintain a special meeting right with a threshold below 15%. The most common threshold for S&P 500 companies is 25% percent.

We have a strong corporate governance structure and record of accountability.

The Board believes this proposal should be assessed in the context of the Company’s overall corporate governance, including other stockholder rights available under our Bylaws. Our current corporate governance structure reflects a significant and ongoing commitment to strong and effective governance practices and a willingness to be responsive and accountable to our stockholders. We regularly assess and refine our corporate governance policies and procedures to take into account evolving best practices and to address feedback provided by our stockholders during our regular engagement with them. The Board firmly believes that the Company’s strong corporate governance practices are a key enabler of the exceptional and sustainable value that the Company has created for stockholders.

Our current special meeting right, which we adopted in 2014 and expanded in 2016, does not limit agenda items and contains typical notice and record date requirements. In addition to our special meeting right, we have implemented numerous other corporate governance measures to (1) ensure that the Board remains accountable to stockholders, (2) provide our stockholders with a meaningful voice in the nomination and election of directors, (3) ensure the ability to communicate with directors, and (4) promote the consideration of stockholder views. For example:

•

Stockholder Engagement – Stockholders can communicate directly with the Board and/or individual directors, and we regularly engage with our stockholders to solicit views and gather valuable feedback on important issues, such as our long-term strategy, governance practices, executive compensation program, corporate responsibility, sustainability, our stockholders’ rights and other topics suggested by our stockholders. For the past several years, we have reached out to stockholders owning over 50% of our outstanding shares of common stock at least twice a year to discuss areas of interest, with feedback reported back to the Board to directly inform Board decisions. Importantly, stockholders have not raised in these conversations concerns over our current ownership threshold to call a special meeting.

•

Annual Election of Directors and Majority Voting in Director Elections – All of our directors stand for re-election at each annual meeting of stockholders. Directors must be elected by a majority vote in an uncontested election, and a director who fails to receive the required number of votes for re-election must tender his or her written resignation for consideration by the Board.

•	Substantial Majority of the Board is Independent – The Board is composed entirely of independent directors, other than the Chief Executive Officer.

•

Lead Independent Director – We have a Lead Independent Director with defined and significant responsibilities. Based on feedback from stockholders, in 2019, the responsibilities of the Presiding Director position were further expanded and the position was renamed Lead Independent Director. Our Lead Independent Director provides strong independent leadership of the Board by, among other things, presiding at executive sessions in connection with every Board meeting and approving Board meeting agendas and meeting schedules.

•

Board Refreshment – The Board has added seven new directors over the past eight years. These additions are the result of a thoughtful process that has involved the participation of all directors and occasionally an executive search firm to assist in evaluating candidates. This process is designed to ensure that the Board benefits from fresh perspectives, diversity of thought and a collective skill set that is aligned with the needs of our business.

•

Proxy Access – In 2016, the Board amended our Bylaws to implement proxy access. Under our Bylaws, a stockholder or a group of up to 30 stockholders owning at least 3% of our outstanding shares of common stock continuously for at least three years may nominate and include in our proxy materials up to the greater of two director candidates or 20% of the Board.

•

Eliminating Supermajority Voting – In 2013, in response to a non-binding stockholder proposal at the 2012 Annual Meeting of Stockholders, the Board recommended, and stockholders approved, amendments to our Certificate of Incorporation to eliminate the supermajority voting provision. The Board subsequently eliminated the supermajority voting provision from our Bylaws as well.

•	No Stockholder Rights Plan – We do not have a stockholder rights plan, or so-called “poison pill.”

Edwards Lifesciences Corporation	2022 Proxy Statement	69

OTHER MATTERS AND BUSINESS

Consistent with its current practice, the Board will continue to engage with our stockholders on corporate governance measures and evaluate appropriate changes to our governance structure, policies, and practices that will serve the best interests of the Company and our stockholders.

In summary, in light of the existing and carefully considered ownership threshold to call a special meeting, as well as the Board’s continuing commitment to ensuring effective corporate governance, including through a robust stockholder engagement program, the Board believes that this proposal is unnecessary and not in the best interests of our Company and our stockholders.

THE BOARD RECOMMENDS A VOTE “AGAINST” THIS PROPOSAL TO REDUCE THE SHARE OWNERSHIP THRESHOLD TO CALL A SPECIAL MEETING.

70	Edwards Lifesciences Corporation	2022 Proxy Statement

OTHER MATTERS AND BUSINESS

Additional Information.    Our Bylaws, Corporate Governance Guidelines and charters of each of the Audit Committee and Compensation and Governance Committee are posted on our website at www.edwards.com under “Investors—Governance & Sustainability—Governance—Governance Documents.” Our Global Business Practice Standards (applicable to all of the Company’s employees, executive officers and directors) are posted at www.edwards.com under “About Us—Corporate Responsibility.” In addition, our Sustainability Report is posted on our website at www.edwards.com under “About Us—Corporate Responsibility.” References to our website throughout this Proxy Statement are provided for convenience only and the content on our website does not constitute a part of this Proxy Statement.

Related Persons Transactions.    Under the Audit Committee charter, the Audit Committee is responsible for reviewing and approving or ratifying all transactions with related persons that are required to be disclosed pursuant to Item 404(a) of Regulation S-K adopted by the SEC. Related persons include our executive officers and directors, nominees for directors, 5% or more beneficial owners of our common stock, and immediate family members of these persons. Transactions involving amounts paid by the Company or its subsidiaries in excess of $120,000 and in which the related person has a direct or indirect material interest are referred to as “related person transactions.” The Audit Committee will generally consider all relevant factors when determining whether to approve or ratify a related person transaction.

Indemnification of Directors and Officers.    Pursuant to our Certificate of Incorporation, we indemnify our directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with each of our directors and executive officers that contractually commit us to provide this indemnification to him or her.

Deadline for Receipt of Stockholder Proposals and Director Nominations for the 2023 Annual Meeting

Proposals for Inclusion in the Proxy Materials.    In order for a stockholder proposal to be eligible for inclusion in our proxy statement for the 2023 annual meeting, the written proposal must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no later than November 22, 2022 and must comply with the requirements of the Rule 14a-8 under the Exchange Act.

Director Nominations for Inclusion in the Proxy Materials.    Under the Company’s proxy access right, a stockholder, or a group of up to 30 stockholders, owning at least 3% of our outstanding shares continuously for at least three years, is permitted to nominate up to the greater of two directors or 20% of our Board for inclusion in our proxy statement, provided that the stockholder(s) and the nominee(s) satisfy the requirements in our Bylaws. In order for a stockholder to nominate a director for election to our Board for inclusion in our proxy statement for the 2023 annual meeting, written notice must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no earlier than October 23, 2022 and no later than November 22, 2022. Other specifics regarding the content of the notice and certain other eligibility and procedural requirements, can be found in Section 10 of Article I of our Bylaws.

Proposals and Director Nominations Not Intended for Inclusion in the Proxy Materials.    In order for a stockholder to present a proposal or nominate a director for election to our Board at our 2023 annual meeting, but not have such proposal or nomination included in the proxy statement for our 2023 annual meeting, written notice of the proposal or director nomination(s) must be received by the Corporate Secretary of the Company at its principal executive offices at the address below no earlier than January 3, 2023 and no later than February 2, 2023. However, if the date of the 2023 annual meeting is a date that is not within 25 days before or after May 3, 2023 (the anniversary date of the Annual Meeting), written notice must be received no later than the close of business on the 10th calendar day after the first to occur of the day on which notice of the 2023 annual meeting is mailed or public disclosure of the date of the 2023 annual meeting is made. Other specifics regarding the notice procedures, including the required content of the notice, can be found in Section 9 of Article I (with respect to stockholder proposals) and Section 2 of Article I (with respect to director nominations) of our Bylaws.

Our Bylaws require that a stockholder must provide certain information concerning the proposing person, the nominee and the proposal, as applicable. Nominations and proposals not meeting the requirements set forth in our Bylaws will not be entertained at the 2023 annual meeting. Stockholders should contact the Corporate Secretary of the Company in writing at One Edwards Way, Irvine, California 92614 to obtain additional information as to the proper form and content of stockholder nominations or proposals.

In addition, a stockholder who intends to solicit proxies in support of director nominees other than our Board’s nominees at the 2023 annual meeting must deliver written notice to the Company setting forth the information required by Rule

Edwards Lifesciences Corporation	2022 Proxy Statement	71

OTHER MATTERS AND BUSINESS

14a-19 under the Exchange Act no later than March 4, 2023. However, if the date of the 2022 annual meeting is a date before April 3, 2023 or after June 2, 2023, written notice must be received by the later of 60 days prior to the date of the 2023 annual meeting or the 10th calendar day following the day on which public announcement of the date of the 2023 annual meeting of stockholders is first made. The notice requirement under Rule 14a-19 is in addition to the applicable notice requirements under our Bylaws as described above.

Annual Report on Form 10-K.    The Company will furnish without charge to each person whose proxy is solicited, upon the written request of such person, a copy of our 2021 Annual Report as filed with the SEC, including the financial statements and financial statement schedules (upon request, exhibits thereto will be furnished subject to payment of a specified fee). Requests for copies of such report should be directed to: Edwards Lifesciences Corporation, Attention: Corporate Secretary, One Edwards Way, Irvine, California 92614.

Delivery of the Proxy Materials.    We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name and did not receive the Notice or otherwise receive their Proxy Materials electronically will receive only one copy of the Proxy Materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the Proxy Materials to a stockholder at a shared address to which a single copy of the Proxy Materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the Proxy Materials and you desire to receive a separate copy of the Proxy Materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the Proxy Materials and you desire to receive one copy in the future, please submit your request to Computershare at P.O. Box 505000, Louisville, Kentucky 40233-5000, (800) 446-2617. If you are a beneficial stockholder, please contact your bank, broker or other nominee directly if you have questions, require additional copies of the Proxy Materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the Proxy Materials in the future.

By Order of the Board of Directors,

Linda J. Park

Vice President, Associate General Counsel,

and Corporate Secretary

72	Edwards Lifesciences Corporation	2022 Proxy Statement

APPENDIX A

EDWARDS LIFESCIENCES CORPORATION

Non-GAAP Financial Information

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we use non-GAAP historical financial measures. Management makes adjustments to the GAAP measures for items (both charges and gains) that (a) do not reflect our core operational activities, (b) are commonly adjusted within our industry to enhance comparability of our financial results with those of our peer group, or (c) are inconsistent in amount or frequency between periods (albeit such items are monitored and controlled with equal diligence relative to core operations). We use the term “underlying” when referring to non-GAAP sales and sales growth information, which excludes currency exchange rate fluctuations. We use the term “adjusted” to also exclude intellectual property litigation expenses, amortization of intangible assets, and fair value adjustments to contingent consideration liabilities arising from acquisitions.

Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results, and evaluating current performance. These non-GAAP financial measures are used in addition to, and in conjunction with, results presented in accordance with GAAP and reflect an additional way of viewing aspects of our operations by investors that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting our business and facilitate comparability to historical periods.

Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. A reconciliation of the non-GAAP historical financial measure used herein to the most comparable GAAP measure is provided in the table below.

Fluctuations in exchange rates impact the comparative results and sales growth rates of our underlying business. Management believes that excluding the impact of foreign exchange rate fluctuations from its sales growth provides investors a more useful comparison to historical financial results. The impact of foreign exchange rate fluctuations has been detailed in the “Reconciliation of Sales” table below.

The items described below are adjustments to the GAAP financial results in the reconciliations that follow:

Intellectual Property Litigation Expenses, net—The Company incurred net intellectual property litigation expenses of $20.6 million and $37.5 million in 2021 and 2020, respectively.

Change in Fair Value of Contingent Consideration Liabilities—The Company recorded income of $124.1 million and expense of $13.6 million in 2021 and 2020, respectively, related to changes in the fair value of its contingent consideration liabilities arising from acquisitions.

Amortization of Intangible Assets—The Company recorded amortization expense related to developed technology and patents in the amount of $7.7 million and $5.4 million in 2021 and 2020, respectively.

Litigation Settlement—In 2020, the Company recorded a $367.9 million charge to settle certain patent litigation related to transcatheter mitral and tricuspid repair products.

Edwards Lifesciences Corporation	2022 Proxy Statement	A-1

APPENDIX A

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

(in millions, except per share and percentage data)

	2021	2020
GAAP	$2.38	$1.30
Non-GAAP adjustments:
Intellectual property litigation expenses, net	0.02	0.05
Change in fair value of contingent consideration liabilities	(0.19)	0.02
Amortization of intangible assets	0.01	0.01
Litigation settlement	—	0.48

Adjusted	$2.22	$1.86

Adjusted growth rate	19.4%

Reconciliation of Sales

(in millions, except percentage data)

					2020 Adjusted

Sales (YTD)	Full Year 2021	Full Year 2020	Change	GAAP Growth Rate*	FX Impact	Full Year 2020 Adjusted Sales	Underlying Growth Rate*

Total	$5,232.5	$4,386.3	$846.2	19.3%	$57.3	$4,443.6	17.8%

*	Numbers may not calculate due to rounding.

A-2	Edwards Lifesciences Corporation	2022 Proxy Statement

P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/EW • Cast your vote online • Have your Proxy Card/Voting Instruction Form ready • Follow the simple instructions to record your vote
PHONE Call 1-866-892-1604 • Use any touch-tone telephone • Have your Proxy Card/Voting Instruction Form ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card/Voting Instruction Form • Fold and return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.
Go Green! To receive documents via e-mail, simply go to: www.proxypush.com/EW

Edwards Lifesciences Corporation Annual Meeting of Stockholders For Stockholders of record as of March 9, 2022	Control Number

TIME: PLACE:	Tuesday, May 3, 2022, 10:00 AM, Pacific Time Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/EW for more details and to view the proxy materials.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Martha H. Marsh and Michael A. Mussallem (together, the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of common stock of Edwards Lifesciences Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS’ RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

This proxy will also serve to instruct the trustee of Edwards Lifesciences Corporations 401(k) Savings and Investment Plan and the Edwards Lifesciences Technology Sarl Retirement Savings Plan (formerly known as the Edwards Lifesciences Corporation of Puerto Rico Savings and Investment Plan) (together, the “Plans”) to vote in accordance with the instructions on the reverse side all shares held for the undersigned in the Plans. For shares held in the Plans, voting instructions submitted over the Internet, by telephone or by mail must be received by the Plan’s trustee by 11:59 p.m. ET on April 28, 2022. The Plan’s trustee will vote allocated shares for which it receives no written instructions in the same proportion as the allocated shares for which voting instructions have been received.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE.

Edwards Lifesciences Corporation

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.

	PROPOSAL		YOUR VOTE		BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.1 Kieran T. Gallahue	☐	☐	☐	FOR

	1.2 Leslie S. Heisz	☐	☐	☐	FOR

	1.3 Paul A. LaViolette	☐	☐	☐	FOR

	1.4 Steven R. Loranger	☐	☐	☐	FOR

	1.5 Martha H. Marsh	☐	☐	☐	FOR

	1.6 Michael A. Mussallem	☐	☐	☐	FOR

	1.7 Ramona Sequeira	☐	☐	☐	FOR

	1.8 Nicholas J. Valeriani	☐	☐	☐	FOR

2.	Advisory Vote to Approve Named Executive Officer Compensation	☐	☐	☐	FOR

3.	Ratification of Appointment of Independent Registered Public Accounting Firm	☐	☐	☐	FOR

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 4.

4.	Stockholder Proposal for an Advisory Vote to Reduce the Share Ownership Threshold to Call a Special Meeting	☐	☐	☐	AGAINST

You must register to attend the meeting online at www.proxydocs.com/EW.

This proxy card is valid only when signed and dated.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations or partnerships should provide full name of corporation or partnership and title of authorized officer signing the Proxy Card/Voting Instruction Form. You may hold Edwards shares in multiple accounts and therefore receive more than one Proxy Card or Voting Instruction Form and related materials. Please vote EACH Proxy Card and Voting Instruction Form that you receive.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date